PART II PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	Dated: November 15, 2018

GLUCOSE BIOSENSOR SYSTEMS
(GREATER CHINA) HOLDINGS, INC.

$9,000,000 MINIMUM OFFERING AMOUNT (750,000 SHARES OF COMMON STOCK)

$25,000,000 MAXIMUM OFFERING AMOUNT (2,083,334 SHARES OF COMMON STOCK)

This is the initial public offering of securities of Glucose Biosensor Systems (Greater China) Holdings, Inc., a Delaware corporation (the “Company,” “we,” “our” and “us”). We are offering a minimum of 750,000 and a maximum of 2,083,334 shares (the “Shares”) of our common stock, par value $0.01 (“Common Stock”), at an offering price of $12.00 per share for a minimum offering amount of $9,000,000 and a maximum offering amount of $25,000,000 (the “Offering”). The Offering will terminate on          , 2018, subject to extension by us for up to thirty (30) days; provided that, if we have received and accepted subscriptions for the minimum number of Shares on or before          , 2018, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum offering amount (the “Initial Closing”) and this offering will continue until the earlier of (i) the date which is sixty (60) days after the Initial Closing, or (ii) the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Shares, then we may hold one or more additional closings to sell additional Shares (each, an “Additional Closing”), until the earlier of: (i) the sale of the maximum number of Shares or (ii) the Termination Date.

Until we achieve the minimum offering amount, the proceeds for the Offering will be kept in an escrow account. Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to the Company and the associated Shares will be issued to the investors in the Initial Closing. If the Offering does not close on or before           , 2018 for any reason, the proceeds for the Offering will be promptly returned to investors, without deduction and without interest. Prime Trust, LLC (“Prime Trust” or “Escrow Agent”), 2300 West Sahara, Suite 1170, Las Vegas, NV 89102, will serve as the escrow agent. Prime Trust is a “bank” under SEC Rule 15c2-4. The minimum purchase requirement per investor is          Shares $(          ); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

We have engaged Cuttone & Co., LLC as our placement agent (the “Placement Agent”) to offer the Shares to prospective investors on a “best efforts basis, minimum-maximum” basis, and our Placement Agent will have the right to engage such other Financial Industry Regulatory Authority, Inc. (“FINRA”) member firms as it deems appropriate to assist in the offering. We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”), is qualified by the United States Securities and Exchange Commission (the “SEC”). Prior to this offering, there has been no public market for our Common Stock.

We have applied to list our Common Stock on The Nasdaq Stock Market (“Nasdaq”) under the symbol “GBSG”. We expect our Common Stock to begin trading on Nasdaq upon consummation of the Offering; provided that we have met the minimum listing criteria of Nasdaq. There is no assurance that this application will be approved, or that a market for our Shares will develop. Our Common Stock will not commence trading on Nasdaq, however, unless and until (i) this Offering is closed in an amount sufficient to meet the minimum listing criteria of Nasdaq, including having a market value of shares sold in this Offering of at least $15 million in accordance with Nasdaq rules; (ii) this Offering is terminated and (iii) we have filed a post-qualification amendment to the Offering Statement, and a registration statement on Form 8-A (“Form 8-A”) under the Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective.

On November 5, 2017, the Company effected a stock split of one to 90,000 shares resulting in 9,000,000 issued and outstanding shares of common stock as of that date and the date hereof. On August 9, 2018, the Company effected a reverse stock split of approximately one to 0.9167 shares that resulted in the Company having 8,250,000 issued and outstanding shares of common stock. Share and per share amounts set forth herein (except in any historical financial information) give effect to the reverse split, unless indicated otherwise.

Following this offering, we will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. See “Management.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 17 for a discussion of certain risks that you should carefully consider in connection with an investment in our Common Stock. An investment in this company should only be made if you are capable of evaluating the risks and merits of this investment and if you have sufficient resources to bear the entire loss of your investment.

	Gross Proceeds	Placement Agent Commissions (1)(2)	Proceeds to the Company (3)
Total Minimum(4)	$9,000,000	$630,000	$7,620,000
Total Maximum	$25,000,000	$1,400,000	$22,850,000

(1) Represents placement agent commissions equal to 7.0% per share (or $0.84 per share) payable to the Placement Agent in connection with this offering for the initial $15,000,000 in gross proceeds and 3.5% (or $0.42 per share) for all gross proceeds in excess of $15,000,000.

(2) Does not include a non-accountable expense allowance equal to 0.75% of the gross proceeds of this offering, payable to the Placement Agent, nor does it include the reimbursement of up to $150,000 in expenses incurred by the Placement Agent in connection with this offering. We have agreed to issue to the Placement Agent warrants to purchase shares of common stock equal to 4% of the total number of Shares sold in this offering, and to grant the Placement Agent certain indemnification and advancement rights. See “Plan of Distribution” beginning on page 52 of this Offering Circular for additional information regarding total Placement Agent compensation.

(3) Includes estimated total offering expenses, which are expected to be approximately $750,000.

(4) Sales of Shares, if any, to affiliates of, and persons associated with, the Underwriter, the Dealers and the Company will be included for purposes of satisfying the Minimum Offering Amount. See “Plan of Distribution.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

Cuttone & Co., LLC

The date of this Offering Circular is _____, 2018.

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AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Notice to Prospective Investors in Australia

This prospectus:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors that do not require disclosure to be made to them as provided under Chapter 6D of the Corporations Act (“Exempt Investor”).

The shares may not be offered (directly or indirectly) for subscription or purchased or sold, and no invitations to subscribe for, or buy, the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward- looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘‘anticipate,” ‘‘estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1- A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the glucose monitoring market and the other markets relevant to our operations are based on information from various public sources. Although we believe that this data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

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OFFERING SUMMARY AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

This summary highlights information contained in other parts of this Offering Circular. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire Offering Circular carefully, including our consolidated financial statements and the related notes included in this Offering Circular and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Glucose Biosensor Systems (Greater China) Holdings, Inc., a Delaware corporation, collectively with its subsidiaries, Glucose Biosensor Systems (Greater China), Inc., a Delaware corporation and Glucose Biosensor Systems (Greater China) Pty Ltd, an Australian corporation.

On November 5, 2017, the Company effected a stock split of one to 90,000 shares resulting in 9,000,000 issued and outstanding shares of common stock as of that date and the date hereof. On August 9, 2018, the Company effected a reverse stock split of approximately one to 0.9167 shares that resulted in the Company having 8,250,000 issued and outstanding shares of common stock. Share and per share amounts set forth herein (except in any historical financial information) give effect to the reverse split, unless indicated otherwise.

Our Company

For illustrative purposes only – not Company products

General

We are a development stage medical device company with licensed rights to commercialize a novel “smart” biosensor salivary glucose monitoring system (the “GBS System”) in the greater China region (the “China Region”), comprised of Mainland China, Hong Kong, Vietnam and Bangladesh. We were formed on December 5, 2016, as a Delaware corporation with headquarters in New York City.

We are a wholly-owned subsidiary of Life Science Biosensor Diagnostics Pty Ltd (“LSBD”), an Australian company that acquired the worldwide intellectual property rights to the biosensor platform from the University of Newcastle, Australia. LSBD has licensed to us that technology for us to commercialize the GBS System in the China Region.

The GBS System

The basic components of the GBS System are:

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The Biosensor

The technology in development is a single-use organic biosensor that reacts with saliva and initiates an electrochemical reaction, producing a detectable electrical signal that is proportional to the glucose present in the sample and converted by a smart device into a real-time saliva glucose reading.

Dedicated digital health care application

Our digital health care application will be designed to enable user interaction, data interface, storage, analytics and patient support programs.

A major feature of the GBS System will be its ability to detect glucose in saliva, obviating the need for patients or consumers to perform frequent finger punctures as required by conventional blood glucose measurement techniques.

The GBS System is being designed such that when the GBS System’s single-use organic biosensor interacts with saliva it initiates an electrochemical reaction, producing a measurable electrical signal directly correlated to the amount of glucose present in the saliva. This measurement is then converted into a real-time saliva glucose reading, by a smartphone or a dedicated reading “smart” device. This data set would then be securely stored, in analyzed and/or raw form, in a non-relational database in the cloud, for further evaluation and processing. This digital platform, combined with the clinically-relevant data, is designed to enable diabetics to achieve better glucose control, including through an accumulation of lifestyle data, thereby helping prevent or delay long term medical complications. This is summarized below:

The GBS System is currently in the development stage following feasibility work. The GBS System will require regulatory approval in the various jurisdictions comprising the China Region. We believe that the GBS System’s fabrication method will allow for printing at high volume and low cost using existing technology. Certain proprietary components of the digital infrastructure required to support the GBS System are in design and development planning stage.

We contemplate that the use of saliva-based sampling will make glucose monitoring more accessible to patients, as no painful intervention is necessary. The intuitive interface with smart devices would enable analytical capabilities accessed through the data generated. These attributes would be designed to unlock a broader opportunity in the personalized medicine sector of the healthcare industry in the China Region, as illustrated below:

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We believe the methodology of the GBS System will represent a breakthrough in glucose monitoring as it is a non-invasive, painless, scientifically valid and cost-effective saliva-based method of measuring glucose levels. A number of reports over recent years have shown that there is a direct relationship between blood glucose levels and the concentration of glucose in saliva. Glucose is present in saliva at a concentration range of approximately 0.008 to 0.20 mM, which is considerably lower than the range of concentration for glucose in blood, which is typically 3.3–8.3mM. The goal and our expectation for the GBS System is to use the technology to detect those low concentrations of glucose, making it possible to measure the level of glucose and offer a path towards glucose monitoring that is comparable to existing blood-based measurement. The biosensor exhibits linear glucose sensing at significantly greater sensitivity than commercial blood glucose sensors, offering potential for the prospect of a saliva-based test for diabetic monitoring.

We intend to engage local distributors in the China Region that will agree to stock, market, distribute and sell the GBS System across the region.

Diabetes and The Importance of Glucose Monitoring

Diabetes is the condition in which the body does not properly process food for use as energy. Most of the food we eat is turned into glucose, or sugar, for our bodies to use for energy. The pancreas, an organ that lies near the stomach, makes a hormone called insulin to help glucose get into the cells of our bodies. When a person has diabetes, the body either does not make enough insulin or cannot use its own insulin as well as it should. This causes sugars to build up in blood. Diabetes can cause serious health complications including heart disease, blindness, kidney failure, and lower-extremity amputations. Self-monitoring of blood glucose is an important component of modern therapy for diabetes and is recommended for people with diabetes by their health care professionals in order to achieve normal levels of glycemia.

Self-monitoring should be part of a regular management plan for patients with diabetes. Self-monitoring provides information regarding an individual’s dynamic blood glucose profile. This information can help with the appropriate scheduling of food, activity, and medication. It is also required for understanding of the timing of blood glucose variations. Lack of regular self-monitoring predicts hospitalization for diabetes-related complications. Self-monitoring of blood glucose is an essential tool for people with diabetes who are taking insulin or for those who experience fluctuations in their blood glucose levels, especially hypoglycemia. For patients taking insulin and adjusting their dose, self-monitoring is needed for self-management. For others receiving oral medication, profiling glucose trends and the confirmation of high or low blood glucose can be a useful addendum to successful management.

The Diabetes Market

The economic growth of China has had a major impact on the incidence of diabetes. China accounts for the fastest growing global market segment and has, by a significant number, the largest diabetic population. In 2015, China alone had a similar number of people with diabetes as the next 3 largest diabetes markets combined (India, USA and Brazil). China alone had 1.3 million deaths due to diabetes in 2015 (26% of total global deaths), with 41% of those deaths occurring in people under 60. The Journal of the American Medical Association identified that out of 99,000 people surveyed in China, half had pre-diabetes blood glucose levels – abnormally high but not high enough for a diagnosis of diabetes. The projections suggest that there are 493 million people with pre-diabetes in China. Diabetes related health expenditure in China was $51 billion in 2015 and is expected to reach $72 billion by 2040.

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The healthcare industry in China is undergoing significant change, driven by ongoing healthcare reforms, the review of government policies and the introduction and adoption of new technologies; in some cases even leading to the shift of screening for disease or symptoms of disease, from health care providers to consumers, through wearable devices and software applications. Combined with China’s aging population and a healthcare infrastructure that has struggled to keep up with the pace of socioeconomic change, these changes create significant opportunity in China to enhance efficiency through innovation. In the Chinese digital healthcare market alone, investment in 2020 in general disease management is expected to be $35 billion.

Our Technology

(Below – image of prototype)

The core innovation of our business will be the ability to measure glucose in saliva non-invasively. The core technology is the biosensor that enables the wider glucose management system. The biosensor technology is being built into a medical device that we expect to conform with global medical device standards. The biosensor is based on a modified organic thin film transistor architecture incorporating glucose oxidase as the recognition element. Through prototypes, the biosensor exhibits linear glucose sensing at concentrations with greater sensitivity than commercial blood glucose sensors, offering potential for the prospect of a saliva-based test for diabetic monitoring. It has been demonstrated that the biosensor exhibits sensitivity in the saliva glucose region of 8-200 uM. The mechanism by which the glucose sensing occurs involves the diffusion of protons (generated by the enzymatic oxidation of glucose) to, and subsequent doping of, the poly (3-hexythiophene) transistor channel.

Through the deployment of our digital ecosystem, we propose to enable an entire patient/user community providing educational resources, enabling patient support groups and taking patient care beyond the health care provider’s office. This would create a tool extending beyond a simple stand-alone device, in essence a system that enables the patient to take greater control of their levels of glucose. This would all be possible due to the following attributes:

•	No more multiple daily routine finger prick testing.

•	Programmable notifications and reminders.

•	Insight and practical understanding of factors that affect patient/user glucose levels.

The non-invasive attributes of our technology, including the ability for real-time measurement and remote monitoring, could make it easier for a patient to monitor their glucose levels. This means that we would have the potential to collect a greater amount of information from a larger proportion of patients. This increased data flow would enable significant disease management opportunities to improve the way diabetes is controlled.

The License Agreement

In August 2017, the Company entered into the Technology License Agreement with LSBD, as amended by the Variation Agreement to Technology License Agreement, dated as December 8, 2017, the Second Variation Agreement to Technology License Agreement, dated as of April 18, 2018, and the Third Variation Agreement to Technology License Agreement dated July 10, 2018 (as so amended to date, cumulatively, the “License Agreement”), setting forth our contractual rights in and responsibilities relating to the saliva glucose biosensor system for the China Region. The License Agreement includes the following summary terms:

•	an exclusive license is granted to the Company covering certain glucose sensor intellectual property scheduled in the License Agreement and other data owned by LSBD, but solely to (i) hold regulatory marketing authorizations in the China Region, (ii) promote, market and import specific licensed products in the China Region, (iii) provide customer support on the licensed products in the China Region, (iv) use the licensed products in the China Region, and (v) collect data for LSBD regarding the use of the licensed products in the China Region;

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•	the licensed products covered by the License Agreement are only those products that are procured by the Company from authorized suppliers in the China Region under rights owned by LSBD;

•	the licensed rights do not cover digital or online use to users not physically in the China Region;

•	the licensed rights are limited to those expressly set forth in the License Agreement and are non-transferable, non-assignable and non-sub-licensable, except that LSBD will in good faith consider any Company request for any sub-license;

•	the Company is required to meet specified performance milestones, including conducting clinical studies; obtaining regulatory approvals in the China Region within two years after the commencement of trading of the Shares on Nasdaq and within two years thereof placing orders with LSBD for a minimum number of products based on market growth, with annual increases; annually agree with LSBD as to that market growth; achieve annually that market share growth plus a minimum fixed percentage and quarterly orders with LSBD for products in quantities at that quarterly market share growth plus a minimum fixed percentage; conduct minimum marketing on standards reasonably determined by LSBD; and convert all glucose monitoring sales by the Company into glucose monitoring sales of the biosensor strip within five years; provided that (i) LSBD must supply all licensed product in accordance with the License Agreement, (ii) such product must be of merchantable quality and in accordance with local law, and (iii) certain end user data must be accessible to the Company;

•	upon failure of any of these requirements, LSBD may require the Company to make cash payment of the value of any shortfall and the failure to pay this amount within 14 business days will subject it to monthly compounding interest at a rate of LIBOR plus 4%;

•	the Company must notify LSBD of infringements of any licensed intellectual property and cooperate with and as instructed by LSBD, at LSBD’s expense, in preventing such infringement, but may take no other action regarding infringement;

•	the Company must market, sell and distribute the licensed products in accordance with law and distribution requirements set forth in the License Agreement, including delivering licensed products without inclusion of any other product, only as supplied by LSBD, without changing LSBD’s packaging or branding thereof and only in quantities as directed by LSBD; complying with all regulations; and keeping specified records and batch samples relating to its activities;

•	the Company must file for and obtain all legal permits for marketing and selling the licensed products;

•	the Company must pay LSBD, subject to a monthly late charge, a one-time fixed license fee within 14 days of the obtaining of required regulatory approvals in China; fixed royalty percentages on the sale of specified licensed products on sales of commercial units and certain other devices; application license fees and fees for patient education services, all as determined from time to time by LSBD;

•	the Company must obtain, retain and provide to LSBD certain end user and other data and notify LSBD as to a variety of matters relating to the data, almost all of which data will be solely owned by LSBD, provided that the Company will have rights to certain of the data during the term of the License Agreement;

•	LSBD will own all of the right, title and interest in substantially all of the intellectual property covered by the License Agreement and LSBD shall have the right to control the protection of that licensed intellectual property as assisted by the Company, which shall have no rights to control or otherwise conduct protective activities;

•	the parties generally agree to keep confidential, subject to customary exceptions, all confidential information of the other party, subject to express exceptions;

•	except with respect to LSBD’s ownership of all intellectual property rights in respect of the licensed property and the non-infringement by the Company’s exercise of those rights, LSBD provides no, and disclaims all, representations, warranties or covenants relating to the licensed intellectual property or any other matters under the License Agreement and in particular disclaims any fitness of the property for any purpose;

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•	LSBD is indemnified by the Company for any losses that may be incurred relating to any conduct, including any data collection or retention, by the Company under or relating to the License Agreement or the intellectual property under it, or any negligent or willful misconduct or violation of law by the Company, with no reciprocal indemnity; provided that LSBD indemnifies the Company for any losses arising that may be incurred related to (i) any third party claim that the exercise by the Company of its rights in respect of a licensed product violates its property or rights, and (ii) any regulatory or quality recall or any consumer or user claims or liability in relation to a licensed product (regardless of any contributory or comparative negligence of any Licensee Indemnitee), subject to contributory negligence; and

•	the term of the License Agreement runs until the final date of protection afforded to the patent portfolio covered by the License Agreement, which is currently until 2033, provided that either party may terminate the License Agreement earlier following any uncured material breach by the other party of it, the discontinuation of the other party’s operations or an actual or prospective change in control of the other party, where change in control means, among other things, (i) any change of 50% ownership of outstanding common stock or voting rights, (ii) a merger resulting in a party’s pre-merger voting securities failing to represent at least 50% of all voting power immediately post-merger, (iii) a sale of substantially all assets, (iv) solely with respect to the Company, without LSBD’s prior approval a majority change in the composition of our board of directors (unless such change was pre-approved by our board, a nominating or other independent committee thereof) or (v) the dissolution or liquidation of the other party. In the event of a change in control of LSBD, LSBD must pay the Company an amount equal to the greater of the five-year projected net sales and five times the prior year’s actual net sales of the Company, as adjusted depending on how much of the term of the License Agreement remains. No similar payment is required by the Company in the event of a change in control of the Company.

•	Upon the expiration, termination or cancellation of the License Agreement in any way, the following consequences are required (i) the cessation of substantially all of the Company’s operations, (ii) the forfeiture to LSBD of substantially all of the Company’s intellectual property, and (iii) the payment of due amounts, effectively threatening the Company’s viability and otherwise having a material adverse effect on the Company and its business, assets and prospects.

The preceding summary and all other references to the License Agreement in this Offering Circular is subject to and you are encouraged to read the complete text of the License Agreement, including variations, which are filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Risks We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this Offering Circular immediately following this Offering Circular summary. These risks include, but are not limited to, the following:

•	We are controlled by our parent, LSBD, which owns the intellectual property rights to the biosensor platform that we license and is responsible for much of the development of the biosensor platform as well as the GBS System. The terms of the License Agreement present significant risks and payment and other obligations by us to LSBD.

•	Given our lack of revenue, we expect to need to raise additional capital, the availability to us of which on acceptable terms, if any, cannot be assured.

•	We may not generate revenue in the manner in which we anticipate. Further, we expect to incur losses for the foreseeable future.

•	The regulatory clearance processes in the China Region that we must navigate may be expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the commercialization of the GBS System or future product candidates, if any.

•	Our revenue is highly dependent on our principal product, which is yet to be approved, and, if approved, market acceptance of our product.

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•	We are subject to the risk of reliance on third parties to manufacture and supply our product.

•	We are subject to the risk of reliance on third parties to distribute our product.

•	Our relationships with LSBD are related party transactions and include commercial and capital arrangements and obligations. Our intellectual property primarily will consist of the license, rather than the outright ownership, of intellectual property rights from LSBD, so that we may commercialize the GBS System in the China Region.

•	If we or LSBD are unable to successfully protect our intellectual property and proprietary rights, our competitive position will be harmed.

•	If others claim we or LSBD infringes on their intellectual property rights, we may be subject to costly and time-consuming litigation.

•	We face competition from companies that have greater resources than we do and we may not be able to effectively compete against these companies.

Commercialization Hurdles

We are a development stage company formed in December 2016 as a new business and have not yet begun to commercialize our licensed technology or any products. Our efforts to date have been organizational and formational, have depended on LSBD and its affiliates and have not generated revenue, and it is still too early to predict if we will ever be able to generate revenues. Therefore, we are, and expect for the foreseeable future to be, subject to all the risks and uncertainties inherent in a new business and the development and sale of new medical devices and related software applications. We may be unable to fully develop, obtain regulatory approval for, manufacture, market, sell and derive revenues from the GBS System and our inability to do so would materially and adversely impact our viability. In addition, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, continuing product and technology development, assessing and commencing our marketing activities, implementing financial systems and controls and personnel recruitment. This discussion of commercialization hurdles is subject to and must be considered in the context of “Risk Factors” below.

The GBS System is in the development stage with the core biosensor within the GBS System having developed a functioning laboratory prototype of the core biosensor (sensor strip and readout device). The development for the full GBS System, comprised of the sensor strip, dedicated ‘smart’ reader device and smartphone application as a commercial grade medical device is in process. This Offering is for preliminary financing toward pursuing further development and, if such development is successful, commercialization of the GBS System. There are numerous hurdles required before commercialization will be possible, as to which there can be no assurances. Those hurdles include, but are not limited to, and are not necessarily set forth in chronological order:

•	Additional Capital. We expect that we will require more capital than is contemplated in this Offering to reach commercialization of the GBS System. Such need for capital is an over-riding condition to the achievement of many of the other hurdles to commercialization.

•	Regulatory Approvals. The research, design, testing, manufacturing, labeling, selling, marketing and distribution of medical devices are subject to extensive regulation by country-specific regulatory authorities, which regulations differ from country to country. We have not yet obtained any regulatory approvals in any jurisdiction. We must obtain all regulatory approvals as will permit the commercialization of the GBS System as well as any eligible protection of any intellectual property.

•	Clinical Studies. To date, we have not conducted clinical studies and trials on the GBS System. These studies and trials will be required prior to and in connection with obtaining all regulatory approvals. These studies and trials will have to be successfully completed to obtain requisite regulatory approvals.

•	Manufacture and Supply. Neither we nor LSBD own or operate manufacturing facilities or maintain the resources for the production of the GBS System and its components on a commercial scale. Therefore, we will have to rely on outsourcing in this regard. We must identify and reach agreements with manufacturers and suppliers before we can commence commercialization of the GBS System.

•	Marketing. We are looking for and will depend in large part on qualified distributors for the marketing and selling of our products. While we will depend on these distributors’ efforts, we will be unable to control their efforts completely. We have not yet executed any distribution agreements in this regard.

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•	Software Compatibility. We must conduct software work to make the GBS System application compatible with existing and potential future smart device platforms. This software work remains to be done.

•	Personnel. In order to commercialize our GBS System, we will need to attract and retain highly skilled managerial, sales, scientific and technical personnel to advance the product beyond its current development stage. To date we have utilized certain employees of our parent LSBD, which arrangement will not be sufficient to move toward commercialization of the GBS System.

•	Intellectual Property. Before commencing any commercialization, we will need to assess the eligibility of our intellectual property for suitable protections in the jurisdictions of the China Region and if possible implement measures to achieve that protection. This will require significant work in each of those jurisdictions.

•	Experts. For purposes of most of the foregoing steps, including in particular regulatory and intellectual property hurdles, we will need to engage third party experts, including in particular specialized local counsel in certain jurisdictions.

•	Status of Product. The GBS System is only in the development stage with the core biosensor within the GBS System having completed the proof of the concept stage. Significant work remains to move from the current stages of the product toward commercialization.

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THE OFFERING

Issuer:	Glucose Biosensor Systems (Greater China) Holdings, Inc.

Number of Shares of Common Stock Outstanding before the Offering:[1]	8,250,000 shares as the date hereof.

Common Stock Offered by us:	A minimum of 750,000 and a maximum of 2,083,334 shares of our common stock, par value $0.01 (“Common Stock”), at an offering price of $12.00 per share (the “Shares”).

Common Stock to be Outstanding after this Offering:[1]	10,739,864 shares, if the minimum amount of Shares is sold, and 12,079,198 shares, if the maximum amount of Shares are sold.

Gross Proceeds to be Received in this Offering:	$9,000,000, if the minimum amount of Shares is sold, and $25,000,000, if the maximum amount of Shares are sold.

Use of Proceeds:	We intend to use the net proceeds received from this offering to pursue the early stages of regulatory approvals processes and compliance with obligations under the License Agreement, and secondarily, to the extent available, for development of our software platform, sales and marketing efforts to penetrate the markets in the China Region, production arrangements, funding our working capital and for general corporate purposes. See “Use of Proceeds.”

Controlled Company:

LSBD currently beneficially owns 100% of our Common Stock. Upon the completion of this offering, LSBD will own 76.8% of our Common Stock if the minimum number of Shares is sold and 68.3% if the maximum number of Shares is sold. Since immediately following completion of this offering LSBD will control more than a majority of the total voting power of our outstanding Common Stock, LSBD will be able to control the outcome of all matters submitted to a vote of our stockholders, including, for example, the election of directors, amendments to our certificate of incorporation and mergers or other business combinations. See “Description of Capital Stock”. In addition, we currently intend to utilize the controlled company exemption under the Nasdaq corporate governance rules, and so you will not have the same protections afforded to stockholders of companies that are subject to such requirements.

1Excludes:

•	1,222,506 shares issuable upon the exercise of outstanding warrants issued in connection with the placement of our Series A Convertible Preferred Stock, at an exercise price of $12.00 per share, which warrants are exercisable only during the one-year period commencing on the second anniversary of the closing of this Offering;

•	500,000 shares that will become available for future issuance under our 2017 Equity Incentive Plan; and

•	conversion of the warrants (the “Placement Agent Warrants”) to purchase shares of Common Stock equal to 4.0% of the aggregate Shares sold in this Offering, which Placement Agent Warrants will be for the purchase of 30,000 shares in the event the minimum number of Shares is sold and 83,333 shares in the event the maximum number of Shares is sold.

Unless expressly indicated or the context requires otherwise, all information in this Offering Circular:

•	assumes the automatic conversion of 1,222,506 outstanding shares of our Series A Convertible Preferred Stock as of the date hereof into 1,222,506 shares of Common Stock in connection with this Offering;

•	assumes the automatic conversion of an aggregate amount of $5,277,056 (including principal and accrued but unpaid interest) of convertible notes issued by the Company’s 98%-owned subsidiary, Glucose Biosensor Systems (Greater China) Pty Ltd (“GBS Pty Ltd”) as of the date hereof into 517,358 shares of Common Stock at a price per share equal to $10.20 in connection with this Offering; and

•	presents share and per share amounts (except in historical financial information) reflecting the reverse stock split effected on August 9, 2018, of approximately one to 0.9167 shares that resulted in 8,250,000 shares of common stock being issued and outstanding as of the date hereof.

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Proposed Listing:	We have applied to list our Common Stock on The Nasdaq Stock Market (“Nasdaq”) under the symbol “GBSG”. There is no assurance that this application will be approved and investors may not know at the time that their investment becomes irrevocable whether this application will be approved or whether the Shares will ever be listed. Nonetheless, our Common Stock will not commence trading on Nasdaq unless and until (i) the minimum amount of this Offering is closed; (ii) this Offering is terminated and (iii) we have filed a post-qualification amendment to the Offering Statement, and a registration statement on Form 8-A (“Form 8-A”) under the Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating the Offering and commencing the trading of our Common Stock on Nasdaq in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock on Nasdaq. See “Risk Factors – Our shares of Common Stock are not and may not be listed for trading on a national securities exchange.”

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

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RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to Our Financial Position and Capital Requirements

We were formed in December 2016 and are thus subject to the risks associated with new businesses.

We were formed in December 2016 as a new business and have not yet begun to commercialize our licensed technology or any products. As such, this limited operating history may not be adequate to enable you to fully assess our ability to develop and commercialize the GBS System, achieve market acceptance of the GBS System and respond to competition. Our efforts to date have been organizational and formational, have depended on LSBD and its affiliates and have not generated revenue, and it is still too early to predict if we will ever be able to generate revenues. Therefore, we are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business and the development and sale of new medical devices and related software applications. As a result, we may be unable to fully develop, obtain regulatory approval for, commercialize, manufacture, market, sell and derive revenues from the GBS System and our inability to do so would materially and adversely impact our viability. In addition, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, continuing product and technology development, assessing and commencing our marketing activities, implementing financial systems and controls and personnel recruitment.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in their initial revenue generating stages, particularly those in the medical device and digital heath fields. In particular, potential investors should consider that there is a significant risk that we will not be able to:

•	implement or execute our current business plan, or that our business plan is sound;

•	maintain our management team and Board of Directors;

•	raise sufficient funds in the capital markets or otherwise to effectuate our business plan;

•	determine that the technologies that have been developed are commercially viable; and/or

•	attract, enter into or maintain contracts with, and retain customers.

In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

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Given our lack of revenue and our negative cash flow, we expect to need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

According to our management’s estimates, based on our budget and proposed schedules of development, approvals and organization, we believe, although there can be no assurances, that if we raise the minimum amount of this Offering then we will have sufficient capital resources to enable us to continue to implement our business plan and remain in operation for at least the next 12 months, but there can be no assurances how long, if at all, after such 12 months we might be able to continue as such without raising additional capital. We do not anticipate generating any revenues within 24 months from the date of this Offering. We believe, although there can be no assurances, that raising more than the minimum and less than the maximum amount of this Offering will enable us to continue to implement our business plan and remain in operation for an indeterminate amount of time longer than just raising the minimum amount, with the amount raised in excess over that minimum amount generally allowing for more additional time, but we will still be required to promptly seek and obtain additional sources of capital. Even if we raise the maximum amount of this Offering, we will need additional capital before we are able to fully implement our business plan and commercialize our products for public sale, as to which there can be no assurances as to success. In any event, there can be assurances that we will ever be able to raise additional capital.

Since we might be unable to generate revenue or cash flow to fund our operations for the foreseeable future, we expect to need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, and promoting brand identity, as well as for working capital requirements and other operating and general corporate purposes. Moreover, the regulatory compliance arising out of being a publicly registered company will increase our costs.

We do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our Common Stock. Given our need for cash and that equity-based offerings are the most common type of fundraising, the risk of dilution is particularly significant for our stockholders.

Debt financing, if obtained, may involve agreements that include liens on our assets, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results.

If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

We have incurred significant losses since inception. As such, you cannot rely upon our historical operating performance to make an investment decision regarding our company.

Since our inception, we have engaged primarily in formational activities and have not yet entered the commercialization stage. We have financed our operations primarily through financing from pre-IPO capital raising and have incurred losses since inception, including a net loss of $5,020,383 for the period from July 1, 2017 through June 30, 2018. We do not know whether or when we will become profitable. Our ability to generate revenue and achieve profitability depends upon our ability, alone or with others, to launch the GBS System in the China Region and manufacture, market and sell the GBS System where approved. We may be unable to achieve any or all of these goals.

The directors have expressed in the notes to the financial statements that the Company will continue as a going concern dependent on its ability to raise additional capital.

The Company is an early stage and emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with early stage and emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future until such time, if at all, the Company completes the development process of its products, including regulatory approvals, and thereafter, begins to commercialize and achieve substantial acceptance in the marketplace for the first of a series of products in its medical device portfolio.

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The Company incurred a net loss of $5,020,383 for the period from July 1, 2017 through June 30, 2018. At June 30, 2018, the Company had an accumulated deficit of $5,332,055, negative working capital of $3,063,694, $5,559,617, in current liabilities of which $5,277,056 are convertible notes issued by our 98%-owned subsidiary GBS Pty Ltd that will convert to Common Stock upon the proposed IPO, and cash of $418,420. In the near future, the Company anticipates incurring operating losses and does not expect to experience positive cash flows from operating activities and may continue to incur operating losses until it completes the development of its products and seeks regulatory approvals to market such products. These factors may raise doubt about the Company’s ability to continue as a going concern without sufficient capital. See Note 1 to Consolidated Financial Statements for the period from July 1, 2017 through June 30, 2018.

A failure to raise sufficient capital, obtain regulatory approvals for the Company’s products, generate sufficient product revenues, or control expenditures, among other factors, may adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives, and therefore, raises substantial doubt of the Company’s ability to continue as a going concern. The Company’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

Risks Related to Our Business

Our License Agreement with our wholly-owning parent, LSBD, which relates to the Company’s principal asset consisting of licensed intellectual property, contains numerous significant performance, payment, liability, compliance, termination and intellectual property risks that may threaten the Company’s viability or otherwise have a material adverse effect on the Company and its business, assets and its prospects.

The License Agreement is limited to the China Region and includes the terms and related risks set forth below The Company has no contractual rights to the intellectual property covered in the License Agreement other than as expressly set forth therein. The Company’s plans, business, prospects and viability are substantially dependent on that intellectual property and subject to the limitations relating thereto as set forth in the License Agreement:

•	Under the License Agreement an exclusive license is granted to the Company covering certain glucose sensor intellectual property scheduled in the License Agreement and other data owned by LSBD, but solely to (i) hold regulatory marketing authorizations in the China Region, (ii) promote, market and import specific licensed products in the China Region, (iii) provide customer support on the licensed products in the China Region, (iv) use the licensed products in the China Region, and (v) collect data for LSBD regarding the use of the licensed products in the China Region. As granted solely for the specified purposes, the Company will be unable to use the license beyond the specified products for the specified purposes, thus limiting the potential commercialization of the applicable intellectual property, even as such commercialization might be appropriate, related, synergistic or enhanced by the Company’s operations for the benefit of a third party, including LSBD.

•	The licensed products under the License Agreement are only those products that are procured by the Company from suppliers authorized by LSBD in the China Region under rights owned by LSBD. Accordingly, the Company will not have unfettered right to select its suppliers, regardless of whether unauthorized suppliers would provide products on better pricing, delivery, quality or other terms, thus potentially materially and adversely impacting those aspects of the Company’s business, economies, profitability and prospects and making the Company subject to the terms offered by the authorized suppliers.

•	The licensed rights under the License Agreement do not cover digital or online use to users not physically in the China Region. Accordingly, to the extent that such users are prohibited, the Company will be unable to realize any commercialization from such users and ensure that such users do not do business with the Company, even as such commercialization and business might be appropriate, related, synergistic or enhanced by the Company’s operations. In addition, the Company may be responsible for costs and other liabilities that might arise to the extent that users outside the China Region obtain such access, and may incur costs to comply with these prohibitions. Further, the non-coverage of digital or online use for users not physically in the China Region may constitute a material limitation on the ability of the Company to freely conduct business digitally, online or through any other medium that may reach outside of the China Region. This limitation may have a material adverse effect on the Company’s marketing, sales, operational and other business efforts.

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•	The distribution license contained in the License Agreement is expressly limited by certain terms, which include the Company providing customer support on licensed products and collecting data for LSBD regarding the use thereof. The customer service and data collection and retention may be expensive in cost, resources, legal and regulatory compliance and other ways, none of which costs can be quantified at this time. Further, changing regulations with respect to medical and similar such data may make such compliance beyond the scope of the Company’s capabilities. There can be no assurances that the costs and limited capabilities regarding these matters will not have a material adverse effect on the ability of the Company to comply with these distribution requirements on an economical basis, if at all.

•	The Company is required to meet specified performance milestones, including conducting clinical studies; obtaining regulatory approvals in the China Region within two years after the commencement of trading of the Shares on Nasdaq and within two years thereof placing orders with LSBD for a minimum number of products based on market growth, with annual increases; annually agree with LSBD as to that market growth; achieve annually that market share growth plus a minimum fixed percentage and quarterly orders with LSBD for products in quantities at that quarterly market share growth plus a minimum fixed percentage; conduct minimum marketing on standards reasonably determined by LSBD; and convert all glucose monitoring sales by the Company into glucose monitoring sales of the biosensor strip within five years; provided that (i) LSBD must supply all licensed product in accordance with the License Agreement, (ii) such product must be of merchantable quality and in accordance with local law, and (iii) certain end user data must be accessible to the Company. These milestones represent significant performance and other hurdles that may not be achievable. In addition, the parties must agree as to market share growth and then the Company must exceed that growth by the specified minimum fixed percentage each quarter and annually. There can be no assurances that agreement can be reached each quarter or that if reached it can be exceeded by the specified minimum percentage each time required. Failure to meet any such performance milestone or satisfy any related requirement under the License Agreement would create significant liabilities that would have a material adverse effect on our business, financial condition, prospects and assets.

•	Upon failure of any of these requirements, LSBD may require the Company to make cash payment of the value of any shortfall. These failure provisions may have a material adverse effect on the Company and its operations and may not be sustainable by the Company. Each failure requires a full cash payment for the shortfall, effectively guaranteeing to LSBD a return regardless of the performance by the Company. There can be no assurances that the Company will have or be able to obtain sufficient cash to make the required shortfall payments. In particular, the failure to pay the amount of any shortfall within 14 business days of being due will subject the amount due to monthly compounding interest at the rate of LIBOR plus 4%, without any relief or defenses set forth in the License Agreement, which amounts may significantly increase and be or become unbearable or unsustainable to the Company.

•	the licensed rights in general are limited to those expressly set forth in the License Agreement and are non-transferable, non-assignable and non-sub-licensable, with the only exception that LSBD will in good faith consider any Company request for any sub-license, which consideration does not imply any commitment to agree to any such sub-license, the absence of all of which may have a material adverse effect on the Company and its business, assets and prospects.

•	The non-exclusive, non-transferable use of specified trademarks for marketing the licensed products is subject to certain limitations that may limit the ability of the Company to develop its own branding, trade name and other intangible value, which may have a material adverse effect on the Company and its business, assets and prospects.

•	LSBD may require or make any changes to licensed products at no cost to LSBD. This right of LSBD may create material expense, relationship, practical, reputational and other adverse harm to the Company, its business and its prospects without any control over these changes by the Company. Further, there are no material limitations, indemnities or cost-sharing provisions imposed on LSBD that would ameliorate the impact on the Company of these changes.

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•	The Company must notify LSBD of infringements of any licensed intellectual property and cooperate with and as instructed by LSBD, at LSBD’s expense, in preventing such infringement, but may take no other action regarding infringement. These provisions leave the Company little control over whether, to what extent and at what consequences any infringement protection may be undertaken, thus potentially resulting in protective conduct that may have a material adverse effect on the Company, its business and its prospects without any control or even input by the Company over these protective actions.

•	The Company must market, sell and distribute the licensed products in accordance with law and distribution requirements set forth in the License Agreement, including delivering licensed products without inclusion of any other product, only as supplied by LSBD, without changing LSBD’s packaging or branding thereof and only in quantities as directed by LSBD; complying with all regulations; and keeping specified records and batch samples relating to its activities. These limitations expose the Company to a breach to the extent it fails to comply with marketing, sales and distribution requirements and further limits the ability of the Company to expand its business or strategy by linking or bundling licensed products with other Company products as may become strategically indicated or perceived as beneficial to the Company. Likewise, the Company may be limited in its ability to realize marketing or other synergies from any marketing, distribution or sales platforms or networks that it may develop or design, thereby having a material adverse effect on the Company, its operations or its prospects.

•	The Company must file for and obtain all legal permits for marketing and selling licensed products. There can be no assurances that the Company will be able to obtain or maintain any or all required permits.

•	The Company must pay LSBD, subject to a monthly late charge, a one-time fixed license fee within 14 days of the obtaining of required regulatory approvals in China; fixed royalty percentages on the sale of specified licensed products on sales of commercial units and certain other devices; application license fees and fees for patient education services, all as determined from time to time by LSBD. These payment requirements may have a material adverse effect on the Company, its operations or its prospects, since the Company may not be able to make these substantial payments as and when incurred, which payments are required based on milestones unrelated to the Company’s cash flow, liquidity, profitability or other set-offs.

•	The Company must obtain, retain and provide to LSBD certain end user and other data and notify LSBD as to a variety of matters relating to the data, all of which data shall be solely owned by LSBD, provided that the Company will own certain of the data during the term of the License Agreement. There can be no assurances that the Company will have the resources or that it will be economical for the Company to comply with these data requirements or that it will be able to do so in complete compliance with all applicable regulations and law. Further, the ownership of the data as noted represents a limitation on the ability of the Company to fully exploit for its own legally permissible purposes customer and other data that it may obtain in the course of its operations, which data may have intrinsic, intangible or other value that will result from the Company’s efforts. Further, the rights of the Company to use the data do not survive the License Agreement and thus do not necessarily represent a reliable future asset of the Company. These limitations on the ownership and use of data may have a material adverse effect on the Company, its operations and its prospects.

•	LSBD will own all of the right, title and interest in substantially all of the intellectual property covered by the License Agreement and LSBD shall have the right to control the protection of that licensed intellectual property as assisted by the Company, which shall have no rights to control or otherwise conduct protective activities. The full ownership by LSBD of the licensed intellectual property as noted represents a limitation on the ability and incentives of the Company to fully exploit for its own legally permissible purposes that property. The licensed rather than owned nature of the property also represent a significant limitation on the ability of the Company to realize returns on investments made in, or the increase in the value of, that property. These limitations may have a material adverse effect on the Company, its operations and its prospects.

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•	The parties generally agree to keep confidential, subject to customary exceptions, all confidential information of the other party, subject to express exceptions. There can be no assurances that these confidentiality provisions will not have a limitation on the ability of the Company to exploit for its own benefit certain information that it learns in the course of its business or that it will not inadvertently violate the terms of that confidentiality, with material adverse consequences to the Company, its business or its prospects.

•	Except with respect to LSBD’s ownership of all intellectual property rights in respect of the licensed property and the non-infringement by the Company’s exercise of those rights, LSBD provides no, and disclaims all, representations, warranties or covenants relating to the licensed intellectual property or any other matters under the License Agreement and in particular disclaims any fitness of the property for any purpose.

•	LSBD is indemnified by the Company for any losses that may be incurred relating to any conduct, including any data collection or retention, by the Company under or relating to the License Agreement or the intellectual property under it, or any negligent or willful misconduct or violation of law by the Company, with no reciprocal indemnity; provided that LSBD indemnifies the Company for any losses arising that may be incurred related to (i) any third party claim that the exercise by the Company of its rights in respect of a licensed product violates its property or rights, and (ii) any regulatory or quality recall or any consumer or user claims or liability in relation to a licensed product (regardless of any contributory or comparative negligence of any Licensee Indemnitee, subject to contributory negligence.. These provisions effectively give the Company limited recourse the event that the licensed intellectual property is flawed, defective, inadequate, incomplete, uncommercial, wrongly described or otherwise not useful for purposes of the Company’s expectations, plans or strategies. The Company has not independently verified any of the technical, scientific, commercial, legal, medical or other circumstances or nature of the licensed intellectual property and therefore there can be no assurances that any of the foregoing risks have been reduced or eliminated. These provisions represent a significant risk of a material adverse impact on the Company, its business or its prospects.

•	The term of the License Agreement runs until the final date of protection afforded to the patent portfolio covered by the License Agreement, which is currently until 2033, provided that either party may terminate the License Agreement earlier following any uncured material breach by the other party of it, the discontinuation of the other party’s operations or an actual or prospective change in control of the other party, where change in control means, among other things, (i) any change of 50% ownership of outstanding common stock or voting rights, (ii) a merger resulting in a party’s pre-merger voting securities failing to represent at least 50% of all voting power immediately post-merger, (iii) a sale of substantially all assets, (iv) solely with respect to the Company, without LSBD’s prior approval a majority change in the composition of our board of directors (unless such change was pre-approved by our board, a nominating or other independent committee thereof) or (v) the dissolution or liquidation of the other party. In the event of a change in control of LSBD, LSBD must pay the Company an amount equal to the greater of the five-year projected net sales or five times the prior year’s actual net sales of the Company, as adjusted depending on how much of the term of the License Agreement remains. No similar payment is required by the Company in the event of a change in control of the Company. These termination provisions represent a significant risk that the License Agreement may be terminated by LSBD or by way of certain transactions, which termination would have an immediate, material and existential adverse impact on the Company and its operations, assets and prospects.

•	Notwithstanding the change of control risks described above, the License Agreement imposes severe consequences upon the Company upon the expiration, termination or cancellation of the License Agreement in any way. These consequences would require (i) the cessation of substantially all of the Company’s operations, (ii) the forfeiture to LSBD of substantially all of the Company’s intellectual property, and (iii) the payment of due amounts, effectively threatening the Company’s viability and otherwise having a material adverse effect on the Company and its business, assets and prospects.

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The preceding risks are subject to, and you are encouraged to read, the complete text of the License Agreement, including variations, which are filed as exhibits to the Offering Statement of which this Offering Circular is a part. These risks are not exclusive and any one or more thereof have the risks described above or elsewhere herein and may otherwise materially and adversely affect, or represent existential risks to, the Company, its business and it prospects.

Neither we nor LSBD have yet begun commercializing the GBS System and the ability to do so will depend on the acceptance of the GBS System in the Chinese healthcare market.

Neither we nor LSBD have yet begun commercializing the GBS System and it has not yet received regulatory approvals in China or elsewhere. We have limited experience engaging in commercial activities and limited established relationships with physicians and hospitals as well as third-party suppliers on whom we will depend for the manufacture of our product. We are faced with the risk that the China Region marketplace will not be receptive to the GBS System over competing products and that we will be unable to enter the marketplace or compete effectively. Factors that could affect our ability to establish the GBS System or any potential future product include:

•	the development of products or devices which could result in a shift of customer preferences away from our device and services and significantly decrease revenue;

•	the increased use of improved diabetes drugs that could encourage certain diabetics to test less often, resulting in less usage of self-monitoring (saliva-based, blood-based or otherwise) test device for certain types of diabetics;

•	the challenges of developing (or acquiring externally-developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges;

•	the significant number of current competitors in the glucose monitoring market who have significantly greater brand recognition and more recognizable trademarks and who have established relationships with diabetes healthcare providers and payors; and

•	intense competition to attract acquisition targets, which may make it more difficult for us to acquire companies or technologies at an acceptable price or at all.

We cannot assure you that the GBS System or any future product will gain market acceptance. If the market for the GBS System or any future product fails to develop or develops more slowly than expected, or if any of the technology and standards supported by us do not achieve or sustain market acceptance, our business and operating results would be materially and adversely affected.

We cannot accurately predict the volume or timing of any sales, making the timing of any revenues difficult to predict.

We may be faced with lengthy and unpredictable customer evaluation and approval processes associated with the GBS System. Consequently, we may incur substantial expenses and devote significant management effort and expense in developing customer adoption of the GBS System, which may not result in revenue generation. We must also obtain regulatory approvals of the GBS System in each respective jurisdiction, which is subject to risk and potential delays, and may actually occur. As such, we cannot accurately predict the volume, if any, or timing of any future sales.

If the GBS System fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product, and we may have insufficient resources to do so.

The GBS System is being designed to address an existing marketplace and must comply with current and evolving customer requirements in order to gain market acceptance. There is a risk that the GBS System will not meet anticipated customer requirements or desires. If we are required to redesign our products to address customer demands or otherwise modify our business model, we may incur significant unanticipated expenses and losses, and we may be left with insufficient resources to engage in such activities. If we are unable to redesign our products, develop new products or modify our business model to meet customer desires or any other customer requirements that may emerge, our operating results would be materially adversely affected and our business might fail.

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We expect to derive substantially all of our revenues from a principal technology, which we license from LSBD and which leaves us subject to the risk of reliance on LSBD and its technology.

We expect to derive substantially all of our revenues from sales of products derived from a principal technology, which we license exclusively from LSBD. Our initial product utilizing this technology is the GBS System. As such, any factor adversely affecting sales of the GBS System, including the product development and release cycles, regulatory issues, market acceptance, product competition, performance and reliability, reputation, price competition and economic and market conditions, would likely harm our operating results. We may be unable to fully develop the GBS System or other products utilizing our technology, which would likely lead to the failure of our business. Moreover, in spite of our efforts related to the registration of our technology, if intellectual property protection is not available for our principal technology, the viability of the GBS System and any other products that may be derived from such technology would likely be adversely impacted to a significant degree, which would materially impair our prospects.

We will be dependent upon third-party manufacturers and suppliers making us vulnerable to contractual relationships and market forces, supply shortages and problems and price fluctuations, which could harm our business.

Neither we nor LSBD own or operate manufacturing facilities or maintain the resources for the production of the GBS System and its components on a commercial scale. Therefore, we will have to rely on outsourcing in this regard. Third party manufacturers and suppliers may encounter problems for a variety of reasons, including, for example, failure to follow specific protocols and procedures, failure to comply with applicable legal and regulatory requirements, equipment malfunction and environmental factors, failure to properly conduct their own business affairs, and infringement of third-party intellectual property rights, any of which could delay or impede their ability to meet our requirements. Reliance on these third-party suppliers also subjects us to other risks where:

•	we may not be able to obtain an adequate manufacture or supply in a timely manner or on commercially reasonable terms;

•	third party manufacturers or suppliers make errors that could adversely affect the efficacy or safety of the GBS System or cause delays in shipment;

•	we may have difficulty locating and qualifying alternative suppliers;

•	switching components or suppliers may require product redesign and possibly submission to Chinese or other regulatory bodies, which could significantly impede or delay our commercial activities;

•	sole-source suppliers fail to supply components of the GBS System; and

•	third party manufacturers or suppliers encounter financial or other business hardships unrelated to us, interfering with their fulfillment of our orders and requirements.

We may not be able to quickly establish additional or alternative suppliers if necessary, in part because we may need to undertake additional activities to establish such suppliers as required by the regulatory approval process. Any interruption or delay in obtaining products from our third-party suppliers, or our inability to obtain products from qualified alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers and cause them to switch to competing products. Given our potential reliance on certain single-source suppliers, we may well be susceptible to supply shortages because we would not have alternate suppliers readily available.

We are looking for and expect to rely in part on third-party distributors to effectively distribute our products.

We are looking for and will depend in part on qualified distributors for the marketing and selling of our products. We will depend on these distributors’ efforts to market our products, yet we will be unable to control their efforts completely. We have not yet executed any distribution agreements in this regard and there can be no assurances that suitable distributors will be engaged on terms acceptable to us. These distributors typically would sell a variety of other, non-competing products that may limit the resources they dedicate to selling the GBS System. In addition, we are unable to ensure that our distributors will comply with all applicable laws regarding the sale of our products. If our distributors fail to effectively market and sell the GBS System in full compliance with applicable laws, our operating results and business may suffer. Recruiting and retaining qualified third-party distributors and training them in our technology and product offering will require significant time and resources. To develop and expand our distribution, we will be required to scale and improve our processes and procedures that support our distributors. Further, if our relationship with a successful distributor terminates, we may be unable to replace that distributor without disruption to our business. If we fail to develop or maintain positive relationships with our distributors, including in new markets, fail to manage, train or incentivize these distributors effectively, or fail to provide distributors with competitive products on attractive terms, or if these distributors are not successful in their sales efforts, we may not achieve or may have a reduction in revenue and our operating results, reputation and business would be harmed.

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Failure in our conventional, online and digital marketing efforts could significantly impact our ability to generate sales.

We intend to engage in conventional marketing strategies and also may utilize online and digital marketing in order to create awareness to the GBS System. Our management believes that using a wide variety of marketing strategies, including online advertisement and a variety of other pay-for-performance methods may be effective for marketing and generating sales of the GBS System as opposed to relying exclusively on traditional, expensive retail channels. In any event, there is a risk that any or all of our marketing strategies could fail. We cannot predict whether the use of traditional or non-traditional retail sales tools and reliance on healthcare providers to educate our customers about the GBS System will be successful or if we may achieve any successful marketing of the GBS System. The failure of our marketing efforts could significantly and negatively impact our ability to generate sales.

The GBS System may utilize a smart device platform and maybe in the future other platforms. If we are unable to achieve or maintain a good relationship with these platforms, or if the platform store or any other applicable platform were unavailable for any prolonged period of time, our business will suffer.

A key component of the GBS System is a smart device application that includes tools to help diabetic patients manage their disease. This application will be compatible with various operating platforms. If we are unable to make the GBS System application compatible with these platforms, or if there is any deterioration in our relationship with either platform providers or others after our application is available, our business would be materially harmed.

We are subject to each of the standard terms and conditions for application developers, which govern the promotion, distribution and operation of games and other applications on their respective storefronts.

As we intend to conduct business internationally, we are susceptible to risks associated with international relationships.

We expect to operate our business in the China Region and initially in China. The international operation of our business requires significant management attention, which could negatively affect our business if it diverts their attention from their other responsibilities. In the event that we are unable to manage the complications associated with international operations, our business prospects could be materially and adversely affected. In addition, doing business with foreign customers subjects us to additional risks that we do not generally face in the United States. These risks and uncertainties include:

•	management, communication and integration problems resulting from cultural differences and geographic dispersion;

•	localization of products and services, including translation of foreign languages;

•	delivery, logistics and storage costs;

•	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

•	difficulties supporting international operations;

•	difficulties supporting customer services;

•	changes in economic and political conditions;

•	impact of trade protection measures;

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•	complying with import or export licensing requirements;

•	exchange rate fluctuations;

•	competition from companies with international operations, including large international competitors and entrenched local companies;

•	potentially adverse tax consequences, including foreign tax systems and restrictions on the repatriation of earnings;

•	maintaining and servicing computer hardware in distant locations;

•	keeping current and complying with a wide variety of foreign laws and legal standards, including local labor laws;

•	securing or maintaining protection for our intellectual property; and

•	reduced or varied protection for intellectual property rights, including the ability to transfer such rights to third parties, in some countries.

The occurrence of any or all of these risks could adversely affect our international business and, consequently, our results of operations and financial condition.

Failure to make adequate contributions to various employee benefit plans as required by Chinese regulations may subject us to penalties.

Companies operating in China are required to participate in various government-sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of their employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. While we intend to comply with all material aspects of relevant regulations, the requirements governing employee benefit plans have not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Non-U.S. governments often impose strict price controls, which may adversely affect our future profitability.

If successfully developed, we intend to seek approval to market the GBS System in the China Region. If we obtain approval in one or more of the jurisdictions within our License Agreement, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, each of which may have developed its own rules and regulations, pricing may be subject to governmental control under certain circumstances. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of requisite marketing approval. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available products. If reimbursement of our product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability.

The software application and associated business processes of the GBS System may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our service offerings.

The GBS System may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our products, software or the systems we design, or the products or systems incorporating our designs and intellectual property may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.

In addition, we may utilize third party technology or components in our products and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

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Our future performance will depend on the continued engagement of key members of our management team.

Our future performance depends to a large extent on the continued services of members of our current management including, in particular, our President. In the event that we lose the continued services of such key personnel for any reason, this could have a material adverse effect on our business, operations and prospects.

If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.

We believe that our management team must be able to act decisively to apply and adapt our business model in the markets in which we will compete. In addition, we will rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than we currently expect and such higher compensation payments would have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense and we cannot assure that we will be able to recruit and retain such personnel. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain such personnel could impair our ability to develop new products and manage our business effectively.

Risks Related to Product Development and Regulatory Approval

The regulatory clearance process which we may be required to navigate may be expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the commercialization of the GBS System or our any future product.

We will not be permitted to market the GBS System until we receive regulatory clearance. To date, we have not received regulatory clearance in any jurisdiction.

The research, design, testing, manufacturing, labeling, selling, marketing and distribution of medical devices are subject to extensive regulation by country-specific regulatory authorities, which regulations differ from country to country. There can be no assurance that, even after such time and expenditures, we will be able to obtain necessary regulatory approvals for clinical testing or for the manufacturing or marketing of any products. In addition, during the regulatory process, other companies may develop other technologies with the same intended use as our products.

We also will be subject to numerous post-marketing regulatory requirements, which may include labeling regulations and medical device reporting regulations, which may require us to report to different regulatory agencies if our device causes or contributes to a death or serious injury, or malfunctions in a way that would likely cause or contribute to a death or serious injury. In addition, these regulatory requirements may change in the future in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by regulatory agencies, which may include, among others, any of the following sanctions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•	customer notification, or orders for repair, replacement or refunds;

•	voluntary or mandatory recall or seizure of our current or future products;

•	imposing operating restrictions, suspension or shutdown of production;

•	refusing our requests for clearance or pre-market approval of new products, new intended uses or modifications to the GBS System or future products;

•	rescinding clearance or suspending or withdrawing pre-market approvals that have already been granted; and

•	criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

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We have not conducted clinical studies of the GBS System. Clinical and pre-clinical data is susceptible to varying interpretations, which could delay, limit or prevent additional regulatory clearances.

To date, we have not conducted clinical studies on the GBS System. There can be no assurance that we will successfully complete any clinical studies necessary to receive regulatory approvals in certain jurisdictions. While preliminary studies conducted by LSBD have produced results we believe to be encouraging and indicative of the potential efficacy of the GBS System, data already obtained, or in the future obtained, from pre-clinical studies and clinical studies do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical studies. Moreover, pre-clinical and clinical data are susceptible to varying interpretations, which could delay, limit or prevent additional regulatory approvals. The failure to adequately demonstrate the safety and effectiveness of an intended product under development could delay or prevent regulatory clearance of the device, resulting in delays to commercialization, and could materially harm our business. There can be no assurance that we will be able to receive approval for any potential applications of our principal technology, or that we will receive regulatory clearances from targeted regions or countries.

We may be unable to complete required clinical trials, or we may experience significant delays in completing such clinical trials, which could significantly delay our targeted product launch timeframe and impair our viability and business plan.

The completion of any future clinical trials for the GBS System or other trials that we may be required to undertake in the future could be delayed, suspended or terminated for several reasons, including:

•	our failure or inability to conduct the clinical trial in accordance with regulatory requirements;

•	sites participating in the trial may drop out of the trial, which may require us to engage new sites for an expansion of the number of sites that are permitted to be involved in the trial;

•	patients may not enroll in, remain in or complete, the clinical trial at the rates we expect; and

•	clinical investigators may not perform our clinical trial on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices.

If our clinical trials are delayed it will take us longer to ultimately commercialize the GBS System and generate revenues. Moreover, our development costs will increase if we have material delays in our clinical trial or if we need to perform more or larger clinical trials than planned. We may be faced with similar risks in connection with future trials we conduct.

If we or our manufacturers fail to comply with the regulatory quality system regulations or any applicable equivalent regulations, our proposed operations could be interrupted and our operating results would suffer.

We, our manufacturers and suppliers will be required, to the extent of applicable regulation, to follow the quality system regulations of each jurisdiction it will seek to penetrate and also will be subject to the regulations of these jurisdictions regarding the manufacturing processes. If we, our manufacturers or our suppliers are found to be in significant non-compliance or fail to take satisfactory corrective action in response to adverse regulatory findings in this regard, regulatory agencies could take enforcement actions against us and our manufacturers, which could impair or prevent our ability to produce our products in a cost-effective and timely manner in order to meet customers’ demands. Accordingly, our operating results would suffer.

We are subject to the risk of reliance on third parties to conduct our clinical trial work.

We will depend on independent clinical investigators to conduct our clinical trials. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to our clinical trials, or if their performance is substandard, it will delay the approval or clearance and commercialization of any products that we develop. Further, regulatory bodies in the China Region require that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical trials could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with federal regulations could adversely affect the clinical development of our product candidates and harm our business. Moreover, we intend to have several clinical trials in order to support our marketing efforts and business development purposes. Such clinical trials will be conducted by third parties as well. Failure of such clinical trials to meet their primary endpoints could adversely affect our marketing efforts.

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We may be subject to healthcare fraud and abuse laws and regulations.

Many international healthcare laws and regulations apply to the glucose monitoring business and medical devices. We will be subject to certain regulations regarding commercial practices false claims. The medical device industry worldwide has been under heightened scrutiny as the subject of government investigations and enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including arrangements with physician consultants. If our operations or arrangements are found to be in violation of such governmental regulations, we may be subject to civil and criminal penalties, damages, fines and the curtailment of our operations. All of these penalties could adversely affect our ability to operate our business and our financial results.

Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of the GBS System. These suits could result in expensive and time-consuming litigation, payment of substantial damages, and an increase in our insurance rates.

If the GBS System are defectively designed or manufactured, contain defective components or are misused, or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. Misusing our device or failing to adhere to the operating guidelines or the device producing inaccurate meter readings could cause significant harm to patients, including death. In addition, if our operating guidelines are found to be inadequate, we may be subject to liability. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. While we expect to maintain product liability insurance, we may not have sufficient insurance coverage for all future claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenue. Product liability claims in excess of our insurance coverage would be paid out of cash reserves harming our financial condition and adversely affecting our results of operations.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

Part of our business plan includes the storage and potential monetization of data of users of the GBS System. There are a number of laws around the world protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. Privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. We may face difficulties in holding such information in compliance with applicable law. If we are found to be in violation of the privacy rules, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Intellectual Property

We depend on intellectual property licensed from our parent, Life Science Biosensor Diagnostics Pty Ltd (“LSBD”), and termination of this license could result in the loss of significant rights, which would significantly harm our business.

We are dependent on know-how and proprietary technology, both our own and licensed from others, including, in particular, LSBD. Any termination or absence of legal effect of a license could result in the loss of significant rights and could harm our ability to commercialize the GBS System. Disputes may also arise between us and our licensors, including LSBD, regarding intellectual property subject to the License Agreement, including those relating to:

•	the scope of rights, if any, granted under the License Agreement and other interpretation-related issues;

•	whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the License Agreement;

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•	whether our licensor or its licensor had the right to grant the License Agreement;

•	whether third parties are entitled to compensation or equitable relief, such as an injunction, for our use of the intellectual property without their authorization;

•	our right to sublicense intellectual property and other rights to third parties under collaborative development relationships;

•	whether we are complying with our obligations with respect to the use of the licensed technology in relation to our development and commercialization of product candidates;

•	the allocation of ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and by us and our partners; and

•	the amounts of royalties, milestones or other payments due under the License Agreement.

If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, or are insufficient to provide us the necessary rights to use the intellectual property, we may be unable to successfully develop and commercialize the affected product candidates. If we or any such licensors fail to adequately protect this intellectual property, our ability to commercialize our products could suffer.

We will depend primarily on LSBD to file, prosecute, maintain, defend and enforce intellectual property that we license from it and that is material to our business.

The intellectual property relating to the GBS System is controlled by LSBD and licensed to us. LSBD generally has the right to file, prosecute, maintain and defend the intellectual property we have licensed from LSBD. If LSBD or any other licensees and in some cases, co-owners from which we do not yet have licenses, having rights to file, prosecute, maintain, and defend our intellectual property rights fail to conduct these activities for intellectual property protection covering any of our product candidates, our ability to develop and commercialize those product candidates may be adversely affected and we may not be able to prevent competitors from making, using or selling competing products. We cannot be certain that such activities by LSBD and any other licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable intellectual property rights. Pursuant to the terms of the License Agreement with LSBD, it may have the right to control enforcement of our licensed intellectual property or defense of any claims asserting the invalidity of that intellectual property and, even if we are permitted to pursue such enforcement or defense, we cannot ensure the cooperation of LSBD. We cannot be certain that LSBD will be able to and effectively allocate sufficient resources or prioritize their or our enforcement of such intellectual property or defense of such claims to protect our interests in the licensed intellectual property. Even if we are not a party to these legal actions, an adverse outcome could harm our business because it might prevent us from continuing to license intellectual property that we may need to operate our business. In addition, even when we have the right to control prosecution of licensed intellectual property and related applications, enforcement of licensed intellectual property, or defense of claims asserting the invalidity of that intellectual property, we may still be adversely affected or prejudiced by actions or inactions of our licensors and their counsel that took place prior to or after our assuming control.

The failure to obtain or maintain licensing agreements and other intellectual property could materially impact our ability to compete effectively.

In order for our business to be viable and to compete effectively, we need to develop and maintain, and we will heavily rely on, our proprietary position with respect to our technologies and intellectual property.

There are significant risks associated with our actual or proposed intellectual property. The risks and uncertainties that we face with respect to our proprietary rights principally include the following:

•	pending intellectual property applications, we have filed or will file may not result in acquired intellectual property or may take longer than we expect to result in acquired intellectual property;

•	we may be subject to interference proceedings;

•	we may be subject to opposition proceedings in foreign countries;

•	any intellectual property that is acquired by us may not provide meaningful protection;

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•	we may not be able to develop additional proprietary technologies that is protectable;

•	other companies may challenge intellectual property licensed or acquired by us;

•	other companies may have independently developed and/or protected (or may in the future independently develop and protect) similar or alternative technologies, or duplicate our technologies;

•	a freedom-to-operate analysis has not been done to determine the IP rights that third parties may have related to this technology;

•	other companies may design their technologies around technologies we have licensed or developed; and

•	enforcement of intellectual property is complex, uncertain and very expensive.

We cannot be certain that intellectual property protection will be issued as a result of any of our pending or future applications, or that any of our intellectual property, once issued, will provide us with adequate protection from competing products.

It is also possible that others may have or may obtain intellectual property protection that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to the intellectual property that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

A freedom-to-operate analysis will have to be done in China and other Licensed Territories to determine the rights that third parties may have related to this technology in order to mitigate expensive litigation risks. We may face significant expense and liability as a result of litigation or other proceedings relating to intellectual property rights of others. In the event that another party has intellectual property protection relating to an invention or technology claimed by us or LSBD, we may be required to participate in an interference proceeding declared by the regulatory authorities to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome was favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving intellectual property of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties.

The cost to us of any intellectual property litigation or other proceeding relating to our licensed intellectual property, even if resolved in our favor, could be substantial, especially given our early stage of development. Our ability to enforce our intellectual property protection could be limited by our financial resources, and may be subject to lengthy delays. A third party may claim that we are using inventions claimed by their intellectual property and may go to court to stop us from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume significant time and other resources. There is a risk that a court will decide that we are infringing the third party’s intellectual property and will order us to stop the activities claimed by the intellectual property. In addition, there is a risk that a court will order us to pay the other party damages for having infringed their intellectual property.

Moreover, there is no guarantee that any prevailing intellectual property owner would offer us a license so that we could continue to engage in activities claimed by the intellectual property, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services, technologies or other matters.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the China Region.

The only trademark right identified in the Licensing Agreement is a common law trademark to “Glucose Biosensor.” Common law trademarks are not recognized in China. Notwithstanding the terms of the Licensing Agreement, we may not be able to register the mark “Glucose Biosensor” in China or other territories.

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We have limited intellectual property rights, consisting primarily of intellectual property licensed from LSBD. Filing, prosecuting and defending intellectual property on devices in all countries throughout the China Region would be prohibitively expensive, and our intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions or from selling or importing products made using our inventions. Competitors may use our technologies in jurisdictions where we have not obtained intellectual property rights to develop their own products and further, may export otherwise infringing products to territories where we have intellectual property protection, but enforcement is not as strong as that in the United States.

The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of trade secrets and other intellectual property, particularly those relating to medical device products, which could make it difficult for us to stop the infringement of our intellectual property or marketing of competing products in violation of our proprietary rights generally. Certain countries in the China Region and developing countries, including China, have compulsory licensing laws under which an intellectual property owner may be compelled to grant licenses to third parties. In those countries, we and LSBD may have limited remedies if our intellectual property is infringed or if we or LSBD are compelled to grant a license to a third party, which could materially diminish the value of that intellectual property.

We and our principal licensor, LSBD, rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we and our principal licensor, LSBD, take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we employ them, the agreements can be difficult and costly to enforce. Although we and LSBD seek to enter into these types of agreements with contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our technology. If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our rights can be costly and unpredictable. We and LSBD also rely on trade secrets and proprietary know-how that we and LSBD may seek to protect in part by confidentiality agreements with employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we and LSBD still face the risk that:

•	these agreements may be breached;

•	these agreements may not provide adequate remedies for the applicable type of breach;

•	our proprietary know-how will otherwise become known; or

•	our competitors will independently develop similar technology or proprietary information.

We may be subject to claims challenging the invention of the intellectual property that we license from LSBD.

LSBD and we may be subject to claims that former employees, collaborators or other third parties have an interest in intellectual property as an inventor or co-inventor. For example, LSBD and we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If LSBD and we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. As a result, it is unclear whether and, if so, to what extent employees of LSBD or us may be able to claim compensation with respect to our future revenue. We may receive less revenue from future products if any of employees of LSBD or us successfully claim compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

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We have entered in to the License Agreement with LSBD for intellectual property essential to us, the terms of which agreement present risks to us and our business and prospects. In August 2017, the Company entered into the license relating to the saliva glucose biosensor system for the China Region. The key highlights of the Licensing Agreement are as follows:

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the Company must obtain regulatory approval in the China Region within 24 months after the engagement of trading of the Shares on Nasdaq and this approval will flow through to the platform owned by LSBD;

•	the Company has certain naming rights to the biosensor and the system;

•	the Company must execute a Quality of Life clinical study prior to regulatory approval;

•	within 24 months following receipt of all required regulatory approvals in China initially, the Company must have placed orders with the Licensor (or Authorised Supplier) for a minimum of commercial units;

•	after 24 months, the Company must have placed orders each year with the Licensor (or Authorized Supplier) for the greater of a minimum of commercial units or an amount that is equivalent to the average of all distributors of Licensed Products sales in the previous 12 months multiplied by the Expected Market Growth plus a fixed percentage;

•	the Company must engage in a marketing campaign and ensure “Share of Voice” in the Territory must be at a fixed percentage no later than 12 months following receipt of all required regulatory approvals in China. The Share of Voice will be determined by the Licensor acting reasonably and relying on a reputable third-party report as to the applicable Share of Voice; and

•	the Company will have access to the data generated by glucose monitoring but the data will be owned by LSBD.

Risks Related to Our Industry

We face intense competition in the self-monitoring of glucose market, particularly blood-based products, and as a result we may be unable to effectively compete in our industry.

With our first product, the GBS System, we expect to compete directly and primarily with large medical device companies, as well as with second and third tier companies having various levels of sophistication and resources. The large companies have most of the glucose monitoring business and strong research and development capacity. Their dominant market position over the last few decades and significant control over markets could significantly limit our ability to introduce the GBS System or effectively market and generate sales of the product.

We have not yet entered the commercial stage and most of our competitors have long histories and strong reputations within the industry. They have significantly greater brand recognition, financial and human resources than we do. They also have more experience and capabilities in researching and developing testing devices, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. There is a significant risk that we may be unable to overcome the advantages held by our competition, and our inability to do so could lead to the failure of our business.

Competition in the glucose monitoring markets is intense, which can lead to, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements. To succeed, we must, among other critical matters, gain consumer acceptance for the GBS System, technical solutions, prices and response time, or a combination of these factors, than those of other competitors. If our competitors offer significant discounts on certain products, we may need to lower our prices or offer other favorable terms in order to compete successfully. Moreover, any broad-based changes to our prices and pricing policies could make it difficult to generate revenues or cause our revenues, if established, to decline. Moreover, if our competitors develop and commercialize products that are more desirable than the GBS System or the other products that we may develop, we may not convince customers to use our products. Any such changes would likely reduce our commercial opportunity and revenue potential and could materially adversely impact our operating results.

If we or LSBD fail to respond quickly to technological developments our products may become uncompetitive and obsolete.

The glucose monitoring market may experience rapid technology developments, changes in industry standards, changes in customer requirements and frequent new product introductions and improvements. If we or LSBD are unable to respond to these developments, we may lose competitive position, and the GBS System or any other device or technology may become uncompetitive or obsolete, causing our business and prospects to suffer. In order to compete, we and LSBD may have to develop, license or acquire new technology on a schedule that keeps pace with technological developments and the requirements for products addressing a broad spectrum and designers and designer expertise in our industries.

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If third-party payors do not provide coverage and reimbursement for the use of the GBS System, our business and prospects may be negatively impacted.

Third-party payors, whether foreign or domestic, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in certain countries, no uniform policy of coverage and reimbursement for medical device products and services exists among third-party payors. Therefore, coverage and reimbursement for medical device products and services can differ significantly from payor to payor. In addition, payors continually review new technologies for possible coverage and can, without notice, deny coverage for these new products and procedures. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained, or maintained if obtained.

Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country.

Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. For example, no government in the areas where we hold our license has approved reimbursement of the GBS System in particular. In most markets, there are private insurance systems as well as government-managed systems. If sufficient coverage and reimbursement is not available for our current or future products, in any country where our license operates, the demand for our products and our revenues will be adversely affected.

Risks Related to Our Proposed Operations in the China Region

We intend to establish operations and seek approval to commercialize the GBS System in the China Region, in particular in China, and a number of risks associated with international operations could materially and adversely affect our business.

We expect to be subject to a number of risks related with our international operations, many of which may be beyond our control. These risks include:

•	different regulatory requirements for medical product approvals in foreign countries;

•	different standards of care in various countries that could complicate the evaluation of our product candidates;

•	different U.S. and foreign medical product import and export rules;

•	reduced protection for intellectual property rights in certain countries;

•	unexpected changes in tariffs, trade barriers and regulatory requirements;

•	different reimbursement systems and different competitive medical products indicated for glucose testing;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	compliance with the Foreign Corrupt Practices Act (the “FCPA”), and other anti-corruption and anti-bribery laws;

•	foreign taxes, including withholding of payroll taxes;

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•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

•	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

•	potential liability resulting from development work conducted by third party foreign distributors; and

•	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters.

The medical device and other medical product industries in China are highly regulated and such regulations are subject to change.

The medical devices and other medical product industries in China are subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new products. In recent years, the regulatory framework in China regarding our industry has undergone significant changes, and we expect that it will continue to undergo significant changes. Any such changes or amendments may result in increased compliance costs on our business or cause delays in or prevent the successful development or commercialization of our product candidates in China. Chinese authorities have become increasingly vigilant in enforcing laws in the medical devices and other medical product industries, in some cases launching industry-wide investigations, oftentimes appearing to focus on foreign companies. The costs and time necessary to respond to an investigation can be material. Any failure by us or our partners to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in the suspension or termination of our business activities in China.

Even if the GBS System is approved in China, we may experience difficulties in successfully generating sales of the GBS System in China.

Even if the GBS System is approved for sale in China, we may experience difficulties in our marketing, commercialization and sales efforts in China, and our business and operations could be adversely affected. In particular, sales of the GBS System in China may be limited due to the complex nature of the healthcare system, low average personal income, lack of patient cost reimbursement and pricing controls.

The retail prices of any product that we develop may be subject to control, including periodic downward adjustment, by Chinese government authorities.

The price for medical products is highly regulated in China, both at the national and provincial level. Price controls may reduce prices to levels significantly below those that would prevail in less regulated markets or limit the volume of products which may be sold, either of which may have a material and adverse effect on potential revenues from sales of the GBS System in China. Moreover, the process and timing for the implementation of price restrictions is unpredictable, which may cause potential revenues from the sales of the GBS System to fluctuate from period to period.

Our operations in China would be subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

A portion of our operations may require a corporate presence, but not necessarily any manufacturing, marketing or distribution in China, through a subsidiary to be located there. This presence is expected to be limited by our arrangements with independent distributors operating in China. To the extent of any such corporate presence in China, we may rely on dividends and royalties paid by the subsidiary for a portion of our cash needs, including the funds necessary to service any debt we may incur and to pay our operating expenses. The payment of dividends by the subsidiary will be subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Our subsidiary would not be permitted to distribute any profits until losses from prior fiscal years have been recouped and in any event, must maintain certain minimum capital requirements. Our subsidiary would also be required to set aside at least 10.0% of its after-tax profit based on Chinese accounting standards each year to its statutory reserve fund until the cumulative amount of such reserves reaches 50.0% of its registered capital. Statutory reserves are not distributable as cash dividends. In addition, if our subsidiary incurs debt on its own behalf in the future, the agreements governing such debt may restrict its ability to pay dividends or make other distributions to us.

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Any capital contributions from us to our operating subsidiary in China must be approved by the Ministry of Commerce in China, and failure to obtain such approval may materially and adversely affect the liquidity position of the subsidiary.

The Ministry of Commerce in China or its local counterpart must approve the amount and use of any capital contributions from us to any potential subsidiary in China, and there can be no assurance that we will be able to complete the necessary government registrations and obtain the necessary government approvals on a timely basis, or at all. If we fail to do so, we may not be able to contribute additional capital to fund our Chinese operations, and the liquidity and financial position of the subsidiary may be materially and adversely affected.

We may be subject to currency exchange rate fluctuations and currency exchange restrictions with respect to our operations in China, which could adversely affect our financial performance.

If the GBS System is approved for sale in China, a portion of our product sales may occur in local Renminbi (“RMB”) and our operating results may be subject to volatility from currency exchange rate fluctuations. We have not hedged and do not expect to hedge against the risks associated with fluctuations in exchange rates and, therefore, exchange rate fluctuations could have an adverse impact on our future operating results. Currently, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Any significant currency exchange rate fluctuations may have a material adverse effect on our business and financial condition.

In addition, the Chinese government imposes controls on the convertibility of the Renminbi into foreign currencies and the remittance of foreign currency out of China for certain transactions. Shortages in the availability of foreign currency may restrict the ability of our operating subsidiary in China to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency-denominated obligations. Under existing Chinese foreign exchange regulations, payments of current account items, including profit distributions, interest payments and balance of trade, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from SAFE or its local branch is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our operational requirements, our liquidity and financial position may be materially and adversely affected.

Because our China subsidiary’s funds will be held in banks that do not provide insurance, the failure of any bank in which it deposits its funds could adversely affect our business.

Banks and other financial institutions in China do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, our China subsidiary may not have access to funds on deposit. Depending upon the amount of money the subsidiary maintains in a bank that fails, its inability to have access to cash could materially impair its operations.

We may be subject to tax inefficiencies and have not ascertained the impact of the new U.S. tax laws on the Company.

The tax regulations of the U.S. and other jurisdictions in which we operate are extremely complex and subject to change. New laws, new interpretations of existing laws, such as the Base Erosion Profit Shifting project initiated by the Organization for Economic Co-operation and Development and any legislation proposed by the relevant taxing authorities, or limitations on our ability to structure our operations and intercompany transactions may lead to inefficient tax treatment of our revenue, profits, royalties and distributions, if any are achieved.  In the U.S., in December 2017, comprehensive tax reform was enacted. We have not yet ascertained what impact the new law will have on our future effective tax rate, corporate structure and the Company in general.

In addition, we and our foreign subsidiaries, none of which has been formed (other than Glucose Biosensor Systems (Greater China) Pty Ltd), will have various intercompany transactions. We may not be able to obtain certain benefits under relevant tax treaties to avoid double taxation on certain transactions among our subsidiaries. If we are not able to avail ourselves of the tax treaties, we could be subject to additional taxes, which could adversely affect our financial condition and results of operations.

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Our foreign operations, particularly those in China, are subject to significant risks involving the protection of intellectual property.

We and LSBD may be required to seek to protect the products and technology that we consider important to our business by pursuing intellectual property protections in China and other countries, relying on intellectual property, trade secrets or medical product regulatory protection or employing a combination of these methods. We note that the application for intellectual property protection does not mean that protection will be granted, or that any protection eventually granted will be as broad as requested or will be sufficient to protect our technology. There are a number of factors that could cause our intellectual property, if acquired, to become invalid or unenforceable or that could cause our intellectual property protections not to be granted. Furthermore, the terms of the intellectual property owned by LSBD and licensed by us are limited by what has been and/or may be granted under law.

Intellectual property rights and confidentiality protections in China may not be as effective as those in the U.S. or other countries for many reasons, including lack of procedural rules for discovery and evidence, low damage awards, and lack of judicial independence. Implementation and enforcement of China intellectual property laws have historically been deficient and ineffective and may be hampered by corruption and local protectionism. Policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property or to determine the enforceability and validity of our proprietary rights or those of others. The experience and capabilities of China courts in handling intellectual property litigation varies and outcomes are unpredictable. An adverse determination in any such litigation could materially impair our intellectual property rights and may harm our business.

We are subject to laws and regulations governing business conduct, which will require us to develop and implement costly compliance programs.

We must comply with a wide range of laws and regulations to prevent corruption, bribery, and other unethical business practices, including the FCPA, anti-bribery and anti-corruption laws in other countries, particularly China. The creation and implementation of international business practices compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required.

Anti-bribery laws prohibit us, our employees, and some of our agents or representatives from offering or providing any personal benefit to covered government officials to influence their performance of their duties or induce them to serve interests other than the missions of the public organizations in which they serve. Certain commercial bribery rules also prohibit offering or providing any personal benefit to employees and representatives of commercial companies to influence their performance of their duties or induce them to serve interests other than their employers. The FCPA also obligates companies whose securities are listed in the U.S. to comply with certain accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and devise and maintain an adequate system of internal accounting controls for international operations. The anti-bribery provisions of the FCPA are enforced primarily by the Department of Justice. The SEC is involved with enforcement of the books and records provisions of the FCPA.

Compliance with these anti-bribery laws is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the anti-bribery laws present particular challenges in the medical products industries because in many countries including China, hospitals are state-owned or operated by the government, and doctors and other hospital employees are considered foreign government officials. Furthermore, in certain countries (China in particular), hospitals and clinics are permitted to sell medical devices to their patients and are primary or significant distributors of medical devices. Certain payments to hospitals in connection with clinical studies, procurement of medical devices and other work have been deemed to be improper payments to government officials that have led to vigorous anti-bribery law enforcement actions and heavy fines in multiple jurisdictions, particularly in the U.S. and China.

It is not always possible to identify and deter violations, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations.

In the medical products industries, corrupt practices include, among others, acceptance of kickbacks, bribes or other illegal gains or benefits by the hospitals and medical practitioners from medical device manufacturers, distributors or their third-party agents in connection with the prescription of certain medical devices or disposables. If our employees, affiliates, distributors or third-party marketing firms violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products or other activities involving our products, we could be required to pay damages or heavy fines by multiple jurisdictions where we operate, which could materially and adversely affect our financial condition and results of operations. The Chinese government has also sponsored anti-corruption campaigns from time to time, which could have a negative effect on any future marketing efforts by us to new hospital customers or intermediaries. There have been recent occurrences in which certain hospitals have denied access to sales representatives from medical device companies because the hospitals wanted to avoid the perception of corruption. If this attitude becomes widespread among our potential customers, our ability to promote our products to hospitals may be adversely affected.

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As we expand our operations in the China Region, we will need to increase the scope of our compliance programs to address the risks relating to the potential for violations of the FCPA and other anti-bribery and anti-corruption laws. Our compliance programs will need to include policies addressing not only the FCPA, but also the provisions of a variety of anti-bribery and anti-corruption laws in multiple jurisdictions, including China, provisions relating to books and records that apply to us as a public company, and include effective training for our personnel throughout our organization. The creation and implementation of anti-corruption compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Violation of the FCPA and other anti-corruption laws can result in significant administrative and criminal penalties for us and our employees, including substantial fines, suspension or debarment from government contracting, prison sentences, or even the death penalty in extremely serious cases in certain countries. The SEC also may suspend or bar us from trading securities on U.S. exchanges for violation of the FCPA’s accounting provisions. Even if we are not ultimately punished by government authorities, the costs of investigation and review, distraction of company personnel, legal defense costs, and harm to our reputation could be substantial and could limit our profitability or our ability to develop or commercialize our product candidates. In addition, if any of our competitors are not subject to the FCPA, they may engage in practices that will lead to their receipt of preferential treatment from foreign hospitals and enable them to secure business from foreign hospitals in ways that are unavailable to us.

Uncertainties with respect to the China legal system could have a material adverse effect on us.

The legal system of China is a civil law system primarily based on written statutes. Unlike in a common law system, prior court decisions may be cited for reference but are not binding. Because the China legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. Moreover, decision makers in the China judicial system have significant discretion in interpreting and implementing statutory and contractual terms, which may render it difficult for our China subsidiary to enforce the contracts it has entered into with our business partners, customers and suppliers. Different government departments may have different interpretations of certain laws and regulations, and licenses and permits issued or granted by one government authority may be revoked by a higher government authority at a later time. Navigating the uncertainty and change in the China legal system will require the devotion of significant resources and time, and there can be no assurance that our contractual and other rights will ultimately be enforced.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

The Chinese economy and Chinese society continue to undergo significant change. Adverse changes in the political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could adversely affect our ability to conduct business in China. The Chinese government continues to adjust economic policies to promote economic growth. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations in China may be adversely affected by government control over capital investments or changes in tax regulations. As the Chinese medical products industries grow and evolve, the Chinese government may also implement measures to change the structure of foreign investment in this industry. We are unable to predict any such policy changes, any of which could materially and adversely affect our Chinese subsidiary’s liquidity, access to capital and its ability to conduct business in China. Any failure on our part to comply with changing government regulations and policies could result in the loss of our ability to develop and commercialize our product candidates in China.

Our operations in China subject us to various Chinese labor and social insurance laws, and our failure to comply with such laws may materially and adversely affect our business, financial condition and results of operations.

We are subject to China Labor Contract Law. The Labor Contract Law places certain restrictions on the circumstances under which employers may terminate labor contracts and require economic compensation to employees upon termination of employment, among other things. In addition, companies operating in China are generally required to contribute to labor union funds and the mandatory social insurance and housing funds. Any failure by us to comply with Chinese labor and social insurance laws may subject us to late fees, fines and penalties, or cause the suspension or termination of our ability to conduct business in China, any of which could have a material and adverse effect on business, results of operations and prospects.

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Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The conversion of RMB into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or Chinese or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.

A substantial portion of our revenues and costs may be denominated in RMB. Any significant revaluation of the RMB may materially affect our cash flows, net revenues, earnings and financial position, and the value of, and any dividends payable on, our Common Stock in U.S. dollars. For example, an appreciation of the RMB against the U.S. dollar would make any new RMB-denominated investments or expenditures costlier to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our Common Stock. If we decide to convert RMB into U.S. dollars for the purpose of making payments for dividends on our Common Stock, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Very few hedging options are available in China to reduce our exposure to exchange rate fluctuations. In addition, our currency exchange loss may be magnified by Chinese exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates and restrictions on exchange may have a material adverse effect on your investment.

Risks Related to this Offering and the Ownership of Our Common Stock

Our parent company may exert significant influence over our affairs, including the outcome of matters requiring stockholder approval.

As of the date of this Offering Circular, without giving effect to the recent private placement, our parent company, LSBD, has 100% beneficial ownership of the Company. Even after the expected dilution on completion of this Offering, such parent will have the ability to control the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our certificate of incorporation and by-laws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from those individuals. Therefore, you should not invest in reliance on your ability to have any control over our company.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you may not agree.

 Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not advance our business plan, achieve proposed objectives, improve our financial condition, generate revenue or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

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Certain important information may not be known and events may not have occurred at the time that an investor’s investment decision to invest in the Shares becomes irrevocable, thus creating doubt and related risk as to whether that information will be known and those events will occur as anticipated if at all.

Certain important information may not be known and events may not have occurred at the time that an investor’s investment decision to invest in the Shares becomes irrevocable. As noted elsewhere herein, including “Risk Factors – Our shares of Common Stock are not and may not be listed for trading on a national securities exchange” below, an investor may not know whether our Common Stock will be listed for trading on Nasdaq until after the investor’s investment decision has become irrevocable. We will also be, if we achieve Nasdaq listing for our Common Stock, a “controlled company” under the corporate governance standards for Nasdaq listed companies and will be exempt from certain corporate governance requirements of the rules. In the event of such achievement, we intend to utilize those exemptions. Accordingly, stockholders would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

We qualify as a “controlled company” within the meaning of the Nasdaq rules. As a result, we qualify for, and if Nasdaq listing is achieved intend to rely on, exemptions from corporate governance requirements that provide protection to stockholders of other companies.

Immediately following completion of this offering, LSBD will control more than a majority of the total voting power of our outstanding Common Stock. As a result, LSBD will be able to control the outcome of all matters submitted to a vote of our stockholders, including, for example, the election of directors, amendments to our certificate of incorporation and mergers or other business combinations. See “Description of Capital Stock”. In addition, we currently intend to utilize the controlled company exemption under the Nasdaq corporate governance rules, and so you will not have the same protections afforded to stockholders of companies that are subject to such requirements, including:

•	the requirement that a majority of our Board of Directors consist of “independent directors”;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the compensation and nominating and corporate governance committees.

Accordingly, we will not have a nominating and corporate governance committee and our compensation committee may not consist entirely of independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq rules.

In addition, Nasdaq has developed listing standards regarding compensation committee independence requirements and the role and disclosure of compensation consultants and other advisers to the compensation committee that, among other things, requires:

•	compensation committees be composed of independent directors, as determined pursuant to new independence requirements;

•	compensation committees be explicitly charged with hiring and overseeing compensation consultants, legal counsel and other committee advisors; and

•	compensation committees be required to consider, when engaging compensation consultants, legal counsel or other advisors, independence factors, including factors that examine the relationship between the consultant or advisor’s employer and us.

As a controlled company, we will not be subject to these compensation committee independence requirements.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 2,083,334 shares of Common Stock at an assumed public offering price of $12.00 per share, and before deducting the commissions and estimated offering expenses, investors in this offering can expect an immediate dilution to net tangible assets (which excludes a value for the License Agreement) of a decrease of $10.35 per share down from $12.00 to $1.65 immediately after the offering. See “Dilution” for a more complete description of how the value of your investment in our Common Stock will be diluted upon the completion of this offering.

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Our shares of Common Stock are not and may not be listed for trading on a national securities exchange.

We have submitted an application to list our Common Stock on The Nasdaq Stock Market (“Nasdaq”) under the symbol “GBSG”. There is no assurance that this application will be approved and investors may not know at the time that their investment becomes irrevocable whether this application will be approved or whether the Shares will ever be listed. Nonetheless, our Common Stock will not commence trading on Nasdaq unless and until (i) the minimum amount of this Offering is closed; (ii) this Offering is terminated and (iii) we have filed a post-qualification amendment to the Offering Statement, and a registration statement on Form 8-A (“Form 8-A”) under the Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating the Offering and commencing the trading of our Common Stock on Nasdaq in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock on Nasdaq.

Whether we meet Nasdaq’s minimum listing criteria will be determined by Nasdaq in its discretion. If we do not meet the criteria, or Nasdaq does not make necessary discretionary exceptions, as to which there can be no assurance, then we will not be able to list our Common Stock on Nasdaq.

There is no assurance that such listing will ever be obtained. You may not be able to sell your securities at the time desired or at the price desired. The failure of our securities to be approved for trading on Nasdaq may have the effect of limiting the trading activity of our securities and reducing the liquidity of an investment in our Common Stock. The effects of not being able to list our securities on a national exchange include:

•	limited dissemination of the market price of our securities;

•	limited news coverage;

•	limited interest by investors in our securities;

•	volatility of the prices of our stock and any warrants we may issue, due to low trading volume;

•	increased difficulty in selling our securities in certain states due to “blue sky” restrictions; and

•	limited ability to issue additional securities or to secure additional financing.

If we fail to meet the minimum requirements for listing on Nasdaq, we may seek to have our Common Stock quoted over-the-counter, such as on the OTCQX. The OTCQX is not a stock exchange, and if our Common Stock trades on the OTCQX rather than Nasdaq, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

If initially listed, we may not be able to satisfy listing requirements of The Nasdaq Stock Market to maintain a listing of our Common Stock.

If our Common Stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the Nasdaq listing requirements, our Common Stock may be delisted. If we fail to meet any of the Nasdaq’s listing standards, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock.

The market price of our Common Stock may be significantly volatile.

The market price for our Common Stock may be significantly volatile and subject to wide fluctuations in response to factors including the following:

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•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	changes in financial or operational estimates or projections;

•	conditions in markets generally;

•	changes in the economic performance or market valuations of companies similar to ours; and

•	general economic or political conditions in the United States or elsewhere.

In particular, the market prices for securities of medical device companies have historically been particularly volatile. Some of the factors that may cause the market price of our Common Stock to fluctuate include:

•	any delay in or the results of our clinical trials;

•	any delay in manufacturing of our products;

•	any delay with the approval for reimbursement for the patients from their insurance companies;

•	our failure to comply with regulatory requirements;

•	the announcements of clinical trial data, and the investment community’s perception of and reaction to those data;

•	the results of clinical trials conducted by others on products that would compete with ours;

•	any delay or failure to receive clearance or approval from regulatory agencies or bodies;

•	our inability to commercially launch products or market and generate sales of our products, including the GBS System;

•	failure of the GBS System or any other products, even if approved for marketing, to achieve any level of commercial success;

•	our failure to obtain intellectual property protection for any of our technologies and products (including those related to the GBS System) or the issuance of third party intellectual property that cover our proposed technologies or products;

•	developments or disputes concerning our product’s intellectual property rights;

•	our or our competitors’ technological innovations;

•	general and industry-specific economic conditions that may affect our expenditures;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or intellectual property;

•	failure to adequately manufacture the GBS System or any other products through third parties;

•	future sales of our Common Stock or other securities, including shares issuable upon the exercise of outstanding warrants or otherwise issued pursuant to certain contractual rights;

•	period-to-period fluctuations in our financial results; and

•	low or high trading volume of our Common Stock due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our Common Stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our Common Stock to be volatile and negative results would have a substantial negative impact on the price of our Common Stock.

In some cases, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

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Shares eligible for future sale may adversely affect the market for our Common Stock.

We have a significant number of shares of Common Stock underlying outstanding preferred stock and the convertible notes of our subsidiary GBS Pty Ltd., the future sale of which shares could depress the price of our publicly-traded stock. As of the date of this Offering Circular: (i) 1,222,506 shares of Common Stock are issuable upon the completion of this Offering by mandatory conversion of such outstanding preferred stock convertible at a one-to-one ratio; (ii) 517,358 shares of Common Stock are issuable upon the completion of this Offering by mandatory conversion of $5,277,056 of such debt at an effective exercise price at a 15% discount to the price per Share in this Offering; and (iii) and 1,222,506 shares of Common Stock are issuable during the one year period commencing on the second anniversary of the completion of this Offering by exercise of outstanding warrants that were issued in connection with the issuance of the preferred stock. In addition, from time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholder (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale report may have a material adverse effect on the market price of our securities.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of an extension of time to comply with new or revised financial accounting standards;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company”. Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. While we are not currently delaying the implementation of any relevant accounting standards, in the future we may avail ourselves of these rights, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Common Stock.

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Our Common Stock may be considered a “penny stock”, and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our Common Stock may be considered to be a “penny stock” if it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our Common Stock may be a “penny stock” if it meets one or more of the following conditions: (i) the stock trades at a price less than $5 per share; (ii) it is not traded on a “recognized” national exchange; or (iii) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our Common Stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Our compliance with complicated U.S. regulations concerning corporate governance and public disclosure is expensive. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating U.S. public companies.

As a publicly reporting company, we are faced with expensive and complicated and evolving disclosure, governance and compliance laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and the Dodd-Frank Act. New or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards of a U.S. public company are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, our executive officers have little experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to company with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our Common Stock.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our certificate of incorporation and by-laws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and by-laws currently provide for:

•	the issuance of “blank check” preferred stock that could be issued by our Board of Directors to thwart a takeover attempt;

•	that vacancies on our Board of Directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

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•	that special meetings of stockholders may only be called by our Chief Executive Officer, our Board of Directors or a majority of our stockholders;

•	not provide stockholders with the ability to cumulate their votes; and

•	provide that our Board of Directors or our stockholders may amend our by-laws.

We do not currently intend to pay dividends on our Common Stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We do not anticipate paying any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

As a result of becoming a public company, we will be obligated to develop and maintain a system of effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may harm investor confidence in our company and, as a result, the value of our Common Stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report we file with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

We are in the very early stages of the costly and challenging process of compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. As we transition to the requirements of reporting as a public company, we may need to add additional finance staff. We may not be able to remediate any future material weaknesses, or to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to express an opinion on the effectiveness of our internal controls when they are required to issue such opinion, investors could lose confidence in the accuracy and completeness of our financial reports, which could harm our stock price.

The Company has engaged in certain transactions with related persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Transactions.”

The Company may undertake additional equity or debt financing that may dilute the shares in this offering.

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this Offering.

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If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur indebtedness or raise additional equity in order to finance our operations. Incurring debt will create debt service obligations and make less cash available for operations. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

Investor funds will not accrue interest while in escrow prior to closing.

Until we achieve the minimum offering amount, the proceeds for the Offering will be kept in an escrow account. Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to the Company and the associated Shares will be issued to the investors in the Initial Closing. If the Offering does not close for any reason, the proceeds for the Offering will be promptly returned to investors, without deduction and generally without interest. Prime Trust, LLC will serve as the escrow agent. Proceeds from investors after the Initial Closing also will be kept in escrow subject to an Additional Closing, each of which the Company may undertake from time to time on a rolling basis without any minimum amount.

The Company has made assumptions in its projections and in forward-looking statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations.

The Company has significant discretion over the net proceeds of this offering.

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The offering price for the shares offered has been determined by the Company.

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

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The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

We will incur increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline and would result in the dilution of your holdings.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding Common Stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your holdings. In addition, the perception that new issuances of our Common Stock, or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock. Further, our directors, officers and more than 5% stockholders will enter into agreements pursuant to which, subject to certain exceptions, such persons will not sell any shares of our Common Stock that they own for one year after the date of this Offering Circular, as further described in “Plan of Distribution”. Other investors in our outstanding Series A Convertible Preferred Stock and the notes issued by our 98%-owned subsidiary GBS Pty Ltd, all of which automatically convert into shares of Common Stock immediately prior to the initial closing of this Offering, have agreed to the same lock-up, but for a period of 180 days rather than one year. In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

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Neither the Offering nor the Shares have been registered under Federal or State Securities Laws, leading to an absence of certain regulation applicable to the Company.

The Company also has relied on exemptions from securities registration requirements under applicable federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018:

•	on an actual basis;

•	on a pro forma basis, assuming the sale in this Offering of the minimum amount of shares being offered, at an assumed offering price to the public of $12.00 per share, resulting in net proceeds to us of $7,620,000 (after deducting underwriting discount and commissions of $630,000 and our estimated other offering expenses of $750,000); and

•	on a pro forma, as adjusted basis, assuming the sale in this offering of the maximum amount of shares being offered, at an assumed offering price to the public of $12.00 per share, resulting in net proceeds to us of $22,850,000 (after deducting underwriting discount and commissions of $1,400,000 and our estimated other offering expenses of $750,000).

You should read this table together with our audited consolidated financial statements as of and for the year ended June 30, 2017 and the year ended June 30, 2018 and the related notes thereto, included elsewhere in this Offering Circular. Our use of proceeds from this offering is discussed under “Use of Proceeds.”

	As of June 30, 2018
	Actual (Audited)	Pro Forma Assuming Minimum Offering Amount		Pro Forma Assuming Maximum Offering Amount
Stockholders’ equity (deficit):
Preferred Shares, $0.01 par value, 2,000,000 shares authorized, 1,222,506 shares issued and outstanding as of June 30, 2018[1]	$8,715,794
Common Shares, $0.01 par value, 20,000,000 shares authorized, 9,000,000 shares issued and outstanding as of June 30, 2018	$1	1		1
Ordinary Shares, 2,036,000 shares issued and outstanding as of June 30, 2018[2]	$1,314,494	1,314,494		1,314,494
Additional paid-in capital	$(8,333,033)	10,476,804	[3]	25,706,804	[3]
Accumulated deficit	$(5,332,055)	(5,332,055)		(5,332,055)
Accumulated Other comprehensive income	$571,105	571,105		571,105
Total stockholders’ equity (deficit)	(3,063,694)	7,030,349	[4]	22,260,349
Total capitalization	$(3,063,694)	$7,030,349		$22,260,349

1 These shares automatically convert to shares of our Common Stock in connection with the Offering.

2 These ordinary shares are issued by our 98%-owned subsidiary, GBS Pty Ltd, and remain outstanding following the completion of this Offering.

3 These amounts equal the net proceeds raised in the minimum and maximum offerings $(7,620,000 and $22,850,000, respectively), plus the aggregate outstanding amount of the convertible notes issued by GBS Pty Ltd $(5,277,056) as of June 30, 2018, minus deferred charges and unamortized debt issuance costs to be written off against share capital in connection with this Offering $(2,420,252).

4 These amounts include the automatic conversion of the foregoing convertible notes into 517,358 shares of Common Stock at a price per share equal to $10.20 (representing a 15% discount to the $12.00 price per share in this Offering).

The table above excludes the following securities:

•	1,222,506 shares issuable upon the exercise of outstanding warrants issued in connection with the placement of our Series A Convertible Preferred Stock, at an exercise price of $12.00 per share, which warrants are exercisable only during the one-year period commencing on the second anniversary of the closing of this Offering;

•	500,000 shares that will become available for future issuance under our 2017 Equity Incentive Plan; and

•	conversion of the warrants (the “Placement Agent Warrants”) to purchase shares of Common Stock equal to 4.0% of the aggregate Shares sold in this Offering, which Placement Agent Warrants will be for the purchase of 30,000 shares in the event the minimum number of Shares is sold and 83,333 shares in the event the maximum number of Shares is sold.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 16.2% of the total Shares of stock of the Company (excluding the impact of outstanding warrants). The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund-raising will further dilute the percentage ownership of the Shares sold herein in the Company.

The share and per share amounts set forth below reflects the reverse stock split of approximately one to 0.916 shares that resulted in 8,250,000 shares of Common Stock being issued and outstanding on August 9, 2018.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of June 30, 2018, the net tangible book value of the Company was approximately negative $5,046,817 (including the impact of outstanding convertible notes issued by our 98%-owned subsidiary GBS Pty Ltd) since the Company has not generated any revenue to date. Based on 8,250,000 shares of Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately minus $0.61 per share on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the intangible assets, divided by the total number of shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $1.65 per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share owned by our current shareholders will have immediately increased by approximately $2.23 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $1.65 per Share, which represents a $10.35 dilution per share to new investors. These calculations do not include the costs of the Offering and dilution from exercising of warrants, will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$12.00
Net Tangible Book Value per Share before Offering (based on 8,250,000 shares)	$(0.61)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 2,083,334 shares***)	$2.26
Net Tangible Book Value per Share after Offering and Conversion of Preferred Stock and Convertible Notes (based on 12,073,198 shares)	$1.65
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering**	$10.35

* Before deduction of offering expenses.

** Excludes the value of the License Agreement due to it being intangible in nature.

*** Being total amount of shares at completion of maximum offering, conversion of convertible notes and convertible preference shares.

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to existing shareholders for Shares acquired by them in a transaction during the past year. The Company’s operations to date have been funded by LSBD as well as by $13,992,849 proceeds from the equivalent of 1,739,864 shares of Common Stock in preferred stock, warrants and convertible note issuances. As a result, the average effective cash contribution for shares acquired by them in a transaction during the past year was approximately $8.04 per share, whereas the public contribution under this public offering will be $12.00 per share.

The following table sets forth, assuming the sale of 2,083,334 shares of our Common Stock offered for sale if the maximum amount is sold in this Offering, as of the date hereof, the total number of shares previously issued and sold to existing investors including holders of our Series A Convertible Preferred Stock and holders of our subsidiary’s notes convertible into our Common Stock, the total consideration paid for the foregoing and the average price per share. As the table shows, new investors purchasing shares of Common Stock may in certain circumstances pay an average price per share substantially higher than the average price per shares paid by our existing stockholders.

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	Number of	Purchased	Total	Consideration
Date Hereof	Shares	Percent	Amount	Percent

Existing Stockholders	8,250,000	68.3%	$1	0.0%
Convertible Note Holders	517,358	4.3%	5,277,056	13.5%
Convertible Preferred Stock	1,222,506	10.1%	8,715,793	22.4%
New Investors (maximum offering)	2,083,334	17.3%	25,000,000	64.1%
Total	12,073,198	100.00%	$38,992,850	100.00%

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PLAN OF DISTRIBUTION

In connection with this offering, we will enter into a placement agency agreement with Cuttone & Co., LLC on or immediately prior to the date on which the SEC initially qualifies the Offering Statement (the “Qualification Date”), pursuant to which Cuttone will offer the Shares on a “best efforts, minimum-maximum basis.” The minimum offering amount is $9,000,000; and the maximum offering amount is $25,000,000. Subject to certain conditions, Cuttone & Co., LLC (“Cuttone” or the Placement Agent) has agreed to use its best efforts to procure potential purchasers for the Offered Shares. This offering is being undertaken on a best efforts only basis. The Placement Agent is not required to take or pay for any specific number or dollar amount of our Common Stock. The Placement Agent will have the right to engage such other FINRA member firms as it determines to assist in this offering. The Shares will initially be offered at the initial public offering price set forth on the cover of this Offering Circular by the Placement Agent and by the participating broker-dealers included in the Placement Agent’s selling group syndicate (each a “Dealer” and collectively the “Dealers”), who will then sell the Shares to the public at the initial public offering price. Sales commissions will be paid to the Dealers by the Placement Agent after closing of the offering. We will not offer any discounts or pay any fees directly to the Dealers. After the initial offering of the Shares, the offering price and other selling terms may be subject to change. The offering of the Shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason. Neither the Placement Agent, nor any of its affiliates have provided any services to us or our affiliates in the past.

The Shares will be issued in one or more closings. For the Initial Closing and each Additional Closing, all proceeds for such closing will be kept in an escrow account maintained by the Escrow Agent, Prime Trust, 2300 West Sahara, Suite 1170, Las Vegas, NV 89102, which is a "bank" under Rule 15c2-4, for the benefit of the investors in accordance with Rule 15c2-4 under the Exchange Act. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for such closing will be issued to investors. The Placement Agent and the participating broker-dealers must sell the minimum number of shares set forth in this Offering Circular (the “Minimum Offering”). Neither the Underwriter nor the Dealers have any obligation to sell any Shares. Sales of Shares to affiliates and persons associated with the Placement Agent and the Company, if any, will be included for purposes of satisfying the Minimum Offering Amount. The escrow account will be opened immediately prior to the Qualification Date and will remain open until the offering terminates without the Minimum Offering having been reached, or if the Initial Closing occurs, until the last Additional Closing date. All funds received into the escrow account will be held in an account in accordance with Rule 15c2-4 under the Exchange Act. All funds will be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by the Escrow Agent per the instructions in the subscription agreement. The Escrow Agent may accept checks from investors if such investors meet certain eligibility requirements. The Placement Agent will not accept or handle any funds. The subscription agreement will be available at ________. The Escrow Agent will notify the Placement Agent when the full amount necessary to purchase the Minimum Offering has been received. If, on the Termination Date, investor funds are not received in respect of the Minimum Offering, then all investor funds that were deposited into the escrow account will be returned promptly to investors, without interest and without deduction, and the offering will terminate.

Technology and Escrow Services

The Company will enter into an escrow agreement with Prime Trust, a Nevada registered trust company, under which Prime Trust will hold in escrow all proceeds of this Offering until gross proceeds of $9,000,000 are realized from the sale of 750,000 shares of Common Stock. Such escrow account and escrow funds shall be maintained in a manner that is compliant with SEC Rules 10b-9 and 15c2-4 as promulgated under the Securities Exchange Act of 1934, as amended. In addition, Prime Trust will perform the following administrative functions in connection with this Offering in addition to acting as the escrow agent:

•	review the subscription agreements to determine whether all of the necessary information has been obtained from the investors, to determine compliance with the investment limitation requirement, and to perform anti-money laundering checks;

•	contact the investors if necessary to gather additional information or clarification;

•	provide us with prompt notice for subscriptions that cannot be accepted; and

•	transmit the subscription information data to our transfer agent.

The Company will also enter into a technology services agreement with Prime Trust, under which Prime Trust will provide certain technology services.

As compensation for the escrow services and administrative functions listed above, we have agreed to pay Prime Trust a fixed amount per each domestic investor and per each international investor to conduct an anti-money laundering check. In addition, we will pay Prime Trust a flat fee for account set up, a monthly fee for so long as this Offering is being conducted, and up to a fixed amount per investor for processing incoming funds. In addition, as compensation for the technology services, we will pay Prime Trust a flat license fee, a monthly fee for ‘Invest Now’ button technology, and a fixed fee for each subscription agreement executed via electronic signature.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this Offering. All inquiries regarding this Offering or escrow should be made directly to the Company.

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Engagement Agreement with the Placement Agent

We are currently party to an engagement agreement with Cuttone.

Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Shares under state securities laws and FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses. We are obligated to reimburse the Placement Agent for reasonable travel expenses and other out-of-pocket expenses including legal fees and diligence costs associated or incurred in connection with the offering, in an aggregate amount of $150,000.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason (other than termination due to the Placement Agent’s material failure to provide its services), we have agreed to reimburse the Placement Agent for reasonable travel expenses and other out-of-pocket expenses including legal fees and diligence costs associated or incurred in connection with the offering, in an aggregate amount of up to $150,000.

Strategic Transaction Advisory Services. If, during the term of the engagement agreement without consummation of this offering, we enter into a merger, consolidation, purchase or sale of assets or similar strategic transaction, we have agreed to pay the Placement Agent a fee of 1.5% of the total consideration in the strategic transaction.

Commission. We have agreed to pay a commission of 7% of the gross offering proceeds with respect to the initial $15,000,000 in proceeds and 3.5% for any proceeds in excess of $15,000,000 to the Placement Agent as compensation immediately upon consummation of the offering.

Non-Accountable Expense Reimbursement. We have agreed to pay a non-accountable expense allowance equal to 0.75% of the gross proceeds to the Placement Agent.

Placement Agent’s Warrants

Upon each closing of this offering, we have agreed to issue warrants to the Placement Agent (“Placement Agent’s Warrants”) to purchase a number of shares of the Common Stock equal to 4.0% of the total Shares sold in such closing. The Placement Agent’s Warrants are exercisable commencing on the Qualification Date, and will be exercisable for five years after the Qualification Date. The Placement Agent’s Warrants are not redeemable by us. The exercise price for the Placement Agent’s Warrants will be the amount that is 25% greater than the initial public offering price.

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The Placement Agent’s Warrants and the Common Stock underlying the Placement Agent’s Warrants are deemed compensation by FINRA and therefore are subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The Placement Agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Placement Agent’s Warrants or the Common Stock underlying the Placement Agent’s Warrants, nor will the Placement Agent or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent’s Warrants or the underlying Common Stock for a period of 180 days from the Qualification Date, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any placement agent or selected dealer participating in the offering and their officers or partners if the Placement Agent’s Warrants or the underlying Common Stock so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter’s Warrants will provide for adjustment in the number and price of the Underwriter’s Warrants and the Common Stock underlying such Placement Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction.

Future Services

We have agreed to provide the Placement Agent with the first option to act as our investment banker for a period of 18 months following the fiscal closing of this Offering.

Lock-Up Agreements

Our directors, officers and more than 5% shareholders have agreed, or will agree, with the Placement Agent, subject to certain exceptions, that, without the prior written consent of the Placement Agent, they will not, directly or indirectly, during the period ending one year after the date of the Offering Circular (180 days for investors in our Series A Convertible Preferred Stock and the outstanding notes convertible into shares of our Common Stock):

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by us or each such principal stockholder or with respect to which us or each such principal stockholder has or hereafter acquires the power of disposition; or

●	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

In addition, we have agreed, or will agree, with the Placement Agent, subject to certain exceptions, that, without the prior written consent of the Placement Agent, it will not, for a period ending 180 days after the date of the Offering Circular:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

●	file or cause to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock other than the filing of a registration statement on Form S-8;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; or

●	publicly announce an intention to effect any transaction specified above.

These agreements do not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Listing on a National Securities Exchange

We have applied to list our Common Stock on The Nasdaq Stock Market (“Nasdaq”) under the symbol “GBSG”. Our Common Stock will not commence trading on Nasdaq, however, unless and until the (i) this Offering is closed in amounts sufficient to meet the minimum listing criteria of Nasdaq; (ii) this Offering is terminated and (iii) we have filed a post-qualification amendment to the Offering Statement, and a registration statement on Form 8-A (“Form 8-A”) under the Exchange Act of 1934, as amended (the “Exchange Act”), and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the Offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on Nasdaq, we may wait before terminating the Offering and commencing the trading of our Common Stock on Nasdaq in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock on Nasdaq.

Whether we meet Nasdaq’s minimum listing criteria will be determined by Nasdaq in its discretion. If we do not meet the criteria, or Nasdaq does not make necessary discretionary exceptions, as to which there can be no assurance, then we will not be able to list our Common Stock on Nasdaq.

There is no assurance that such listing will ever be obtained and investors may not know at the time that their investment becomes irrevocable whether the listing application will be approved. If we fail to meet the minimum requirements for listing on Nasdaq, we will seek to have our Common Stock quoted on an alternative exchange, trading platform or over-the-counter, such as on the OTCQX. The OTCQX is not a stock exchange, and if our Common Stock trades on the OTCQX rather than Nasdaq, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock. See “Risk Factors – Our shares of Common Stock are not and may not be listed for trading on a national securities exchange.”

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Pricing of the Offering

Prior to the offering, there has been no public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Placement Agent. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available to the Placement Agent;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by the Placement Agent and us.

Indemnification and Control

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to advance and reimburse its cost of defense of any claims asserted in connection with the offering. If we are unable to provide this indemnification, we will contribute to the payments the Placement Agent and its selling agents, affiliates and controlling persons may be required to make in respect of these liabilities.

The Placement Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.

Our Relationship with the Underwriter

In the ordinary course of their various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on Nasdaq or other national securities exchange. The following would apply only if we are unable to obtain a listing on a national securities exchange and we may seek for our Common Stock to trade on a platform of the OTC Markets.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under “How to calculate your net worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)          You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)         You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “How to calculate your net worth”);

(iii)         You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)         You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)          You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)         You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)        You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)      You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Date

This offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Offering Procedure

We are offering a minimum of 750,000 and a maximum of 2,083,334 shares (the “Shares”) of our common stock, par value $0.01 (“Common Stock”), at an offering price of $12.00 per share for a minimum offering amount of $9,000,000 and a maximum offering amount of $25,000,000 (the “Offering”). The Offering will terminate on          , 2018, subject to extension by us for up to thirty (30) days; provided that, if we have received and accepted subscriptions for the minimum number of Shares on or before          , 2018, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum offering amount (the “Initial Closing”) and this offering will continue until the earlier of (i) the date which is sixty (60) days after the Initial Closing, or (ii) the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). If, on the Initial Closing date, we have sold less than the maximum number of Shares, then we may hold one or more additional closings to sell additional Shares (each, an “Additional Closing”), until the earlier of: (i) the sale of the maximum number of Shares or (ii) the Termination Date.

Subject to the minimum offering being raised, we will undertake one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. At each closing, funds held in escrow will be distributed to us, and the associated shares will be issued to the investors. All subscribers will be instructed by us or our agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the escrow account established for this offering or deliver checks made payable to “Prime Trust, LLC as Escrow Agent for Investors in Glucose Biosensor Systems Offering” which the escrow agent shall deposit into such escrow account and release to us at each closing. Subject to the minimum offering being raised, we intend to close on all funds received from investors that are deposited in the escrow account.

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We will engage Prime Trust, LLC, as escrow agent and the escrow agreement will be filed as an exhibit to the Offering Statement of which this Offering Circular is a part. The escrow agent has not investigated the desirability or advisability of investment in our Common Stock nor approved, endorsed or passed upon the merits of purchasing the common stock.

We will use the website, https://gbsgreaterchina.com, to provide information on the offering to potential investors. The website will be the exclusive online means by which prospective investors may subscribe in this offering. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the foregoing website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement. After we receive your complete, executed subscription agreement (the form of which is attached to the Offering Statement as Exhibit 4.1) and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable. The subscription agreement will be governed and construed in accordance with the laws of the State of New York. By signing the subscription agreement, you will consent to the jurisdiction of any state or federal court of competent jurisdiction located within New York and no other place and irrevocably agree that all actions or proceedings relating to the subscription agreement may be litigated in such courts. The governing law and jurisdictions provisions of the subscription agreement will not apply to or limit any claims made by you (or any transferee of securities purchased by you) under the federal securities laws and the rules and regulations thereunder.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our Common Stock will be approximately $22.50 million if the maximum offering is completed and approximately $7.62 million if the minimum offering is completed, assuming a public offering price of $12.00 per share, after deducting the estimated placement agency discounts and commissions and estimated offering expenses payable by us.

If we meet the maximum offering it will enable the Company to better pursue the early stages of the regulatory approval process and comply with obligations under the License Agreement. To the extent that we raise less than the maximum offering, we will have to raise that much more capital in the future to pursue our business objectives. Since we have not yet developed detailed priorities for the use of proceeds, pending our regulatory approvals analysis and other early stage activities, we are unable to describe what uses of proceeds would be foregone to the extent we raise less than the maximum offering; provided that there can be no assurances that even if we raise the maximum offering the net proceeds would be sufficient, without additional capital raised, to achieve all necessary such regulatory approvals or compliance obligations. See “Risk Factors – Given our lack of revenue and our negative cash flow, we expect to need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.”

We expect that a substantial portion of the net proceeds used for the purposes described above will be paid to LSBD pursuant to the License Agreement, pursuant to which LSBD will conduct a substantial portion of the activities that must be performed in the near term to advance our business plan, including without limitation market data studies, delivery of a finalized field prototype biosensor, delivery of a manufacture-to-scale plan, delivery of a global regulatory strategy plan, commencing scale manufacturing, commencement of confidential testing, submitting and finalizing regulatory submissions through final approvals, delivery of a finalized product for sale, and many other services. Not all of the services to be performed by LSBD under the License Agreement are expected to be completed within the first year following this Offering. While the payments to LSBD for all such services would exceed net proceeds in the event only the minimum amount of this Offering is received, the Company expects that it will use such net proceeds for purposes as are most timely and appropriate in its judgment.

We intend to use the net proceeds received from this offering as described above and secondarily, if available, for development of our software platform, sales and marketing efforts to penetrate the markets in the China Region, production arrangements, funding our working capital and for general corporate purposes. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The broad expected use of net proceeds of this offering represents our current intentions based upon our general plan and business conditions. The amounts and timing of our use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the proposed business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DESCRIPTION OF BUSINESS

Overview

Glucose Biosensor Systems (Greater China) Holdings, Inc. (the “Company”) is a development stage medical device company that owns the license to the novel and patent-protected biosensor saliva glucose monitoring system (the “GBS System”) in the region of Mainland China, Hong Kong, Vietnam and Bangladesh (“China Region”). We were formed on December 5, 2016, as a Delaware corporation with headquarters in New York City.

We are a wholly-owned subsidiary of Life Science Biosensor Diagnostics Pty Ltd (“LSBD”), an Australian company that owns the worldwide intellectual property rights to the biosensor platform invented at the University of Newcastle, Australia. LSBD is responsible for the development of the biosensor platform and has licensed that technology to us to commercialize the GBS System in the China Region. We have two subsidiaries: wholly-owned Glucose Biosensor Systems (Greater China), Inc., a Delaware corporation, and 98%-owned Glucose Biosensor Systems (Greater China) Pty Ltd (“GBS Pty Ltd”), an Australian corporation. We expect to form and utilize additional foreign subsidiaries to facilitate our operations in certain jurisdictions and for other purposes.

A major feature of the GBS System will be its ability to detect glucose in saliva, obviating the need for patients or consumers to perform frequent finger punctures as required by conventional blood glucose measurement techniques.

Once developed, the basic components of the GBS System will be:

The biosensor

The single use organic biosensor reacts with saliva and initiates an electrochemical reaction, producing a detectable electrical signal that is proportional to the glucose present in the sample and converted by a smartphone or dedicated reading ‘smart” device into a real-time saliva glucose reading.

Dedicated digital health care application

Our digital health care application will be designed to enable user interaction, data interface, storage, analytics and patient support programs.

For illustrative purposes only – not Company products

When the GBS System’s single-use organic biosensor interacts with saliva it initiates an electrochemical reaction, producing a measurable electrical signal directly correlated to the amount of glucose present in the saliva. This measurement is then converted into a real-time saliva glucose reading, by a smartphone or a dedicated reading “smart” device. This data set would then be securely stored, in analyzed and/or raw form, in a non-relational database in the cloud, for further evaluation and processing. This digital platform, combined with the clinically-relevant data, is designed to enable diabetics to achieve better glucose control, including through an accumulation of lifestyle data, thereby helping prevent or delay long term medical complications.

We believe the core innovation of our business will be the ability to measure glucose in saliva non-invasively. The core technology is the biosensor that enables the wider glucose management system. While complex in materials, technology and architecture, the biosensor is a recognized technology that is being transformed into a medical device that we expect to conform with the highest global medical device standards.

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The non-invasive attributes of the technology, the ability for real-time measurement and remote monitoring, could make it easier for a patient to monitor their glucose levels. This means that we have the potential to collect a greater amount of information from a larger proportion of patients. This increased data flow, for both the patient and their healthcare professionals, opens significant opportunities to improve the way diabetes is managed.

Through the deployment of our digital ecosystem, we propose to enable an entire patient/user community providing educational resources, enabling patient support groups and taking patient care beyond the health care provider’s office. This would create a tool extending beyond a simple stand-alone device, in essence a system that enables the patient to take greater control of their levels of glucose. This would all be possible due to the following attributes:

•	No more multiple daily routine finger prick testing.
•	Programmable notifications and reminders.
•	Insight and practical understanding of factors that affect patient/user glucose levels.

The biosensor is currently in development and within the next 24 months, the Company intends to advance the technology to conform to the regulatory requirements of the China Food & Drug Administration (CFDA) with the aim of generating revenue once approved.

This digital platform, combined with the clinically-relevant data, is designed to enable diabetics to achieve better glucose control, including through an accumulation of lifestyle data, thereby helping prevent or delay long term medical complications.

Revenue

The convergence of the biosensor with the digital networks and non-relational databases, placed within the Chinese diabetes patient community creates a redefined value chain with projected revenue generated from:

•	Biosensor sales to patients.
•	Alternative revenue streams that could potentially be generated from the well stratified patient database and network unified under the digital platform.

The Company will market, distribute and sell the product across the geographic region through contracted distributors that already possess significant market share within the self-testing blood glucose strips market. The Company is aiming to appoint multiple exclusive distributors across 31 territories in Mainland China initially.

The GBS System

The GBS System consists of a biosensor component that utilizes saliva to measure glucose, a digital health care application for smart devices and access to a cloud based non-relational patient database. A major feature of the GBS System is its ability to detect glucose in saliva, obviating the need for patients or consumers to perform frequent finger punctures as required by conventional blood glucose measurement techniques.

When the GBS System’s single-use organic biosensor interacts with saliva it initiates an electrochemical reaction, producing a measurable electrical signal directly correlated to the amount of glucose present in the saliva. This measurement is then converted into a real-time saliva glucose reading, by a smartphone or other ‘smart’ reading device. This data set is then securely stored, in analyzed and/or raw form, in a non-relational database in the cloud, for further evaluation and processing.

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We contemplate that the use of saliva-based sampling will make glucose monitoring more accessible to patients as no painful intervention is necessary. The intuitive interface with smart devices would enable analytical capabilities accessed through the data stored on the non-relational database. These attributes would be designed to unlock a broader opportunity in the personalized medicine sector of the healthcare industry in the China Region. Our goals regarding this broader opportunity include:

•	using revenue generated from biosensor sales for working capital purposes, and
•	capitalizing on and leveraging the dedicated, demographically-defined and segmented user network to be created through the institution of the proposed digital platform.

A saliva based glucose monitoring system appears to be more patient-friendly as it eliminates the need for invasive finger pricks. This leads us to believe that patients would increase the frequency of sampling saliva, giving them more insight into their glucose levels, resulting in higher compliance and thus better glycemic control.

The digital platform combined with the clinically relevant data, will enable diabetics to achieve better glucose control through a greater understanding of lifestyle factors, thereby helping prevent or delay long term medical complications.

The convergence of the biosensor with the digital networks and non-relational databases, placed within the Chinese diabetes patient community, is designed to create a redefined value chain through:

•	revenue generated from biosensor sales to patients;
•	revenue generated from sales to consumers who proactively monitor glucose levels (e.g., lifestyle users as part of a wellness, fitness, weight reduction program); and
•	revenue generated from the network and the non-relational database.

The smart device application or dedicated reading device would allow every measurement to be stored locally and online. This data could then be used to improve the daily management of diabetes. As the database builds knowledge, including by machine learning, and continuously updates with the patient’s activities, such as nutrition, exercise and sleep, and also cross correlates with the data of other users, the biosensor system would provide intelligent suggestions and automated actions.

For example, a patient who has demonstrated regular high readings of glucose on a particular day of the week may be prompted to reduce intake of carbohydrates (such as sugar) that day or to increase the frequency of measurements.

The Saliva-Based Biosensor - The Technology

Self-testing blood glucose monitors were introduced to the market in the 1970s and, since then, the method of glucose self-testing has not meaningfully changed. The methodology of the GBS System represents a breakthrough in glucose monitoring as it represents the potential for a non-invasive, painless, scientifically valid and cost-effective saliva-based method of measuring glucose levels. The core innovation that the Company is introducing is:

•	The sampling medium for detection of glucose, saliva.
•	The detection mechanism of glucose built in the biosensor.

While complex in materials technology and architecture, the biosensor is built on recognized sensing technology. Through the research conducted at the University of Newcastle, Australia, this technology is evolving into a medical device in conformity to the required highest global medical device standards.

The biosensor is based on a modified organic thin film transistor architecture incorporating glucose oxidase as the recognition element. Through prototypes, the biosensor exhibits linear glucose sensing at concentrations with greater sensitivity than commercial blood glucose sensors, offering potential for the prospect of a saliva-based test for diabetic monitoring and diagnosis. It has been demonstrated that the biosensor exhibits excellent sensitivity in the saliva glucose region of 8-200 µM. The mechanism by which the glucose sensing occurs involves the diffusion of protons (generated by the enzymatic oxidation of glucose) to, and subsequent doping of, the poly (3-hexythiophene) transistor channel. The fundamentals of the biosensor technology have been well-characterized and have a deep scientific history. Since their invention in 1947, transistors have dominated the mainstream microelectronics industry. Field Effect Transistors (FETs) are a class of transistor in which the current between a pair of source and drain electrodes separated by a semiconductor is controlled by a voltage applied to a third electrode known as the gate. The gate electrode is separated from the source-drain region by a thin (~100 nm) insulating dielectric region and thus is coupled to the semiconductor. By altering the bias voltage applied to the gate region, the source-drain region can be altered from conducting to insulating and thus the device can be turned on or off. Importantly, the presence of a relatively small number of charges on the gate electrode alters the flow of a great many charges between the source and drain electrodes. Accordingly, the FET acts as a switch as well as an amplifier.

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The biosensor makes use of another scientific discovery known as organic electronic polymers. This work, which was conducted in the 1970s, focused on the development of doped polyacetylene. Historically conductive polymers can also be traced back to the early 1960s. Conductive polymers have several advantages over other organic conductors with regard to their processability and hence their use is becoming increasingly widespread. The polymers that show the most promise in this area are based on the polythiophene structure. The flexible nature of these polymers allows them to be processed into almost any desired shape or form, making them attractive for the low-cost production of flexible electronic circuits, such as FETs.

The first demonstrated combination of FETs and organic electronic polymers was in the solid-state organic thin film transistor (OTFT) developed in 1986 using polythiophene (an organic electronic polymer) as the semi-conducting layer, with a similar device being reported in 1988. The performance of OTFTs in comparison with conventional silicon-based transistors has been considered encouraging and they have already been used in applications in logic circuits or as the driving elements in active matrix displays. Sensor fabrication based on organic electronics is also well-established, primarily driven by the appealing features offered by these materials such as flexible and adjustable chemical properties, and room temperature operation.

One of the most attractive features of organic electronics is the potential for flexible low-cost fabrication. A common feature of early OTFTs was the use of silicon as the substrate material, and thus since these hybrid devices are not truly all-polymer-based they do not offer all the advantages with respect to fabrication. In the world of sensors, the vast majority of previous scientific research and subsequent technological implementation of organic sensors has involved electrochemically grown films exhibiting performance levels that are, in most cases, inadequate for real applications. Solution-processed polymers, on the other hand, offer the greatest potential for the fabrication of low-cost electronics since they can be easily processed as liquids, unlike the organic crystals and short chain oligomers which are typically vapor deposited. Combining these unique material properties with low-cost techniques, such as ink-jet printing, offers the ability to rapidly produce disposable printed electronic circuits. The first all-polymer printed OTFT was reported in 1994. OTFTs are an exciting class of devices within the organic electronics field. The prospect of low cost organic electronic modules incorporating OTFTs fabricated at low temperatures using low energy techniques is very attractive. Low temperature solution-based processes, such as ink-jet printing, allow for compatibility with exible substrates, upon which it would be impossible to fabricate conventional electronics. In addition, conducting polymers can be synthesized in a laboratory without using rare or expensive materials meaning that they have the potential to be low cost when produced on a large scale.

The GBS System leverages this history of all-polymer printed OTFTs. The organic polymeric semiconductor poly-3-hexylthiophene, which the biosensor is based upon, is a relatively well understood material. The defining characteristic of our biosensor device is that it is based upon organic materials that exhibit excellent performance and can be solution processed at low temperatures on flexible substrates via low cost, high volume but highly sophisticated printing techniques. We believe that this indicates that inexpensive, non-medical waste disposable biosensors can be easily produced in large quantities. However, as we have yet to manufacture our biosensors on a commercial scale, there is no assurance that we will be able to manufacture the biosensors cost-effectively in commercial quantities.

For illustrative purposes only – not a Company product

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License Agreement

In August 2017, the Company entered into the Technology License Agreement with LSBD, as amended by the Variation Agreement to Technology License Agreement, dated as December 8, 2017, the Second Variation Agreement to Technology License Agreement, dated as of 18 April 2018, and the Third Variation Agreement to Technology License Agreement dated July 10, 2018 (as so amended to date, cumulatively, the “License Agreement”), setting forth our contractual rights in and responsibilities relating to the saliva glucose biosensor system for the China Region. The License Agreement includes the following summary terms:

•

an exclusive license is granted to the Company covering certain glucose sensor intellectual property scheduled in the License Agreement and other data owned by LSBD, but solely to (i) hold regulatory marketing authorizations in the China Region, (ii) promote, market and import specific licensed products in the China Region, (iii) provide customer support on the licensed products in the China Region, (iv) use the licensed products in the China Region, and  (v) collect data for LSBD regarding the use of the licensed products in the China Region;

•	the licensed products covered by the License Agreement are only those products that are procured by the Company from authorized suppliers in the China Region under rights owned by LSBD;
•	the licensed rights do not cover digital or online use to users not physically in the China Region;
•

the licensed rights are limited to those expressly set forth in the License Agreement and are non-transferable, non-assignable and non-sub-licensable, except that LSBD will in good faith consider any Company request for any sub-license;

•

the Company is required to meet specified performance milestones, including conducting clinical studies; obtaining regulatory approvals in the China Region within two years after the commencement of trading of the Shares on Nasdaq and within two years thereof placing orders with LSBD for a minimum number of products based on market growth, with annual increases; annually agree with LSBD as to that market growth; achieve annually that market share growth plus a minimum fixed percentage and quarterly orders with LSBD for products in quantities at that quarterly market share growth plus a minimum fixed percentage; conduct minimum marketing on standards reasonably determined by LSBD; and convert all glucose monitoring sales by the Company into glucose monitoring sales of the biosensor strip within five years; provided that (i) LSBD must supply all licensed product in accordance with the License Agreement, (ii) such product must be of merchantable quality and in accordance with local law, and (iii) certain end user data must be accessible to the Company;

•

upon failure of any of these requirements, LSBD may require the Company to make cash payment of the value of any shortfall and the failure to pay this amount within 14 business days will subject it to monthly compounding interest at a rate of LIBOR plus 4%;

•

the Company must notify LSBD of infringements of any licensed intellectual property and cooperate with and as instructed by LSBD, at LSBD’s expense, in preventing such infringement, but may take no other action regarding infringement;

•	the Company must market, sell and distribute the licensed products in accordance with law and distribution requirements set forth in the License Agreement, including delivering licensed products without inclusion of any other product, only as supplied by LSBD, without changing LSBD’s packaging or branding thereof and only in quantities as directed by LSBD; complying with all regulations; and keeping specified records and batch samples relating to its activities;

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•	the Company must file for and obtain all legal permits for marketing and selling the licensed products;
•

the Company must pay LSBD, subject to a monthly late charge, a one-time fixed license fee within 14 days of the obtaining of required regulatory approvals in China; fixed royalty percentages on the sale of specified licensed products on sales of commercial units and certain other devices; application license fees and fees for patient education services, all as determined from time to time by LSBD;

•

the Company must obtain, retain and provide to LSBD certain end user and other data and notify LSBD as to a variety of matters relating to the data, almost all of which data will be solely owned by LSBD, provided that the Company will have rights to certain of the data during the term of the License Agreement;

•

LSBD will own all of the right, title and interest in substantially all of the intellectual property covered by the License Agreement and LSBD shall have the right to control the protection of that licensed intellectual property as assisted by the Company, which shall have no rights to control or otherwise conduct protective activities;

•	the parties generally agree to keep confidential, subject to customary exceptions, all confidential information of the other party, subject to express exceptions;
•

except with respect to LSBD’s ownership of all intellectual property rights in respect of the licensed property and the non-infringement by the Company’s exercise of those rights, LSBD provides no, and disclaims all, representations, warranties or covenants relating to the licensed intellectual property or any other matters under the License Agreement and in particular disclaims any fitness of the property for any purpose;

•

LSBD is indemnified by the Company for any losses that may be incurred relating to any conduct, including any data collection or retention, by the Company under or relating to the License Agreement or the intellectual property under it, or any negligent or willful misconduct or violation of law by the Company, with no reciprocal indemnity; provided that LSBD indemnifies the Company for any losses arising that may be incurred related to (i) any third party claim that the exercise by the Company of its rights in respect of a licensed product violates its property or rights, and (ii) any regulatory or quality recall or any consumer or user claims or liability in relation to a licensed product (regardless of any contributory or comparative negligence of any Licensee Indemnitee, subject to contributory negligence;

•

The term of the License Agreement runs until the final date of protection afforded to the patent portfolio covered by the License Agreement, which is currently until 2033, provided that either party may terminate the License Agreement earlier following any uncured material breach by the other party of it, the discontinuation of the other party’s operations or an actual or prospective change in control of the other party, where change in control means, among other things, (i) any change of 50% ownership of outstanding common stock or voting rights, (ii) a merger resulting in a party’s pre-merger voting securities failing to represent at least 50% of all voting power immediately post-merger, (iii) a sale of substantially all assets, (iv) solely with respect to the Company, without LSBD’s prior approval a majority change in the composition of our board of directors (unless such change was pre-approved by our board, a nominating or other independent committee thereof) or (v) the dissolution or liquidation of the other party. In the event of a change in control of LSBD, LSBD must pay the Company an amount equal to the greater of the five-year projected net sales and five times the prior year’s actual net sales of the Company, as adjusted depending on how much of the term of the License Agreement remains. No similar payment is required by the Company in the event of a change in control of the Company; and

•	Upon the expiration, termination or cancellation of the License Agreement in any way, the Company the following consequences are required (i) the cessation of substantially all of the Company’s operations, (ii) the forfeiture to LSBD of substantially all of the Company’s intellectual property, and (iii) the payment of due amounts, effectively threatening the Company’s viability and otherwise having a material adverse effect on the Company and its business, assets and prospects.

The preceding summary and all other references to the License Agreement in this Offering Circular is subject to, and you are encouraged to read, the complete text of the License Agreement, including variations, which are filed as exhibits to the Offering Statement of which this Offering Circular is a part. See “Risk Factors – Our License Agreement with our wholly-owning parent, LSBD, which relates to the Company’s principle asset consisting of licensed intellectual property, contains numerous significant performance, payment, liability, compliance, termination and intellectual property risks that may threaten the Company’s viability or otherwise have a material adverse effect on the Company, its business and its prospects.”

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Certain Steps to Commercialization

We are a development stage company formed in December 2016 as a new business and have not yet begun to commercialize our licensed technology or any products. Our efforts to date have been organizational and formational, have depended on LSBD and its affiliates and have not generated revenue, and it is still too early to predict if we will ever be able to generate revenues. Therefore, we are, and expect for the foreseeable future to be, subject to all the risks and uncertainties inherent in a new business and the development and sale of new medical devices and related software applications. As a result, we may be unable to fully develop, obtain regulatory approval for, commercialize, manufacture, market, sell and derive revenues from the GBS System and our inability to do so would materially and adversely impact our viability. In addition, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, continuing product and technology development, assessing and commencing our marketing activities, implementing financial systems and controls and personnel recruitment. This discussion of commercialization hurdles is subject to and must be considered in the context of “Risk Factors” below, which you are directed to read carefully in their entirety.

This Offering is for preliminary financing toward pursuing commercialization of our proposed initial product, the GBS System. There are numerous hurdles required before commercialization will be possible, as to which there can be no assurances. Those hurdles include, but are not limited to, and are not necessarily set forth in chronological order:

•	Additional Capital. We expect that we will require more capital than is contemplated in this Offering to reach commercialization of the GBS System. Such need for capital is an over-riding condition to the achievement of many of the other hurdles to commercialization.

•	Regulatory Approvals. The research, design, testing, manufacturing, labeling, selling, marketing and distribution of medical devices are subject to extensive regulation by country-specific regulatory authorities, which regulations differ from country to country. We have not yet obtained any regulatory approvals in any jurisdiction, including in particular the China Region. We must obtain all regulatory approvals as will permit the commercialization of the GBS System as well as any eligible protection of any intellectual property.

•	Clinical Studies. To date, we have not conducted clinical studies and trials on the GBS System. These studies and trials will be required prior to and in connection with obtaining all regulatory approvals. These studies and trials will have to be successfully completed to obtain approvals in order to commercialize the GBS System.

•	Manufacture and Supply. Neither we nor LSBD own or operate manufacturing facilities or maintain the resources for the production of the GBS System and its components on a commercial scale. Therefore, we will have to rely on outsourcing in this regard. We must identify and reach agreements with manufacturers and suppliers before we can commence commercialization of the GBS System.

•	Marketing. We are looking for and will depend in part on qualified distributors for the marketing and selling of our products. We will depend on these distributors’ efforts to market our products, yet we will be unable to control their efforts completely. We have not yet executed any distribution agreements in this regard.

•	Software Compatibility. We must conduct software work to make the GBS System application compatible with existing and potential future smart device platforms. This software work remains to be done.

•	Personnel. In order to commercialize our GBS System, we will need to attract and retain highly skilled managerial, sales, scientific and technical personnel to advance the product beyond its current development stage. To date we have utilized certain employees of our parent LSBD, which arrangement will not be sufficient to move toward commercialization of our product.

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•	Intellectual Property. Before commencing any commercialization, we will need to assess the eligibility of our intellectual property for suitable protections in the jurisdictions of the China Region and if possible implement measures to achieve that protection. This will require significant work in each of those jurisdictions.

•	Experts. For purposes of most of the foregoing steps, including in particular regulatory and intellectual property hurdles, we will need to engage third party experts, including in particular specialized local counsel in each jurisdiction, in order to assess our ability to commercialize our products.

•	Status of Product. A functioning laboratory prototype of the core biosensor (sensor strip and readout device) has been developed. The development for the full GBS System, comprised of the sensor strip, dedicated ‘smart’ reader device and smartphone application (with cloud storage, database and analytical functionality) as a commercial grade medical device is in progress.

Manufacturing

The feasibility work for manufacturing has been completed and is now in development stage. LSBD currently is conducting trials to identify optimal printing techniques. As new materials and designs are evaluated through the course of continuing development work, it is expected that improved manufacturing and other processes will develop as well, including the expertise to print all components of the glucose sensor in the requisite architecture on a small scale.

LSBD is working to identify, negotiate and effectuate manufacturing know-how to mass-produce the biosensor with economies of scale. The manufacturing methods, locations, and other pertinent terms and details applicable to our manufacturing sources are in the planning process.

It is anticipated that the manufacturing process will include a standardization and calibration process that will be automatically initiated with every new batch of biosensors purchased to ensure requisite, uniformity and performance characteristics. The validation process would verify that the biosensor is authentic and not an unauthorized copy that might result in erroneous or dubious results. This process would compare the batch sold against the batch produced, validating authenticity and quality control parameters. This is expected to be a key component in the manufacturing process.

The Glucose Monitoring Industry

The blood glucose self-monitoring market is currently estimated to reach in excess of $12 billion by 2020. Four companies – Roche, Abbott, Johnson & Johnson (LifeScan) and Bayer (recently acquired by Panasonic) – currently dominate the global market. Although the top four companies appear to be losing some market share to smaller competitors, they are still believed to hold more than 70% global market share.

Self-Monitoring of Blood Glucose (SMBG)

Self-Monitoring of blood glucose is the main approach for glucose monitoring and has been used for over 40 years. Currently, SMBG is conducted periodically by the patient using a blood glucose measuring device. Blood glucometers require pricking a finger with a lancet and applying a drop of blood on the test strip. The test strip is then inserted into the device which provides a reading of glucose level in blood. Test strips are supplied by the glucometer manufacturer and are generally device-specific, although generic test strips are also available.

There are more than 100 types of blood glucometers currently are commercially available and they differentiate based on size and weight, cost, data storage capacity, test accuracy, blood sample size and screen visibility (users with poor eyesight may prefer larger screens). Some glucometers also include high-tech features such as:

Bluetooth: some meters have Bluetooth capabilities, allowing data to be transmitted to a smartphone, tablet or computer;

USB Port: many meters allow users to download data to a computer with a USB cable. Some meters plug directly into a computer’s USB port; and

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Bolus Calculator: meters such as Roche’s Accu-Chek Aviva Expert, use a bolus calculator that suggests a dose of meal-time insulin based on blood glucose reading and specific meals.

These systems, however, still have shortcomings. In addition to the referenced strain on patients, a recent study of commercial blood glucose sensors has shown that of the 34 systems completely assessed, seven systems did not fulfill the minimal accuracy requirements of the ISO standard.

Continuous Glucose Monitoring (CGM)

Continuous Glucose Monitoring is an alternative to periodic SMBG. The procedure involves the insertion of a glucose sensor into the subcutaneous tissue layer or the hypodermis. The sensor, which measures glucose levels in interstitial fluid, is attached to a transmitter that sends signals to either an insulin pump or a portable meter. These devices are generally worn for about one week and require regular calibration through conventional blood glucose detection, about twice a day. While the accuracy of these devices has been an issue, it has improved in recent years. CGM can track a patients’ glucose throughout the day and night, notifying the patient of highs and lows so the person can act.

Subcutaneous glucose levels change more slowly than plasma glucose, which can be a restriction to their effectiveness, particularly if glucose levels are changing rapidly. Subcutaneous glucose levels have a time lag compared to blood glucose measurements, and measurements may not always match blood glucose.

CGM is commonly used in conjunction with continuous subcutaneous insulin infusion (CSII), which involves a patient wearing an insulin pump and infusion set that infuses insulin into the body. Although pumps are currently manually controlled by the patient, CGM with CSII could potentially be used as part of a closed-loop. CSII is generally restricted to Type 1 diabetics, where the need for ongoing insulin infusion is highest.

CGM is mainly used in a limited proportion of diabetics, particularly those concerned about severe, nocturnal hypoglycemia, pregnant women who require meticulous glucose control or those who may not be able to easily administer an SMBG test (e.g., those living in remote or hostile environments). However, CGM is more expensive than traditional SMBG and may be less eligible for reimbursement.

Developments in Saliva Glucose Monitoring

We believe that there are a limited number of companies developing saliva-based glucose monitoring. In addition, we believe that a number of universities across the world have a range of saliva based sensors at early stages of development.

Emerging approaches to non-invasive glucose monitoring, none of which have reached widespread application, include the following:

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Optical Transducers – Optical transducers can potentially detect glucose in blood using light of variable frequencies. Different properties of light are used to interact with glucose molecules. The anterior chamber of the eye and the interstitial fluid are two regions where spectroscopic measurement of the reflected or transmitted light can be captured. Some emerging techniques in optical transducers include Kromoscopy, Photoacoustic spectroscopy, OCT, Occlusion spectroscopy, Polarimetry, Thermal infrared, Fluorescence, Raman spectroscopy, MIR spectroscopy, and NIR spectroscopy. Most of these systems are not suitable for point of care testing.

•

Transdermal Transducers – Transdermal transducers can be used to measure glucose. In this case, oxygen supply is not a limiting factor and hence the concentration of glucose can potentially be detected with less interference. Some techniques, such as reverse iontophoresis, demonstrate adequate precision for home-based blood glucose monitoring. The shortcoming of such transducer types is their inability to detect hypoglycemia with a sensitivity of 23% for glucose concentrations. Emerging techniques in transdermal transducers include impedance spectroscopy, skin suction blister, sonophoresis and reverse iontophoresis.

•	Use of Wearable Technologies for Diabetes Management – Several companies are developing wearable devices that are purported to be capable of monitoring glucose and tracking biometrics to monitor health. These devices commonly use the speckle pattern effect, i.e., using changing patterns of scattered light. Some wearable devices also use non-invasive spectrometric process combined with electrical sampling to determine glucose levels in blood using low-cost wavelength specific transmitters and receivers.

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Further technologies in development include:

Technology	Limitations and Impediments

Lasers	- Safety concerns with long-term use of lasers on the skin - Concerns with lag time between glucose levels in the skin and blood glucose levels

Breath-based measurements	- Concerns that measuring breath does not accurately correlate with blood glucose levels - Potential for contamination - Not suitable for young children

Tear sample	- Concerns with lag time between glucose levels in tears and blood glucose levels - May be affected by the patient’s hydration

Wearable technology to detect glucose through the skin

-      Reliability of results due to problems with sweat and body temperature

-      Usability during sporting activities, particularly water sports

-      Problems with skin irritation

-      Not suitable or practical for children

Using ear lobe sensors or ear canals	- Indiscreet and impractical - Problems with ear wax and reliability of the measurements, especially in children

The Importance of Glucose Monitoring

One of the main aims of diabetes monitoring and management is to maintain blood glucose levels within a specified target range. Self-monitoring of blood glucose should be part of a regular management plan for patients with diabetes to enable this. Self-monitoring provides information regarding an individual’s dynamic blood glucose profile. This information can help with the appropriate scheduling of food, activity, and medication. It is also required for understanding of the timing of blood glucose variations. Lack of regular self-monitoring predicts hospitalization for diabetes-related complications.

Self-monitoring of blood glucose is an essential tool for people with diabetes who are taking insulin or for those who experience fluctuations in their blood glucose levels, especially hypoglycemia. For patients taking insulin and adjusting their dose, self-monitoring is needed for self-management. For others receiving oral medication, profiling glucose trends and the confirmation of high or low blood glucose can be a useful addendum to successful management.

Self-monitoring of blood glucose aids the management of diabetes by:

•	Facilitating the development of an individualized blood glucose profile, which can then guide health care professionals in treatment planning for an individualized diabetic regimen;
•	Giving people with diabetes and their families the ability to make appropriate day-to-day treatment choices in diet and physical activity as well as administration of insulin or other agents;
•	Improving patients’ recognition of hypoglycemia or severe hyperglycemia; and
•	Enhancing patient education and patient empowerment regarding the effects of lifestyle and pharmaceutical intervention on glycemic control.

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The role of blood glucose control in preventing the development and progression of complications has been proven in both type 1 and type 2 diabetes, with an especially strong relationship between intensive blood glucose control and complications such as neuropathy (affecting limbs) and diabetic retinopathy (leading to blindness).

Over time, glucose measurements are expected to provide the patient and their health care professionals with the information and insights required to determine the best management strategy for diabetes, potentially minimizing the fluctuations in their glucose levels and resulting in better health outcomes.

The role of blood glucose monitoring and control in preventing the development and progression of diabetes complications has been well established. Studies show that those who properly monitored blood glucose levels had better health outcomes (such as reduced complications of diabetes) compared to those who did not.

For a person with diabetes, however, this daily process is not only painful but can be exhausting, disruptive, frustrating, frightening and consuming, which often leads to poor compliance and poor health outcomes. People with diabetes have reported that stigma is a significant concern to them. This causes tension and anxiety and, because the procedure is perceived as inconvenient and difficult, leads to suboptimal monitoring and poor adherence. Many people with diabetes do not test as often as clinically recommended, increasing the risk of complications. The reasons for under-compliant testing include, but are not limited to:

•

Inconvenience – patients with single-point finger stick devices must use them several times a day. The patient self-inflicts a painful prick and draws blood to measure blood glucose levels. This process is inconvenient and is often uncomfortable in social situations.

•

Pain – although the fingertip provides a good site to obtain a blood sample, it also is densely populated with highly sensitive nerve endings. As a result, lancing and subsequent manipulation of the finger to draw blood and multiple finger sticks can be painful.

•	Risk of infection – the Centers for Disease Control data suggests that Hepatitis B Virus morbidity and mortality may be higher in diabetics than in non-diabetics.

•

Difficulty of use – to obtain a blood sample with single-point finger stick devices, patients generally prick one of their fingertips and squeeze the area to produce the blood sample, with another prick required if insufficient blood volume is first obtained. The blood sample is then placed on a disposable test strip that is inserted into a blood glucose meter. This task can be difficult for patients who have decreased sense of touch and/or clarity of vision, which is not be uncommon for diabetics.

•	Medical Waste – used needles, lancets and blood strips are medical waste that must be disposed of accordingly.

Diabetes

Diabetes is the condition in which the body does not properly process food for use as energy. Most of the food we eat is turned into glucose, or sugar, for our bodies to use for energy. The pancreas, an organ that lies near the stomach, makes a hormone called insulin to help glucose get into the cells of our bodies. When a person has diabetes, the body either does not make enough insulin or cannot use its own insulin as well as it should. This causes sugars to build up in blood. Diabetes can cause serious health complications including heart disease, blindness, kidney failure, and lower-extremity amputations. Self-monitoring of blood glucose is an important component of modern therapy for diabetes and is recommended for people with diabetes by their health care professionals in order to achieve normal levels of glycemia. The types of diabetes are as follows:

Type 1 Diabetes

Type 1 diabetes is caused by an auto-immune reaction where the body’s defense system attacks the insulin-producing cells located in a person’s pancreas. The reason why this occurs is not fully understood. People with Type 1 diabetes produce no insulin. The disease can affect people of any age, but usually occurs in children or young adults. People with this form of diabetes need injections or infusions of insulin every day to control the levels of glucose in their blood. Type 1 diabetes patients constitute approximately 10% of the overall number of patients, but are much more extensive users of glucose monitoring systems, as these people with diabetes need to measure their glucose levels over 6 times a day.

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When a person has lived with diabetes for many years, a condition known as “Hypoglycemia Unawareness” can occur, affecting approximately 40% of people with Type 1 diabetes. As a result, people with this condition monitor their glucose levels more frequently. It is a major limitation to achieving tight diabetes control and significantly reduces quality of life.

Type 2 Diabetes

Type 2 diabetes accounts for at least 90% of all cases of diabetes. It is characterized by insulin resistance and relative insulin deficiency, either of which may be present at the time that diabetes becomes clinically manifest. The diagnosis of Type 2 diabetes usually occurs after the age of 40 but can occur earlier, especially in populations with high diabetes incidence. Type 2 diabetes can remain undetected for many years and the diagnosis is often made from associated complications or incidentally through an abnormal blood or urine glucose test. It is often, but not always, associated with obesity, which may contribute to insulin resistance and lead to elevated glucose levels. As Type 2 diabetes is a progressive disease, a growing portion of Type 2 diabetes patients use insulin as part of their treatment. Trends such as urbanization, unhealthy diets and reduced physical activity are all contributing lifestyle factors that increase the risk of developing Type 2 diabetes.

Gestational Diabetes

Gestational diabetes is a form of diabetes consisting of high glucose levels during pregnancy. It develops in one in seven pregnancies worldwide and is associated with complications in the period immediately before and after birth. Gestational diabetes usually disappears after pregnancy, but afflicted women and their offspring are at an increased risk of developing Type 2 diabetes later in life. Approximately half of women with a history of gestational diabetes go on to develop Type 2 diabetes within five to ten years after delivery.

We believe that the GBS System also will be able to support patients with pre-diabetes, also called metabolic syndrome. Metabolic syndrome is a combination of medical disorders that increase the risk of developing cardiovascular disease and diabetes. Approximately 493 million people in China are understood to have pre-diabetes. This population is typically prescribed with periodic lab-based glucose level testing which requires a doctor visit and typically does not involve the utilization of self-monitoring glucose devices.

Diabetes – The Global Epidemic

Diabetes is a global epidemic and it is growing rapidly. Some key statistics include:

•	In 2017, it was estimated that one in 11 people across the globe had diabetes. That’s 425 million people. Changing lifestyles, diets, and urbanization has aided this rapid rise in diabetes.

•	By 2045, it is estimated that one in 10 people will have diabetes, an increase of over 200 million people in 28 years.

•	Diabetes can lead to complications such as heart disease, blindness, kidney failure, and lower-extremity amputations and results in a huge burden on healthcare infrastructure.

•	Every six seconds, a person dies from diabetes.

Diabetes in China

The International Diabetes Federation (the “IDF”) recently noted that China has the world’s largest diabetes epidemic, and it continues to grow at a fearsome pace. Rapidly rising rates of diabetes have been seen in previous studies, and according to the latest data, 10.9% of Chinese adults have diabetes. The Chinese diabetic population stands at some 114 million people — about a third of all people globally with diabetes.

The economic growth of China has had a major impact on the incidence of the disease, such that China accounts for the fastest growing global market segment. China has, by a significant number, the largest number of people with diabetes. In 2015, China alone had a similar number of people with diabetes as the next three largest diabetes markets combined (India, USA and Brazil). China had 1.3 million deaths due to diabetes in 2015 (26% of total global deaths due to diabetes), with 40.8% of those deaths occurring in people under 60. Diabetes related health expenditure in China was US$51bn in 2015 alone and is expected to reach US$72bn by 2040.

The Journal of the American Medical Association identified that out of 99,000 people surveyed in a study, half had pre-diabetes blood glucose levels – abnormally high but not high enough for a diagnosis of diabetes. Approximately 493 million people in China are understood to have pre-diabetes. These findings indicate the enormity of diabetes as a public health problem in China.

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Diabetes is set to become the heaviest burden on the Chinese healthcare system, as the IDF estimates diabetes accounts for 13% of all medical expenditures in China. The number of people affected by diabetes has spiked in recent years and is expected to reach 150 million Chinese by 2040. The biggest challenge for the Chinese government in this context is to raise public awareness of the symptoms of diabetes and the benefits of early diagnosis. Adding to this burden is the indirect cost associated with informal care by relatives or caregivers – while it is difficult to calculate, some studies suggest this could constitute up to half the cost of diabetes. Further, lost productivity from diabetes is a drain on the economy, amounting to 0.6% of China’s GDP. People with diabetes in China spend nine times more money on health care than healthy people of the same age and sex without diabetes.

A significant portion of the direct costs of diabetes, and its broader economic impact, arises due to associated complications such as heart disease, kidney disease, amputations, cerebral conditions and blindness – over 70% of patients have at least one complication. A recent study using actual electronic insurance claims data (from 2009-2011) in China found that the average direct cost of treatment (US$1,857 per patient) increased significantly with the number of diabetes-related complications up to over US$3,000. The average annual cost per patient with at least one hospitalization (about 20% of patients) in a year (US$6,301 in 2009) was more than four-fold the costs per patient with only outpatient visits. These complications and hospitalizations are far more likely if diabetes is undiagnosed or poorly monitored and managed.

Patent Protection

Official Number	Status

US 9,766,199	Granted

CN 201380022888	Notice of Allowance

AU2016/050555	Filed

The original patent application, which claims a priority date of March 2012, has been granted in the United States and the Chinese Patent Office has issued a Notice of Allowance in China (CN 201380022888). A second international patent application (PCT/AU2016/050555) claiming iterations to the device design has been filed with a priority date of June 2016 and will soon enter national phase in certain jurisdictions, and further patent applications are in preparation.

Healthcare Industry and the Digital Effect – China

The healthcare industry in China is undergoing significant change, driven by ongoing healthcare reforms, the review of government policies and the introduction and adoption of new technologies such as wearable devices and mobile apps. Combined with an aging population and a healthcare infrastructure that has struggled to keep up with the pace of socioeconomic change, this creates significant opportunity in China to enhance efficiency through innovation. In 2012, the Ministry of Health invested approximately US$1.4billion (RMB 9.5 billion) to develop electronic medical records, improve hospital information systems and intensify digital healthcare. These costs may be only the beginning as the combination of an aging population with long-term inefficiencies and unmet needs within the healthcare system trigger subsequent reforms to address issues within the Chinese healthcare system.

The broad scope of digital health includes categories such as mobile health (mHealth), health information technology, wearable devices, telehealth and telemedicine, and personalized medicine. Providers and other stakeholders are using digital health in their efforts to:

•	reduce inefficiencies;
•	improve access;
•	reduce cost;
•	increase quality; and
•	make medicine more personalized for patients.

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It is widely believed that patients and consumers can use digital health to better manage and track their health and wellness related activities. In 2016, to address challenges presented by demographic change, China’s State Council announced a plan for deepening reform of the country’s health-care system. The plan, which aims to guide medical reforms in specific regions, was widely seen as encouraging the further development of digital health programs.

This growth in digital healthcare is expected to be driven in large part by solutions to address current inefficiencies and unmet needs in the Chinese healthcare system for diabetes sufferers. The promise of digital health – also termed ‘connected health’ – in this context is to:

•	allow for remote diagnosis and monitoring;
•	facilitate self-managed care;
•	deliver care outside traditional settings, with better access at lower cost; and
•	assist chronic disease management to improve population health outcomes.

Specifically, there are several diabetes websites in China offering education, information and the potential to connect with health care professionals. Many of these websites collect patient information using blood glucose monitors that are often provided by major pharmaceutical companies and not part of one complete ecosystem.

We believe that the opportunity to unlock substantial savings in the Chinese healthcare value chain is significant. Recently, there appears to have been a significant increase in Chinese digital healthcare resources, such as online patient-doctor communication and consulting services, disease management applications, social networks for medical professionals, and even “internet hospitals” that provide remote diagnostics.

China’s digital healthcare market is expected to grow considerably in the next few years, with US$110 billion expected to be invested in 2020, of which US$35 billion is expected to be invested in disease management.

The Digital Platform

We expect that the non-invasive attributes of our technology will make it easier for a patient to monitor their glucose levels. Accordingly, we anticipate having the potential to collect a greater amount of information from a larger proportion of patients. This increased data flow, for both the patient and their health care professionals, would open significant opportunities to improve the way diabetes is monitored, as highlighted below.

For illustrative purposes only – device is not a Company product

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Specifically, with the cloud-based application across web and mobile, we anticipate our holistic system would be used as a disease management tool and address many of the systemic issues inherent in diabetes management in China through:

•	the storage and analysis of patient data generated by the biosensor and or the dietary and fitness inputs generated by the app and the output to the user;
•	the connectivity of patients and patient results with health care team or relatives (as per patient requirements);
•	reminder and flagging service for patients;
•	a medium for pharmaceutical companies to implement patient support programs (as per regulatory restrictions); and
•	education services for lifestyle, diet and glucose management.

Strategy

Regulatory/Clinical Development Framework

We may not be permitted to market the GBS System until we receive regulatory clearance. To date, we have not received regulatory clearance in any jurisdiction.

The research, design, testing, manufacturing, labeling, selling, marketing and distribution of medical devices are subject to extensive regulation by country-specific regulatory authorities, which regulations differ from country to country. We also will be subject to numerous post-marketing regulatory requirements, which may include labeling regulations and medical device reporting regulations, which may require us to report to different regulatory agencies if our device causes or contributes to a death or serious injury, or malfunctions in a way that would likely cause or contribute to a death or serious injury. In addition, these regulatory requirements may change in the future.

To date, we have conducted limited testing on the GBS System. While preliminary feasibility studies conducted by the University of Newcastle, Australia have produced results we believe to be encouraging and indicative of the potential performance of the GBS System, data already obtained, or in the future obtained, from clinical and performance testing may not necessarily predict the results that will be obtained from later pre-clinical studies and clinical studies.

The completion of any future clinical testing for the GBS System or other testing that we may be required to undertake in the future will be subject to, including:

•	the conduct of performance testing in accordance with regulatory requirements;
•	the availability of patients participating in the testing; and
•	the work of clinical investigators performing clinical trials on our anticipated schedule and consistent with regulatory standards and protocols.

We will be responsible for obtaining requisite regulatory approvals in the jurisdictions of the China Region, initially engaging the China Food and Drug Administration. We do not yet have the necessary regulatory approvals to put to service our biosensor systems or any other product in the China Region. We plan initially to launch our products, once approved, in China first. We have not yet considered the subsequent regulatory requirements and strategies in other jurisdictions in the China Region.

Distribution, Sales and Marketing

We propose to enter into arrangements with distributors to market and sell our products. We have entered into an agreement in principle with a medical affairs specialty company to drive prelaunch activity for 18 months with the scope to create awareness and build share of voice with local referring physicians, diabetes educators, patient associations, government organizations and general practitioners. This agreement is our Medical Affairs Services Agreement with Clinical Research Corporation, which an affiliate controlled by LSBD.

We seek local provincial distributors in China that will stock, market and sell the product across the region. While a single licensee may seek exclusive distribution rights to the device, it is anticipated there will be multiple distributors.

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Our commercial strategy for distributor selection and appointment includes:

•	appointment of a global consulting firm to screen the top three distributors per province;
•	determining selection criteria that include capability, capacity, volume of test strips currently sold and experience in sector;

•	defining the time frame to implement a “switch” strategy for distributors to replace the conventional blood glucose testing devices; and
•	appointment of local provincial / regional distributors.

We are looking for and will depend in part on qualified distributors for the marketing and selling of our products. We will depend on these distributors’ efforts to market our products, yet we will be unable to control their efforts completely. These distributors typically would sell a variety of other, non-competing products and will be expected to devote certain resources to selling the GBS System. We expect to devote suitable time and effort to recruiting and retaining qualified third-party distributors and training them in our technology and product offering. To develop and expand our distribution, we intend to scale and improve our processes and procedures that support our distributors.

We intend, assuming the completion of development and regulatory approval, to commercialize, market and distribute our GBS System in Mainland China, Hong Kong, Vietnam and Bangladesh in that order of priority.

Market Penetration

We intend to commence our market penetration strategy initially in China. Our commercialization strategy will be to switch users from the current finger-lancing capillary blood test product to our GBS System. The strategy for this market penetration will include:

•	developing an early stage website to generate market awareness and engage with future users;
•	creating “Share of Voice” for the GBS System in the China Region;
•	creating market awareness among patients through various promotions; and
•	partnering with patient diabetes associations and sponsor patient support groups in China.

This early strategy is designed to be driven by patients and validated by the physicians and health care professionals through the generation of evidentiary data. We expect that this data will demonstrate that patients will achieve better glycemic control when using the GBS System as compared to conventional blood glucose testing.

Employees

The Company has utilized for its benefit certain employees of its parent LSBD. The Company is not incurring or accruing any financial or other obligations other than certain shared corporate overhead in connection with this utilization. The Company intends to continue this utilization through completion of this Offering while employing its own employees as it deems necessary. Through its use of parent employees, the Company is currently utilizing the following staff, in addition to the directors of the Company:

•	Commercialization Director
•	Commercialization Manager
•	Medical Affairs Director
•	Science Officer
•	Finance Director and support team
•	Head – Legal and Commercial Affairs

Legal Proceedings

We are currently not a party to any pending legal proceeding, nor is our property the subject of a pending legal proceeding, that we believe is not ordinary routine litigation incidental to our business or otherwise material to the financial condition of our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Prospective investors should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

On November 5, 2017, the Company effected a stock split of one to 90,000 shares resulting in 9,000,000 issued and outstanding shares of common stock as of that date and the date hereof. On August 9, 2018, the Company effected a reverse stock split of approximately one to 0.9167 shares that resulted in the Company having 8,250,000 issued and outstanding shares of common stock.

Overview

General

We are a development stage medical device company with licensed rights to commercialize a novel “smart” biosensor salivary glucose monitoring system (the “GBS System”) in the China Region, comprised of Mainland China, Hong Kong, Vietnam and Bangladesh. We were formed on December 5, 2016, as a Delaware corporation with headquarters in New York City.

We currently are a wholly-owned subsidiary of Life Science Biosensor Diagnostics Pty Ltd (“LSBD”), an Australian company that owns the worldwide intellectual property rights to the biosensor platform from University of Newcastle, Australia. LSBD is responsible for the development of the biosensor platform and has licensed to us that technology for us to commercialize the GBS System in the China Region.

The consolidated financial statements show a loss of $5,020,383 from July 1, 2017 through June 30, 2018. The Company has funded its operations to date with the net proceeds from private placements outside of the United States in the amount of $8,715,793 of Series A Preferred Stock and $5,277,056 of convertible notes issued by our 98%-owned subsidiary GBS Pty Ltd. Net shareholder’s equity was $(3,063,694) as of June 30, 2018.

Critical Accounting Policies

Our consolidated financial statements are prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles in the United States (“US GAAP”). Our fiscal year ends June 30.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations discuss our consolidated financial statements, which have been prepared in accordance with US GAAP. The preparation of these consolidated financial statements requires making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported revenues and expenses for the reporting periods. On an ongoing basis, we evaluate such estimates and judgments. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ (perhaps significantly) from these estimates under different assumptions or conditions.

While all the accounting policies impact the consolidated financial statements, certain policies may be viewed to be critical. Our management believes that the accounting policies which involve more significant judgments and estimates used in the preparation of our consolidated financial statements, include revenue recognition, inventories, liability related to certain warrants, and accounting for production lines and its related useful life and impairment.

Revenue Recognition

We have not generated any revenues to date.

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Revenues from product sales would be recognized in accordance with ASC 605-10, “Revenue Recognition”, when delivery has occurred, persuasive evidence of an agreement exists, the vendor’s fee is fixed or determinable, no further obligation exists and collectability is probable. We do not intend to grant a right of return. We will assess whether the fee is fixed or determinable based on the nature of the fee charged for the products delivered, the existing contractual arrangements and the distributor’s consistency of payments. When evaluating collectability, we consider whether we have sufficient history to reliably estimate the distributor’s payment patterns.

If a sales arrangement were to contain multiple elements, such as software and non-software components, we would allocate revenue to each element based on a selling price hierarchy as required according to ASC 605-25, “Multiple-Element Arrangements”, or ASC 605-25. The selling price for a deliverable will be based on its Vendor Specific Objective Evidence, or VSOE, or, if available, third party evidence, or TPE, if VSOE is not available, or estimated selling price, or ESP, if neither VSOE nor TPE is available. The best estimate of selling price is established considering several internal factors including, but not limited to, historical sales, pricing practices and geographies in which we offer our products. The determination of ESP is judgmental.

Revenues from software components in sales arrangements containing multiple elements will be recognized when all criteria outlined in ASC 985-605, “Software Revenue Recognition”, or ASC 985-605, are met (when persuasive evidence of an arrangement exists, delivery of the product has occurred or the services have been rendered, the fee is fixed or determinable and collectability is probable).

For multiple element arrangements within ASC 985-605, revenues will be allocated to the different elements in the arrangement under the “residual method” when VSOE of fair value exists for all undelivered elements and no VSOE exists for the delivered elements. Under the residual method, at the outset of the arrangement with the customer, we will defer revenue for the fair value of its undelivered elements and recognize revenue for the remainder of the arrangement fee attributable to the elements initially delivered in the arrangement when the basic criteria in ASC 985-605 have been met. Any discount in the arrangement will be allocated to the delivered element.

Since VSOE does not exist for undelivered elements, revenues will be recognized as one unit of accounting, on a straight-line basis over the term of the last deliverable based on ASC 605-15 and ASC 985-605.

Liability Related to Certain Warrants

The fair value of the liability for certain warrants issued to investors will be calculated after the closing of the proposed IPO when the events have occurred to allow a fair value to be determined for these securities.

Fair value for each reporting period will be calculated based on the following assumptions:
•	Risk-free interest rate — based on yield rates of non-index linked U.S. Federal Reserve treasury bonds.
•

Expected volatility — was calculated based on actual historical stock price movements of the Company together with companies in the same industry over a term that is equivalent to the expected term of the option.

•	Expected life — the expected life was based on the expiration date of the warrants.
•	Expected dividend yield — the Company does not expect to pay dividends to its shareholders in the foreseeable future.

Capitalization of Costs

Extended Transition Period for “Emerging Growth Companies”

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Common Stock.

Liquidity and Capital Resources

As of June 30, 2018, we had $418,420 in cash and cash equivalents.

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We have experienced cumulative losses of $5,332,055 from inception through June 30, 2018, and have a stockholders’ equity position of $(3,063,694) at June 30, 2018. In addition, we have not completed our efforts to establish a source of revenues sufficient to cover our operating costs and expect to continue to generate losses for the foreseeable future. There is no assurance that we will be able to obtain an adequate level of financing needed for our near-term requirements or the long-term development and commercialization of our product. Due to these conditions, our ability to continue as a “going concern” depends in part on our ability to raise sufficient capital. See Note 1 to Consolidated Financial Statements for the period from July 1, 2017 through June 30, 2018.

Since inception, we have financed our operations primarily through funding from affiliates, and a private placement of convertible notes of our 98%-owned subsidiary GBS Pty Ltd and our Series A Convertible Preferred Stock accompanied by warrants. The convertible notes bear interest at 7% per annum and are convertible to Common Stock at a 15% discount to the price per Share in this Offering. The Series A Convertible Preferred Stock are convertible into Common Stock at a one-to-one ratio upon completion of this Offering. One warrant was issued along with each share of Series A Convertible Preferred Stock. Each warrant is exercisable at the price per Share in this Offering during the one year period commencing on the second anniversary of the completion of this Offering, and the underlying Common Stock must be held at the time of exercise.

According to our management’s estimates, based on our budget and proposed schedules of development, approvals and organization, we believe, although there can be no assurances, that if we raise the minimum amount of this Offering then we will have sufficient capital resources to enable us to continue to implement our business plan and remain in operation for at least the next 12 months, but there also can be no assurances how long after, if at all, such 12 months we might be able to continue as such without raising additional capital. We do not anticipate generating any revenues for at least 24 months, if at all, from the date of this Offering. We believe, although there can be no assurances, that raising more than the minimum and less than the maximum amount of this Offering will enable us to continue to implement our business plan and remain in operation for an indeterminate amount of time longer than just raising the minimum amount, with the amount raised in excess over that minimum amount generally allowing for more additional time, but we will still be required to promptly seek and obtain additional sources of capital. Even if we raise the maximum amount of this Offering, we will need additional capital before we are able to fully implement our business plan and commercialize our products for public sale, as to which implementation and commercialization there can be no assurances as to success. In any event, there can be assurances that we will ever be able to raise additional capital.

As such, we have a significant present need for capital. If we are unable to scale up our development, approvals and organization efforts of the GBS System or meet our commercialization targets (or if we are unable to generate any revenue at all), and if we are unable to obtain additional capital resources in the near term, we may be unable to continue activities absent material alterations in our business plans and our business might fail.

Additionally, readers are advised that available resources may be consumed more rapidly than currently anticipated, resulting in the need for additional funding sooner than expected. Should this occur, we will need to seek additional capital earlier than anticipated in order to fund (i) further development and, if needed, testing of our the GBS System and its related application and data storage components, (ii) our efforts to obtain regulatory clearances or approvals necessary to be able to commercially launch the GBS System, (iii) sales and marketing efforts and (iv) general working capital. Such funding may be unavailable to us on acceptable terms, or at all. Our failure to obtain such funding when needed could create a negative impact on our stock price or could potentially lead to the failure of our company. This would particularly be the case if we are unable to commercially launch the GBS System in the jurisdictions and in the timeframes we seek.

Off-Balance Sheet Arrangements

We did not have during the period presented, and we do not currently have, any off-balance sheet arrangements as defined under Securities and Exchange Commission rules.

Contingencies

We account for our contingent liabilities in accordance with ASC 450 “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Currently, we are not a party to any ligation that we believe could have a material adverse effect on our business, financial position, results of operations or cash flows.

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MANAGEMENT

All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our Board of Directors and serve at the discretion of our Board of Directors, subject to applicable employment agreements. The following table sets forth information regarding our executive officers and the members of Board of Directors as of the date of this Offering Circular.

Name	Age	Position(s)
Jonathan S. Hurd	47	Chairman of the Board
Harry Simeonidis	49	President and Director
Dr. Jean-Claude Becker	69	Chief Operating Officer, Executive Vice President and Director
Victoria Gavrilenko	37	Operations Manager, Secretary, Treasurer and Director
Dr. Yong-Jiang Hei	57	Director
Dr. John Caminis	59	Director

Executive Officers

Harry Simeonidis

Harry Simeonidis has been our President since 2017. Mr. Simeonidis has more than 25 years of experience in senior management roles in healthcare, pharmaceutical and life sciences businesses in Australia, New Zealand and Asia. Since March 2017, he has been the General Manager of Farmaforce Limited, an Australian company listed on the Australian Stock Exchange. FarmaForce is a contract sales organization catering to the Australian Pharmaceutical Industry. FarmaForce is majority-owned by iQnovate Limited, which also owns a majority of LSBD. iQnovate Limited is an Australian life sciences organization that provides intellectual property asset management services and scientific advice to the biopharmaceutical industry. Mr. Simeonidis was General Manager Surgery Asia Pacific of GE Healthcare. From 2003 to 2012, Mr. Simeonidis was the CEO of GE Healthcare ANZ, a healthcare company operating in Australia and New Zealand and affiliated with General Electric Company. Mr. Simeonidis’ duties nominally will consist of the duties of President contemplated by the Company’s by-laws and will consist of formulating market entry strategy and public relations but will not include general management of the Company’s operations, which will be managed by Dr. Becker.

Dr. Jean-Claude Becker

J.C. Becker, M.D. is a Rheumatologist and global researcher with expertise in developing and positioning innovative products in autoimmune diseases.

For more than the last five years Dr. Becker has been an independent consultant in the pharmaceutical and biomedical industries. Prior thereto, for 12 years Dr. Becker was Group Director Global Clinical Research in Immunology at Bristol-Myers Squibb, where he has led the clinical development of Abatacept, leading to advancements in treating Rheumatoid Arthritis and Lupus. Dr. Becker has significant experience conceiving and designing clinical development strategies for biologics and drugs that treat autoimmune diseases such as Rheumatoid Arthritis and Lupus. He also has successfully conducted clinical trials toward obtaining regulatory approvals as well as projects to position and profile biologics/drugs with post-approval studies to achieve marketing and commercial objectives. He has collaborated and led on projects in global markets including North America, Europe and Asia, specifically Japan, Korea, Taiwan and China as well as Australia.

Prior to his work at Bristol-Myers Squibb, Dr. Becker held senior research positions at other large pharmaceutical companies, including Sandoz and Pfizer as well as smaller biotechnology firms, such as Genetics Institute, Inc. and Texas Biotech. His experience encompasses biologics to small molecules and ranges from early clinical development to medical affairs with marketing and international setup. Prior to joining the pharmaceutical industry, he worked as a consultant in Rheumatology and was a senior lecturer in Immunology at Hospital Universities in Paris.

Dr. Becker received his M.D. from, and specialized in Rheumatology at, the Paris VI University in France. He has been widely published in major scientific publications and medical journals and has reported at major international congresses for more than 25 years.

The Becker Agreement

In conjunction with Dr. Becker’s service in his executive officer positions and as a director of the Company, we have entered into an employment agreement with Dr. Becker, dated September 24, 2018 (the “Becker Agreement”), pursuant to which he will perform his duties to the Company.

The Becker Agreement requires that Dr. Becker perform for the Company the functions typically served by a chief operating officer/executive vice president, with such customary responsibilities, duties and authority normally associated with such positions and consistent with the Company’s objective of obtaining regulatory approvals of its product, which approvals are the principal objectives of the Company in the near term. Dr. Becker also will perform such other duties consistent with the foregoing as may from time to time be assigned to him by the Company’s Board of Directors or an authorized committee thereof. Dr. Becker will report directly to the Company’s Board unless and until a United States based chief executive officer is appointed. The Becker Agreement provides that he is expected to select that staffing to support him in his duties.

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Among other terms of the Becker Agreement governing Dr. Becker’s duties to the Company, Dr. Becker will supervise all personnel working for the Company and as such will be responsible for the proper operation of the business of the Company. Those duties are expected to include, but are not limited to, primary responsibility for directing clinical, medical affairs strategy, regulatory, pharmacovigilance and other supervisory personnel responsibility for all activities that are pertinent to the regulatory and clinical process, responsibility for coordinating staff and contractors for educating key opinion leaders and other stakeholders in the field of glucose monitoring and diabetes, coordinating all staff and contractors, clinical, medical and regulatory matters, and the Company’s publication strategy, primary responsibility for directing, controlling and coordinating, the preparation and implementation of pre-launch activities, market access, medical affairs operations, branding, distribution, and scientific due diligence as needed.

For his services under his employment agreement, Dr. Becker will receive as compensation an annual salary of $150,000 and will be eligible for and the Company expects to grant compensation in the amount of 3,000 shares of common stock per year in the discretion of the Board. The Becker Agreement has a term of one full year automatically renewable for successive one-year terms, subject to notice of non-renewal at term-end by any party to the other delivered within 30 days of the end of such term, unless terminated earlier for reasonable cause or by resignation at no further cost or without cause with a maximum termination amount as full liquidated damages of the lesser of the remaining cost on such term or $50,000. The Becker Agreement also contains confidentiality and ownership of intellectual property provisions.

Victoria Gavrilenko

Victoria Gavrilenko has been our Operations Managers’ Secretary and Treasurer and a director since July 2018. Ms. Gavrilenko is based full-time at the Company’s New York City headquarters and will report directly to Dr. Becker. From 2007 to 2009, Ms. Gavrilenko was an executive assistant and contractor liaison at Southern California Steel Inc, a steel fabricator. From 2010 to 2013 she was an executive assistant to the CEO at John Carris Investments, LLC, a boutique investment banking firm providing financial advisory services. From 2013-2015, Ms. Gavrilenko was a real estate agent at Centric New York, a boutique agency. From 2016 until August 2018, Ms. Gavrilenko was the Office Manager at the New York City Offices of IQ Capital. Ms. Gavrilenko graduated from California State University San Marcos.

Ms. Gavrilenko’s duties will include, under Dr. Becker’s ultimate authority:

•	Primarily directing all prelaunch and regulatory tactical steps, ensuring recruitment process and business plan are executed in accordance with the business plan

•	Controlling employees, contractors and others to ensure effective and efficient tactical outcomes

•	Primary responsible for upkeep of governance and compliance, coordination of board activities and input to the board agenda

•	Informing stakeholders of relevant information

•	Coordinating board meetings

•	Responsibility for coordination of activities within the US as well as overseas business partners and contractors, all subject to her reporting to Dr. Becker and other senior executives

•	Coordination of the Company’s treasury functions

Board of Directors

Our business is managed under the direction of our Board of Directors. Our Board of Directors currently consists of Messrs. Hurd and Simeonidis, Ms. Gavrilenko and Drs. Becker, Caminis and Yong-Jiang Hei.

Jonathan S. Hurd

Mr. Hurd joined our Board in April 2018 and was appointed Chairman in August 2018. Mr. Hurd founded Asgard Regulatory Group in 2008, providing broker-dealer and investment adviser compliance consulting services clients both domestic and abroad. Mr. Hurd has expertise in broker-dealer and investment advisory regulations and is well versed in FINRA and SEC rules and regulations. Prior to starting Asgard Regulatory Group, Mr. Hurd was the Chief Compliance Officer for several financial institutions. His experience involves full-service broker-dealer, investment advisory services, bank-broker-dealers, and securitizations of mortgage-backed securities. Jon also served on the Board of Directors for many of these companies.

Prior to this, Jon was a Supervisor of Examiners at FINRA, previously NASD, in the New York District Office. While with FINRA, he supervised routine examinations of FINRA member firms, conducted large- scale enforcement cases jointly with the Justice Department and Federal Bureau of Investigations. Mr. Hurd also assisted the District Office with its ongoing training of new examiners.

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In addition, Mr. Hurd was a Senior Adjunct Professor in the Townsend School of Business at Dowling College whereby he provided in-depth knowledge and related work experience to MBA students as it related to the U.S. securities markets and financial institutions. He was responsible for introducing students to the subjects of financial derivatives, foreign stock exchange, hedge transactions and risk management.

Mr. Hurd earned his BBA in Accounting and his MBA in Banking and Finance from Dowling College. Mr. Hurd is also a Certified Anti-Money Laundering Specialist (CAMS) and holds the Series 7, 24, 27, 53, 55, 63, 66, 79 and 99 licenses as well as his NYS Life and Health Insurance licenses.

Dr. John Caminis

Dr. Caminis was our original sole director and served until August 2017. He rejoined our Board in April 2018. Dr. Caminis is a pharmaceutical physician with a successful track record in clinical development, medical affairs and pharmacovigilance. He has wide-ranging experience in the design and execution of clinical trials in diverse therapeutic areas including metabolic/metastatic bone disease, oncology, gastroenterology, pain, immunology, infectious disease and dermatology. Dr. Caminis has made many contributions in providing medical direction for new products and business development efforts. Dr. Caminis is currently the Therapeutic Area Head (Gastroenterology & Metabolism for Global Drug Safety) at Shire. His experience includes:

•	Former CR&MA head – Biosimilars, Baxalta (Shire)

•	Former Senior Medical Director, UCB

•	Former Director Clinical Development & Medical Affairs, Novartis

•	Former Medical Science Leader, Roche

Dr. Yong-Jiang Hei

Dr. Yong-Jiang Hei joined our Board in April 2018. Dr. Yong-Jiang Hei is a physician executive with leadership responsibility for product development strategy and portfolio management in oncology. Expertise and hands-on experience in clinical strategy, clinical trial design and conduct, and regulatory filings. Track record of success building and leading cross-functional project teams. US and global working experience in large pharma as well as small biotech settings including setting up a clinical /medical group as the medical head for Amgen China. Dr. Yong-Jiang Hei is currently Corporate VP and Chief Medical Officer, Qilu Pharmaceuticals, Shanghai, China. His experience includes:

•	Pharmaceutical product development, portfolio management, and corporate strategy

•	Clinical trial design & conduct including global phase III trials & companion diagnostics

•	Experience interacting with US & global health authorities

•	Regulatory filings (IND/NDA with FDA, EMA, PMDA (Japan), and cFDA (China)

•	US and global opinion leader network

•	US, global, and country affiliate level working experience

•	There are no family relationships between any of our directors or executive officers to be reported

Board Leadership Structure

Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our bylaws and corporate governance guidelines, which will become effective immediately prior to the consummation of this offering, will provide our board of directors with flexibility to combine or separate the positions of chairperson of the board of directors and chief executive officer.

Board Oversight of Risk

Although management is responsible for the day to day management of the risks we face, our Board of Directors and its committees will take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board will regularly review information regarding our operational, financial, legal and strategic risks. Specifically, senior management will attend periodic meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

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Scientific Advisory Board

We have assembled a scientific advisory board with expertise in biology for medical applications. The members of our scientific advisory board have made significant scientific contributions in their individual fields, have published in leading journals and have been recognized with numerous awards and distinctions. Members of our scientific advisory board provide strategic advice to us in fields pertinent to the GBS System and applicable technology and perform such other services as may be mutually determined by us and the scientific advisory board member. Our scientific advisory board will meet on an as-needed basis, based on our need for advice in their fields of expertise from time to time.

Dr. George Syrmalis MD, PhD, FACNP, MAAPP

Executive Chairman and CEO of The iQ Group Global

Dr. Syrmalis is trained in Nuclear Medicine-radiation immunology and established iQnovate, part of The iQ Group Global, in 2011. Previously, Dr. Syrmalis founded and led as CEO and Chairman The Bionuclear Group SA, (1995-2005) incorporating Antisoma SA, Bionuclear Institute of Diagnosis and Therapy SA, Bionuclear Research and Development SA and Vitalcheck SA. He developed a business model by addressing unmet clinical needs and leveraging on synergies between Bionuclear Group companies.

•	Antisoma SA: focused on development of novel biologic compounds both radio diagnostic and radio therapeutic in the area of oncology.

•	Bionuclear Institute for Diagnosis and Therapy SA: expanded into medical centers-renal dialysis clinics and the development of Europe’s most prominent reference pathology service.

•	Bionuclear Research and Development SA: novel and generic radiopharmaceutical production.

•	Vitalcheck SA: Research, development and commercialization of point of care tests for professional and layman use. From 2005 onwards George continued his career as advisor to the Biopharmaceutical industry, advising on translational clinical trials, biomarkers and strategy to commercialize novel biologic entities in the areas of oncology, epilepsy and autoimmune diseases.

Professor Paul Dastoor - Inventor

PhD, University of Cambridge, Bachelor of Arts (Honours), University of Cambridge

Paul Dastoor is a Professor in Physics in the School of Mathematical and Physical Sciences and the director of the Centre for Organic Electronics at the University of Newcastle in Australia. He received his B.A. degree in Natural Sciences from the University of Cambridge in 1990 and his PhD in Surface Physics, also from the University of Cambridge, in 1995.

After completing his doctorate, he joined the Surface Chemistry Department at British Steel in 1994 before taking up his present appointment at the University of Newcastle in 1995. He was an EPSRC Visiting Research Fellow at Fitzwilliam College, Cambridge, UK in 2002 and a Centre for the Central Laboratory Research Councils Visiting Research Fellow at the Daresbury Laboratory, Cheshire, UK in 2004-05.

His expertise covers surface analysis, electron spectroscopy, thin film growth, organic electronics, organosilane chemistry, polymer films, atom beam optics and microscopy and medical devices. His research can be grouped in 3 main areas: (1) Helium Atom Microscopy, (2) Polymer Adsorption on Metal Surfaces and (3) Organic Electronic Devices. Helium Atom Microscopy Atomic scattering from surfaces has matured into a unique analytical technique for the study of formation of thin film structures.

Principal Place of Business

Pursuant to Rule 251(b)(1) of Regulation A, under which the Offering is being made, having a “principal place of business” in the United States or Canada is a condition to the availability of Regulation A. In general, an issuer will be considered to have its “principal place of business” in the United States for purposes of determining issuer eligibility under Rule 251(b)(1) if its officers, partners or managers primarily direct, control and coordinate the issuer’s activities from the United States. The Company’s headquarters are now and are expected to remain in New York City. Currently, the Company’s officers who primarily direct, control and coordinate our activities are in the United States, and the Company expects that its officers will primarily direct, control and coordinate our activities in the United States for the foreseeable future.

Although certain formational and capital-raising activities of the Company to date have occurred outside of the United States, as noted above, the Company’s principal place of business is its offices in New York City. Also as noted above, Dr. Becker is the executive officer primarily directing, controlling and coordinating the operations of the Company in the United States. Further, Ms. Gavrilenko works at the Company’s dedicated offices in New York City and the Company intends to hire additional personnel there as contemplated by the Becker Agreement. As noted under “Executive Compensation” below, until the recent hiring of Dr. Becker and Ms. Gavrilenko, the persons providing organizational and capital-raising services to the Company have been employees of the Company’s parent entities. The bases for the conclusion that the Company’s principal place of business is in the United States for purposes of Rule 251(b)(1) include that each of Dr. Becker and Ms. Gavrilenko is a full-time employee subject to a written employment agreement.

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In addition, we expect that Board committees will assist the Board in fulfilling its oversight responsibilities regarding risk. The Audit Committee will coordinate the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct and corporate governance guidelines and management will regularly report to the Audit Committee on these areas. The Compensation Committee will assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. When any of the committees receives a report related to material risk oversight, the chairperson of the relevant committee will report on the discussion to the full Board.

Controlled Company Exception

After giving effect to this Offering, LSBD will continue to control a majority of the voting power of our outstanding common stock. As a result, under our certificate of incorporation, LSBD will be able to nominate a majority of the total number of directors comprising our Board and we will remain a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the Board consist of independent directors, (2) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. We intend to utilize these exemptions if we achieve listing of our Common Stock on Nasdaq. As a result, we will not have a nominating and corporate governance committee and our compensation committee may not be composed entirely of independent directors. Accordingly, you would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that we cease to be a “controlled company,” we would be required to comply with these provisions within the transition periods specified in the Nasdaq corporate governance rules.

Board Committees

Prior to the initial closing of this Offering, our Board of Directors will have two standing committees: an Audit Committee and a Compensation Committee.

Audit Committee

Prior to the initial closing of this Offering, our Audit Committee will be formed and comprised of independent directors, at least one of whom will be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee will oversee our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee will have a charter (which will be reviewed annually) and performs several functions. The Audit Committee charter will be available on our website. The Audit Committee also will:

•	evaluate the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;
•	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;
•	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;
•	review the financial statements to be included in our filings with the SEC and reviews with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

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•	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the board.

Compensation Committee

Prior to the closing of this Offering, our Compensation Committee will be formed and will have a written charter addressing the committee’s purpose and responsibilities, but it will not be composed entirely of independent directors.

The Compensation Committee will review or recommend the compensation arrangements for our management and employees and also assists our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee will have a charter (which will be reviewed annually) and perform several functions. The Compensation Committee charter will be available on our website.

The Compensation Committee will have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Code of Ethics

Prior to the closing of this Offering, we will adopt a written code of business conduct and ethics that will apply to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Upon the listing of our Common Stock on Nasdaq, we will post on our website a current copy of the code and all disclosures that are required by law or Nasdaq rules in regard to any amendments to, or waivers from, any provision of the code.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We propose to purchase director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and by-laws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in a legal proceeding of any nature.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Section 16(a) Beneficial Ownership Reporting Compliance

Prior to this Offering our Common Stock was not registered under Section 12 of the Exchange Act and our directors and executive officers and persons who beneficially own more than 10% of our Common Stock were not required to file with the SEC various reports as to their ownership of and activities relating to our Common Stock.

Executive Compensation

Dr. Becker and Ms. Gavrilenko, both of whom reside in the New York City metropolitan area, will perform their work for the Company based at the Company’s offices in New York City. Dr. Becker shall receive compensation pursuant to his employment agreement at a salary of $150,000 per year. Each other director receives annual director fees of $30,000, and no other fees, except that Ms. Gavrilenko receives $30,000 annually for her other services to be performed for the Company. In addition, the Company intends to grant each current director 3,000 shares of Common Stock for serving on the Company’s board of directors after completion of agreed milestones. The Company intends to employ additional employees as it deems necessary, including those employees to be selected by Dr. Becker for employment in the Company’s New York City offices. The Company also plans to utilize where suitable the services of employees of our parent Life Science Glucose Biosensors Diagnostics Pty Ltd. Besides the previous amounts, to date we have not experienced material executive compensation expense directly to our executives. See “Description of Business – Employees” and “Interests of Management and Others in Certain Transactions – Relationships with Affiliates.”

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Employment and Related Agreements

In light of the foregoing, other than the Becker Agreement, we currently have no written employment agreements directly with any of our officers, each of whom serves on an “at-will” basis, and directors.

2017 Equity Incentive Plan

On December 29, 2017, the Board of Directors approved the 2017 Equity Incentive Plan (the “2017 Plan”) and recommended that our stockholders consider the 2017 Plan and approve its adoption, effective as of the date that the Company completes this Offering. We have reserved 500,000 shares of our Common Stock for issuance under the 2017 Plan. Participation in the 2017 Plan will continue until all of the benefits to which the participants are entitled have been paid in full.

The purpose of our 2017 Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The 2017 Plan will be administered by the Compensation Committee of our Board of Directors or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The 2017 Plan will provide for the grant of (i) “incentive” options (qualified under section 422 of the Internal Revenue Code of 1986, as amended) to employees of our company and (ii) non-qualified options to directors and consultants of our company.

In connection with the administration of our 2017 Plan, our Compensation Committee will:

•	determine which employees and other persons will be granted awards under our 2017 Plan;
•	grant the awards to those selected to participate;
•	determine the exercise price for options; and
•	prescribe any limitations, restrictions and conditions upon any awards, including the vesting conditions of awards.

Our Compensation Committee will: (i) interpret our 2017 Plan; and (ii) make all other determinations and take all other action that may be necessary or advisable to implement and administer our 2017 Plan.

The 2017 Plan provides that in the event of a change of control event, the Compensation Committee or our Board of Directors shall have the discretion to determine whether and to what extent to accelerate the vesting, exercise or payment of an award.

In addition, our Board of Directors may amend our 2017 Plan at any time. However, without stockholder approval, our 2017 Plan may not be amended in a manner that would:

•	increase the number of shares that may be issued under our 2017 Plan;
•	materially modify the requirements for eligibility for participation in our 2017 Plan;
•	materially increase the benefits to participants provided by our 2017 Plan; or
•	otherwise disqualify our 2017 Plan for coverage under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Awards previously granted under our 2017 Plan may not be impaired or affected by any amendment of our 2017 Plan, without the consent of the affected grantees.

Description of Awards under the 2017 Plan

Awards to Company Employees. Under the 2017 Plan, the compensation committee, which will administer the plan (the “Committee”), may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

Awards to Non-Employees. The Committee may award to non-employees, including non-employee directors, non-qualified stock options, SARs, restricted stock and restricted stock units.

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Stock Options

The Committee has discretion to award incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Code, or nonqualified stock options (“NQSOs”), which are not intended to comply with Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. The 2017 Plan defines “fair market value” as the closing sale price at which shares of our Common Stock have been sold regular way on the principal securities exchange on which the shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which there was such a sale. If an award of stock options is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to stock options granted in any calendar year to any one participant who is a “covered employee” is 200,000.

Options granted to employees under the 2017 Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years after the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment with the Company. The termination provisions will be determined within the discretion of the Committee, might not be uniform among all participants and might reflect distinctions based on the reasons for termination of employment. Notwithstanding the preceding sentences, unless the terms of the award agreement otherwise provide for a shorter exercise period, ISOs must be exercised within three months after an employee’s termination of employment. However, if the termination is due to disability (as defined under Code Section 22(e)(3)), the ISOs must be exercised within one year after an employee’s termination of employment. If the termination is due to death, the ISOs may be exercised at any time during the option term. Subject to the specific terms of the 2017 Plan, the Committee will have discretion to set such additional limitations on such grants as it deems appropriate. The award agreement will reflect these limitations.

Upon the exercise of an option granted under the 2017 Plan, the option price is payable in full to the Company, either: (a) in cash or its equivalent, (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided that such shares have been held by the optionee for at least six months prior to their tender) or (c) by any combination of the foregoing methods of payment. The Committee may also allow options granted under the 2017 Plan to be exercised by a cashless exercise through a broker, as permitted under Federal Reserve Board Regulation T, or any other means the Committee determines to be consistent with the 2017 Plan’s purpose and applicable law, including by cashless exercise directly with the Company whereby the Company, following its receipt of the participant’s notice of exercise, would withhold the proper number of Company shares which would have a fair market value on the date of exercise equal to the option exercise price.

Stock Appreciation Rights

The Committee may award stock appreciation rights (“SARs”) under the 2017 Plan upon such terms and conditions as it may establish. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Company Common Stock of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of payment for the exercised SAR will be set forth in the award agreement. The Committee may award either (i) freestanding SARs, which are SARs granted as an independent instrument and are not granted in conjunction with any stock options, or (ii) SARs in tandem with stock options (a “tandem SAR”). A tandem SAR entitles the participant to exercise it as an option or as an SAR. The election of one type of exercise prevents it from being exercised as the other type. A tandem SAR may not be granted to a non-employee Director unless the related option is a NQSO. The exercise price of a freestanding SAR will equal the fair market value of a share of Common Stock on the date of grant, whereas the exercise price of a tandem SAR issued in connection with a stock option will equal the option price of the related option. If an award of SARs is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be subject to SARs awarded in any calendar year to any one participant who is a “covered employee” is 200,000.

The Committee will determine in its discretion the term of an SAR granted under the 2017 Plan. Each award agreement will set forth the extent to which the participant will have the right to exercise the SAR following termination of the participant’s employment with the Company. The termination provisions will be determined by the Committee in its sole discretion, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment. The term of an SAR may not exceed ten years from the date of grant. Therefore, no SAR may be exercisable later than ten years after the date of award.

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Except as otherwise limited by the 2017 Plan, freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. The Committee will determine the number of shares of Common Stock covered by and the exercise period of the SAR. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price, multiplied by the number of shares of stock exercised under the SAR.

In the case of a tandem SAR, the Committee may determine the exercise period of the SAR, except that the exercise period may not exceed that of the related option. The participant may exercise the tandem SAR when the option is exercisable and receive on exercise an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the option purchase price, multiplied by the number of shares of stock covered by the surrendered option. Upon exercise of an SAR awarded in tandem with a stock option, the number of shares of our Common Stock for which the related option was exercisable will be reduced by the number of shares for which the SAR was exercised.

Notwithstanding any other provision of this 2017 Plan to the contrary, with respect to a tandem SAR granted in connection with an ISO (i) the tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the tandem SAR may be for no more than 100% of the difference between the option price of the underlying ISO and the fair market value of the shares subject to the underlying ISO at the time the tandem SAR is exercised; and (iii) the tandem SAR may be exercised only when the fair market value of the shares subject to the ISO exceeds the option price of the ISO.

Restricted Stock

The Committee may impose restrictions and conditions as to awards of shares of restricted stock as it deems advisable. As specified in the relevant award agreement, restrictions may include a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

We may retain in our possession the certificates representing shares of restricted stock until the time when all conditions and/or restrictions applicable to those shares awarded under the 2017 Plan have been satisfied. Generally, shares of restricted stock covered by each restricted stock grant made under the 2017 Plan will become freely transferable by the participant following the last day of the applicable period of restriction. However, even after the satisfaction of the restrictions and conditions imposed by the 2017 Plan and the particular award agreement, shares owned by an affiliate of the Company will be subject to restrictions on transfer under the Securities Act of 1933, as amended.

Awards to Employees. The Committee may choose to award shares of restricted stock under the 2017 Plan upon such terms and conditions as it may establish. If an award of restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum number of shares which may be granted in the form of restricted stock in any one calendar year to any one participant who is a “covered employee” is 200,000. The award agreement will specify the period(s) of restriction, the number of shares of restricted stock granted, requirements that a participant pay a stipulated purchase price for each share, restrictions based upon the achievement of specific performance objectives, other restrictions governing the subject award and/or restrictions under applicable federal or state securities laws. Recipients may have the right to vote these shares from the date of grant, as determined by the Committee on the date of award. As determined by the Committee on the date of award, participants may receive dividends on their shares of restricted stock. Dividends accrued on restricted stock will be paid only if the restricted stock vests.

Each award agreement for restricted stock will specify the extent to which the participant will have the right, if any, to retain unvested restricted stock following termination of the participant’s employment with the Company. In its sole discretion, the Committee will make these determinations; these provisions need not be uniform among all awards of restricted stock issued under the 2017 Plan and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations by reason of death or disability, restricted stock, which is intended to qualify for performance-based compensation under Section 162(m) and which is held by “covered employees” under Section 162(m), will be forfeited by the participant to the Company upon termination of employment.

Awards to Non-Employee Directors. Restricted stock awards to non-employee Directors will be subject to the restrictions for a period (the “Restricted Period”), which will commence upon the date when the restricted stock is awarded and will end on the earliest of the first to occur of the following:

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•	the retirement of the non-employee Director from the Board in compliance with the Board’s retirement policy as then in effect;
•	the termination of the non-employee Director’s service on the Board as a result of the non-employee Director’s not being nominated for reelection by the Board;
•

the termination of the non-employee Director’s service on the Board because of the non-employee Director’s resignation or failure to stand for reelection with the consent of the Board (which means approval by at least 80% of the Directors voting, with the affected non-employee Director abstaining);

•	the termination of the non-employee Director’s service on the Board because the non-employee Director, although nominated for reelection by the Board, is not reelected by the stockholders;
•

the termination of the non-employee Director’s service on the Board because of (i) the non-employee Director’s resignation at the request of the Nominating and Governance Committee of the Board, (ii) the non-employee Director’s removal by action of the stockholders or by the Board, or (iii) a change in control of the Company, as defined in the 2017 Plan;

•	the termination of the non-employee Director’s service on the Board because of disability or death; or
•	the vesting of the award.

As of the date specified by the Committee, each non-employee Director will be awarded that number of shares of restricted stock as determined by the Board, after consideration of the recommendations of the Committee. A non-employee Director who is first elected to the Board on a date subsequent to the date so specified will be awarded that number of shares of restricted stock as determined by the Board, after consideration of the recommendations of the Committee. The amount of the award for the upcoming 2017 Plan year will be disclosed in the Company’s proxy statement for the Company’s annual meeting of stockholders. The 2017 Plan provides that non-employee Directors receiving restricted stock may have, subject to the provisions of the 2017 Plan, all of the rights of a stockholder with respect to the shares of restricted stock, including the right to vote the shares and receive cash dividends and other cash distributions thereon. If a non-employee Director ceases to be a member of the Board for any other reason, including removal or resignation for “Cause,” as defined in the 2017 Plan, the non-employee Director will forfeit to the Company all restricted stock awarded to him or her for which the Restricted Period has not ended.

Restricted Stock Units

The Committee may award restricted stock units (“RSUs”). Each RSU will have a value equal to the fair market value of a share of the Company’s Common Stock on the date of grant. The maximum aggregate award of RSUs to any one participant who is a “covered employee” during any one fiscal year will be equal to the fair market value of 200,000 shares; provided, further, that the maximum aggregate award of restricted stock and RSUs for any one fiscal year will be coordinated so that in no event will any one participant be awarded more than the fair market value of 200,000 shares taking into account all such awards. In its discretion, the Committee may impose conditions and restrictions on RSUs, as specified in the RSU award agreement, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting. As determined by the Committee at the time of the award, settlement of vested RSUs may be made in the form of cash, shares of Company stock, or a combination of cash and Company stock. Settlement of vested RSUs will be in a lump sum as soon as practicable after the vesting date. The amount of the settlement will equal the fair market value of the RSUs on the vesting date. Each RSU will be credited with an amount equal to the dividends paid on a share of Company stock between the date of award and the date the RSU is paid to the participant, if at all. Dividend equivalents will vest, if at all, upon the same terms and conditions governing the vesting of the RSUs under the 2017 Plan. Payment of the dividend equivalent will be paid at the same time as payment of the RSU. The holders of RSUs will have no voting rights.

Each award agreement for RSUs will specify the extent to which the participant will have the right, if any, to retain unvested RSUs following termination of the participant’s employment with the Company or, in the case of a non-employee Director, service with the Board. In its sole discretion, the Committee will make these determinations; these provisions need not be uniform among all awards of RSUs issued under the 2017 Plan and may reflect distinctions based on reasons for termination of employment or, in the case of a non-employee Director, service with the Board. Except in the case of terminations by reason of death or disability, RSUs awarded to participants who are “covered employees” and which are intended to qualify as performance-based compensation under Section 162(m), will be forfeited by the participant to the Company.

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Performance Units/Performance Shares

The Committee has the discretion to award performance units and performance shares under the 2017 Plan upon such terms and conditions as it may establish, as evidenced in the relevant award agreement. If an award of performance units or performance shares is intended to qualify as performance-based compensation under Section 162(m) of the Code, the maximum aggregate payout for awards of performance shares which may be granted in any one calendar year to any one participant who is a “covered employee” will be the fair market value of 200,000 shares, whereas the maximum aggregate payout for awards of performance units which may be granted in any one calendar year to any one participant will be $1,500,000. Performance units will have an initial value as determined by the Committee, whereas performance shares will have an initial value equal to one share of Common Stock on the date of award. At the time of the award of the performance units or shares, the Committee in its discretion will establish performance goals which, depending on the extent to which they are met, will determine the number and/or value of performance units or shares that will be paid out to the participant. Under the terms of the 2017 Plan, after the applicable performance period has ended, the holder of performance units or shares will be entitled to receive payout on the number and value of performance units or shares earned by the participant over the performance period. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals are met.

Payment of performance shares and performance units will be made in a single lump sum following the close of the applicable performance period. Upon satisfaction of the specified performance goals, the Committee will pay the earned performance shares in shares of Company Common Stock. In its discretion, the Committee may pay earned performance units in cash, in shares of Company stock or in a combination of cash and stock, which will have an aggregate fair market value equal to the value of the earned performance share or performance unit at the close of the applicable performance period. Participants will not be entitled to dividend or voting rights with respect to any performance shares or performance units earned but not yet distributed to a participant. Unless otherwise determined by the Committee, in the case of death or disability during the performance period, the participant, or his or her estate, will not be entitled to receive any payout of the performance shares or performance units. In the case of any other termination of the participant’s employment during the performance period, all performance shares and performance units intended to qualify as performance-based compensation will be forfeited by the participant.

Adjustment and Amendments

The 2017 Plan provides for appropriate adjustments in the number of shares of Company stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split, stock dividend, or certain other events.

The 2017 Plan may be modified or amended by the board at any time and for any purpose which the Board deems appropriate. However, no such amendment may adversely affect any outstanding awards without the affected holder’s consent. No amendment may, without stockholder approval, (i) materially increase the benefits earned by participants under the 2017 Plan, (ii) materially increase the number of shares which may be issued under the 2017 Plan or (iii) materially modify the requirements for participation in the 2017 Plan.

Change in Control

In the event of a change in control, as defined in the 2017 Plan, generally all options and SARs granted under the 2017 Plan will become immediately exercisable; and restriction periods and other restrictions imposed on restricted stock and RSUs which are not intended to qualify as performance-based compensation under Section 162(m) under the Code will lapse. Any award intended to qualify as performance-based under Section 162(m) must be earned in accordance with the applicable award agreement.

Non-transferability

No award under the 2017 Plan may be sold, transferred, pledged, assigned or otherwise transferred in any manner by a participant except by will or by the laws of descent and distribution; and any award will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC’s short-swing trading rules and federal tax requirements relating to incentive stock options.

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Duration of the 2017 Plan

The 2017 Plan will remain in effect until all shares subject to the 2017 Plan have been purchased or acquired under the terms of the 2017 Plan, and all performance periods for performance-based awards granted under the 2017 Plan have been completed. However, no award is permitted to be granted under the 2017 Plan on or after the day prior to the tenth anniversary of the date the board approved the 2017 Plan. The board, upon recommendation of the Committee, may at any time amend, suspend or terminate the 2017 Plan in whole or in part for any purpose the Committee deems appropriate, subject, however, to the limitations referenced in “Adjustment and Amendments,” above.

As of the date hereof, there are no options, warrants or other rights outstanding under any equity compensation plans.

Director Remuneration Policy

Directors of the Company are entitled to compensation of $30,000 (plus $10,000 for the Chairman of the Board and except that Dr. Becker will receive $50,000 for his Board service and certain related duties) in cash per year of service on our Board of Directors, commencing on the completion of this Offering and payable in full thereon for the ensuing year. We currently do not have any equity compensation arrangements with our non-employee directors. Service as a member or chair of any of the committees of the Board do not entitle our non-employee directors to any additional compensation. To date, none of our non-employee directors has been paid any amounts as compensation for serving on our Board.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of the date hereof by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;
•	each of our named executive officers and directors; and
•	all our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date hereof are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person listed below is c/o the Company at 733 Third Ave, Floor 15, New York, NY 10017.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Life Science Biosensor Diagnostics Pty Ltd*	8,250,000	100.0%
Jonathan S. Hurd	0	0%
Harry Simeonidis	0	0%
Dr. Jean-Claude Becker	0	0%
Victoria Gavrilenko	0	0%
Dr. John Caminis	0	0%
Dr. Yong-Jiang Hei	0	0%

All Executive Officers and Directors as a group (6 persons)	0	0%

* Life Science Biosensor Diagnostics Pty Ltd (“LSBD”) is an Australian company that is 81% owned by iQnovate Limited, which is an Australian company that is 24% beneficially owned and controlled by Dr. George Syrmalis and whose shares are otherwise publicly-owned and traded on the National Stock Exchange of Australia. Dr. Syrmalis is an Australian citizen and resident having an address at Level 9, 85 Castlereagh Street, Sydney NSW 2000. In addition, the Board of Directors of iQnovate Limited consists of the following persons, each of whom is an Australian resident having the same address as above: Dr. Syrmalis, Mr. Con Tsigounis and Mr. Peter Simpson. Accordingly, Dr. Syrmalis may be deemed to have sole voting and dispositive power, and the Board of Directors may be deemed to share voting and dispositive power, over the Common Stock held by LSBD.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Relationships with Affiliates

The Company has entered into the License Agreement with LSBD pursuant to which it licenses the saliva glucose biosensor system for the China Region. For a detailed description of the License Agreement and considerations relating thereto, see “Description of Business – License Agreement” and “Risk Factors – Risk Related to Our Intellectual Property – Our License Agreement with our wholly-owning parent, LSBD, which relates to the Company’s principle asset consisting of licensed intellectual property, contains numerous significant performance, payment, liability, compliance, termination and intellectual property risks that may threaten the Company’s viability or otherwise have a material adverse effect on the Company, its business and its prospects.” The License Agreement requires, among many material provisions, that the Company pay to LSBD (i) a fixed fee after all regulatory approvals in Mainland China are obtained, (ii) royalties equal to percentages of net sales of commercial units and net sales of an optional dedicated reading device, and (iii) certain application fees. From August 5, 2016 to June 30, 2018, the Company paid LSBD a total of $7,561,321 under the License Agreement and $1,866,376 in relation to general administration expenses. As of June 30, 2018, it had incurred $2,525,798 (including a trade creditors liability to LSBD of $466,275) in relation to research and development and regulatory approval costs.

We expect that a substantial portion of the net proceeds used for the purposes described above will be paid to LSBD pursuant to the License Agreement, pursuant to which LSBD will conduct a substantial portion of the activities that must be performed in the near term to advance our business plan, including without limitation market data studies, delivery of a finalized field prototype biosensor, delivery of a manufacture-to-scale plan, delivery of a global regulatory strategy plan, commencing scale manufacturing, commencement and confidential testing, submitting and finalizing regulatory submissions through final approvals, delivery of a finalized product for sale, and many other services. Not all of the services to be performed by LSBD under the License Agreement are expected to be completed within the first year following this Offering. While the payments to LSBD for all such services would exceed net proceeds in the event only the minimum amount of this Offering is received, the Company expects that it will use such net proceeds for purposes as are most timely and appropriate in its judgment. See “Use of Proceeds.”

The Company has entered into a master services agreement (the “MSA Agreement”) with IQ3CORP LIMITED ACN 160 238 282 (“IQ3”), which is an affiliate of the Company by virtue of being under common control. The MSA Agreement sets forth certain basic terms and provisions applicable to services provided and to be provided by IQ3 to the Company pursuant to specific service acquisition orders entered into by the parties from time to time. One outstanding such order from January 2016 covers the following services provided directly or indirectly to the Company for the following costs: business plan preparation and review – $120,000; due diligence – $40,000; private placement capital-raising assistance – $250,000 plus 8% of proceeds raised outside the United States (payable in accordance with IQ3’s Australian Financial Services License); investor relations services – $20,000 per month commencing in July 2017; and certain other services. All of the foregoing amounts accrued to date have been paid in full. In addition, the MSA Agreement provides that hourly rates are payable for corporate advisory services to the Company, which amounts will be payable as accrued.

In August 2017, the Company entered into a three-year Medical Affairs Services Agreement (the “MAS Agreement”) with Clinical Research Corporation (“CRC”), a wholly-owned Australian subsidiary of iQnovate Limited, an Australian entity that is an affiliate of the Company by virtue of being under common control. iQnovate Limited also majority-owns LSBD. The MAS Agreement provides certain master terms pursuant to which CRC would be engaged in the future by the Company from time to time to perform certain medical affairs services on behalf of the Company. The master terms include minimum professional indemnity insurance, liability insurance and products liability insurance that will be required and indemnification by the Company of CRC, except where liability has resulted solely from the negligence or willful misconduct of CRC. The MAS Agreement does not set forth specified projects, services or costs in connection therewith, but provides general parameters pursuant to which such specific projects, services and costs would be detailed in the future as procured. All of the specific projects, services, costs and related performance details will be set forth from time to time in one or more “statements of works”.  The Company and CRC have not entered into any material statements of works as of the date hereof.

Statement of Policy

Since inception we have been wholly-owned by LSBD. Since inception we have entered into transactions with LSBD that have not been negotiated, arranged or otherwise implemented on an arms-length basis and that may favor LSBD. These transactions include in particular the License Agreement and the employee sharing arrangements whereby the Company has not engaged its own exclusive employees. Nonetheless, since inception all transactions (if any) between us and our officers or directors have been on terms no less favorable than could be obtained from unaffiliated third parties and were unanimously approved by our directors. In the future, all transactions (if any) between us and our officers or directors or five percent stockholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be unanimously approved by our directors.

To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

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DESCRIPTION OF OUR SECURITIES

Our Certificate of Incorporation authorizes us to issue:

•	20,000,000 shares of common stock, par value $0.01 per share; and
•	2,000,000 shares of preferred stock, par value $0.01 per share, of which 1,222,506 shares of our Series A Convertible Preferred Stock are issued and are outstanding as of the date hereof pursuant to a private placement prior to the date hereof.

On November 5, 2017, we gave effect by the filing of an amendment to our Certificate of Incorporation to effect a one-to-90,000 stock split pursuant to which each outstanding share of common stock was converted into 90,000 shares of Common Stock. The outstanding preferred stock, convertible notes and warrants exercisable or convertible into Common Stock have been proportionately adjusted in accordance therewith. In addition, on August 9, 2018 we filed an amendment to our Certificate of Incorporation to effect a reverse stock split of approximately one to 0.9167 shares that resulted in the Company having 8,250,000 issued and outstanding shares of common stock. Share and per share amounts set forth herein (except in any historical financial information) give effect to the reverse split, unless indicated otherwise.

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the closing of this Offering. We expect to adopt an amended and restated certificate of incorporation and amended and restated by-laws in connection with this Offering, and this description summarizes the provisions that are expected to be included in such documents. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in “Description of Securities,” you should refer to our amended and restated certificate of incorporation and amended and restated by-laws, which are or will be included as exhibits to the Offering Statement relating to this Offering Circular, and to the applicable provisions of Delaware law. Immediately following the closing of this Offering, our authorized capital stock will consist of 22,000,000 shares of Common Stock, $0.01 par value per share, and 2,000,000 shares of Preferred Stock, $0.01 par value per share.

Common Stock

As of the date hereof we have 8,250,000 shares of Common Stock issued and outstanding and owned by one stockholder. As of the date hereof, up to 1,500,000 shares are reserved for issuance in connection with the conversion of our Series A Convertible Preferred Stock on a one-to-one share basis, up to 600,000 shares are reserved for issuance in connection with the conversion of outstanding convertible notes and 500,000 shares are reserved for issuance under the 2017 Plan. Upon the closing of this Offering, all shares of Series A Convertible Preferred Stock will automatically convert into 1,222,506 shares of our Common Stock and all of the convertible notes will automatically convert into 517,358 shares of our Common Stock.

Voting Rights

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any Preferred Stock we may issue may be entitled to elect.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding.

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Rights and Preferences

Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the Common Stock.

Fully Paid and Non-assessable

All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

We currently have not engaged an independent third party to act as the transfer agent for our Common Stock. We will engage prior to the qualification of this Offering.

Preferred Stock

Immediately prior to the consummation of this Offering, all of the 1,222,506 outstanding shares of our Series A Convertible Preferred Stock will be converted into shares of our Common Stock. Immediately after the consummation of this Offering, our amended and restated certificate of incorporation will be amended and restated to delete all references to such shares of Series A Convertible Preferred Stock. Our Board of Directors currently has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after consummation of this Offering, no shares of preferred stock will be outstanding.

Warrants

As of the date hereof, there are outstanding warrants issued in connection with the Series A Convertible Preferred Stock having an exercise price of $12.00 per share, which warrants are exercisable only during the one-year period commencing on the second anniversary of the closing of this Offering. The warrants are not entitled to any adjustment in the number of shares or the exercise price in the event of any adjustments in the number of outstanding shares of our capital stock for any reason.

In addition, upon each closing of this Offering, we have agreed to issue warrants to the Placement Agent (“Placement Agent’s Warrants”) to purchase a number of shares of the Common Stock equal to 4.0% of the total Shares sold in such closing. Accordingly, if the minimum number of shares are sold in this Offering then the Placement Agent’s Warrants will be exercisable for a total of 30,000 and if the maximum number of shares are sold in this Offering then the Placement Agent’s Warrants will be exercisable for a total of 83,333 shares. The Placement Agent’s Warrants are exercisable commencing on the date that the SEC initially qualifies the Offering Statement and will be exercisable for five years thereafter. The Placement Agent’s Warrants are not redeemable by us. The exercise price for the Placement Agent’s Warrants will be 25% greater than the initial public offering price. The Placement Agent’s Warrants contain anti-dilution provisions that may be triggered by future events.

Convertible Notes

Our 98%-owned subsidiary, GBS Pty Ltd, has issued convertible notes in the outstanding aggregate principal amount of $5,277,056 (including principal and accrued interest) as of the date hereof, which notes will automatically convert into 517,358 shares of Common Stock at a price per share equal to $10.20 in connection with this Offering. In the absence of the completion of this Offering and such automatic conversion of the notes, the notes mature on December 31, 2019. These notes were issued along with ordinary shares of GBS Pty Ltd in a private placement conducted in the first quarter of 2018.

Registration Rights

There are no registration rights held by any party with respect to any of our capital stock.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law

Some provisions of Delaware law, our Certificate of Incorporation and our By-laws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our Board of Directors, without action by the stockholders, to issue undesignated shares of Preferred Stock with voting or other rights or preferences as designated by our Board of Directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

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Amendment of Charter Provisions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless either a corporation's certificate of incorporation or by-laws requires a greater percentage. Our certificate of incorporation and bylaws that will be in effect upon the closing of this Offering will provide the following terms. A majority vote of our Board of Directors or the affirmative vote of holders of a majority of the total votes of our outstanding shares of capital stock entitled to vote with respect thereto will be required to amend, alter, change or repeal the by-laws.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

The provisions of Delaware law, our Certificate of Incorporation and our By-laws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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DIVIDEND POLICY

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future. Before this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the exercise of outstanding warrants that were issued in connection with the issuance of the preferred stock, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

As of the date of this Offering Circular, we have outstanding 8,250,000 shares of Common Stock currently held by our sole stockholder. In addition, as of the date of this Offering Circular: (i) 1,222,506 shares of Common Stock are issuable upon the completion of this Offering by mandatory conversion of outstanding shares of our Series A Convertible Preferred Stock on a one-to-one basis; (ii) 517,358 shares of Common Stock are issuable upon the completion of this Offering by mandatory conversion of $5,277,056 of notes issued by our 98%-owned subsidiary GBS Pty Ltd at an effective conversion price at a 15% discount to the price per Share in this Offering; (iii) 1,222,506 shares of Common Stock are issuable during the one year period commencing on the second anniversary of the completion of this Offering by exercise of outstanding warrants; and (iv) up to 83,333 shares of Common Stock will be issuable pursuant to warrants issuable to the Placement Agent in this Offering, the actual amount of such shares to be equal to 4.0% of the Shares sold in this Offering.

All of the foregoing shares that will be outstanding after this Offering, other than the Shares sold in this Offering, are or will be upon issuance “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, although not applicable to any of the shares that will be outstanding upon the closing of this Offering Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

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Lock-Up Agreement

Our directors, officers and more than 5% shareholders have agreed, or will agree, with the Placement Agent, subject to certain exceptions, that, without the prior written consent of the Placement Agent, they will not, directly or indirectly, during the period ending one year after the date of the Offering Circular (180 days for investors in our Series A Convertible Preferred Stock and the outstanding notes convertible into shares of our Common Stock):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

•	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

In addition, we have agreed, or will agree, with the Placement Agent, subject to certain exceptions, that, without the prior written consent of the Placement Agent, it will not, for a period ending 180 days after the date of the Offering Circular:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock;

●	file or cause to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock other than the filing of a registration statement on Form S-8;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; or

●	publicly announce an intention to effect any transaction specified above.

These agreements do not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Registration Statement on Form S-8

As of the date hereof, no awards of any kind have been made under the 2017 Plan. We intend to file a registration statement on Form S-8 under the Securities Act to register shares that may be issued pursuant to the 2017 Plan. The registration statement on Form S-8 is expected to become effective immediately upon filing, and shares covered by the registration statement will then become eligible for sale in the public market, subject to the Rule 144 limitations applicable to affiliates, vesting restrictions and any applicable lock-up agreements and market standoff agreements. For a description of our equity incentive plans, see "Management—2017 Equity Incentive Plan."

97

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

98

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

99

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Hughes Hubbard & Reed LLP, New York, New York. Schiff Hardin LLP, Washington, DC, is acting as counsel to the Placement Agent in this offering.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of BDO East Coast Partnership, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of BDO East Coast Partnership as experts in accounting and auditing.

100

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

101

GLUCOSE BIOSENSOR SYSTEMS

(GREATER CHINA) HOLDINGS, INC. AND

SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR

THE PERIOD FROM JULY 1, 2017 THROUGH
JUNE 30, 2018

F-1

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

Table of Contents

F-2

Tel: +61 2 9251 4100	Level 11, 1 Margaret St
Fax: +61 2 9240 9821	Sydney NSW 2000
www.bdo.com.au	Australia

To the members of Glucose Biosensor Systems (Greater China) Holdings Inc.

Report of Independent Registered Public Accounting Firm

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Glucose Biosensor Systems (Greater China) Holdings Inc. which compromise the consolidated balance sheets as at June 30, 2018 and 2017 and the related consolidated statement of operations, changes in stockholders’ equity, and cash flows for the year ended June 30, 2018 and the period from August 4, 2016 (date of inception) to June 30, 2017, and the related notes. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the company and subsidiaries at June 30, 2018 and 2017, and the results of their operations and their cash flows for the year ended June 30, 2018 and for the period from August 4, 16, 2016 (date of inception) to June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

BDO East Coast Partnership

We have served as the Company’s auditor since 2017

/s/ BDO

Sydney, Australia

November 15, 2018

F-3

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED BALANCE SHEETS

	Note	As of
		June 30, 2018	June 30, 2017
		(audited)	(audited)
Assets
Current Assets:
Cash and cash equivalents	7	$418,420	$56,033
Deferred charges	3	$1,983,123	$611,194
Other current assets	4	$94,380	-
Total current assets		$2,495,923	$667,227

Intangibles
Licensing rights, net of accumulated amortization	5	-	-
Total Assets		$2,495,923	$667,227

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	6	$719,690	$339,174
Convertible Notes Payable	8	$4,839,927	$3,534,322
Due to Life Science Biosensor Diagnostics Pty Ltd	10	-	$2,706,241
Total current liabilities		$5,559,617	$6,579,737
Total liabilities		$5,559,617	$6,579,737
Commitments & Contingencies		-	-

Shareholders' Equity
Common shares (9,000,000 shares issued and outstanding as of 6/30/2018 and 100 shares issued and 19,999,900 outstanding as of 6/30/2017)		$1	$1
Preferred shares (1,222,506 shares issued and outstanding as of 6/30/2018 and none shares issued and none outstanding as of 6/30/2017)		$8,715,794	-
Additional paid-in capital		$(8,330,314)	$(5,603,556)
Accumulated deficit		$(5,332,055)	$(311,672)
Accumulated Other comprehensive income		$571,105	$2,717
Total Consolidated Group Equity		$(4,375,469)	$(5,912,510)
Non-controlling interests (1)		$1,3111,775	-
Total Shareholders’ (deficit) equity		$(3,063,694)	$(5,912,510)
Total liabilities and shareholders’ equity		$2,495,923	$667,227

(1)	This relates to 2.04% of the ordinary shares in the subsidiary Glucose Biosensor Systems (Greater China) Pty Ltd owned by non-controlling interests

These financial statements shall be read in conjunction with the accompanying notes.

F-4

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS

	12 Months to June 30, 2018	August 4, 2016 (inception) to June 30, 2017
Revenue:
Interest income	$564	$74
Operating expenses:
Audit & Accountancy Fees	$105,725	-
General & Administrative Expenses	$1,952,548	$127,504
Interest Expense	$453,872	$138,749
Rent Expense	$19,396	$45,493
Research & Development Expenses	$2,525,798	-
Total operating expenses	$5,057,339	$311,746
Consolidated Net Profit / (Loss)	$(5,056,775)	$(311,672)
Less: Net Profit/ (Loss) attributable to non-controlling interest	$(36,392)	-
Net Profit/ (Loss) attributable to holding company & subsidiaries	$(5,020,383)	$(311,672)

Other Comprehensive Income
Foreign Currency Translation Gain	$568,388	$2,717
Other Comprehensive income for the period	$568,388	$2,717
Total Comprehensive income/(loss) for the period	$(4,488,387)	$(308,955)

	June 30 2018	June 30 2017

Loss per share based on Net Profit /(Loss) (note 14):

Basic and diluted net loss per share attributed to common shareholders of Glucose Biosensor Systems (Greater China) Holding Inc.	$(0.61)	$(0.04)

Weighted-average number of shares	8,250,000	8,250,000

Note: The weighted average number of shares used in calculating the basic net loss per share in the comparatives was based upon the retroactive effect of the share consolidation to 8,250,000 on August 8 ,2018 as per note 12. This is shown retrospectively in the comparatives.

These financial statements shall be read in conjunction with the accompanying notes.

F-5

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 4, 2016 (INCEPTION) THROUGH JUNE 30, 2017

	Common Shares	Total Subscribed Value	Additional paid-in capital	(Accumulated deficit)	Other comprehensive income	Stockholders’ equity
At inception August 4, 2016
Issuance of common stock	100	$1	$768	-	-	$769
Subscriptions to purchase ordinary shares of Glucose Biosensor Systems (Greater China) Pty Ltd	-	-	2,126,476	-	-	2,126,476
Cost of issuance of convertible subordinated notes that have elected to convert to shares	-	0-	(169,479)	-	-	(169,479)
Deemed dividend in accordance with FASB ASC 805 for amounts incurred to parent to procure license	-	-	(7,561,321)	-	-	(7,561,321)
Foreign currency translation	-	-	-	-	2,717	2,717
Net Profit /(loss)	-	-	-	(311,672)	-	(311,672)
Balance at June 30,2017	100	$1	$(5,603,556)	$(311,672)	$2,717	$(5,912,510)

(1)	These we re-applied for convertible preference shares of Glucose Biosensor Systems (Greater China) Holdings Inc
(2)	Refer to Note 3 for par values.

These financial statements shall be read in conjunction with the accompanying notes.

F-6

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM July 1, 2017 to June 30, 2018

	Glucose Biosensor Systems (Greater China) Holdings Inc Shareholders								Non-controlling Interests
	Common Shares	Total Subscribed Value	No of Preferred Shares (1)	Total Value	Additional paid-in capital	(Accumulated deficit)	Other comprehensive income	Stockholders’ equity	No of Ordinary Shares in GBSGC Pty Ltd	Total Value
Balance at July 1, 2017	100	$1	-	-	$(5,603,556)	(311,672)	$2,717	$(5,912,510)	-	-
Subscriptions to purchase convertible preference shares of Glucose Biosensor Systems (Greater China) Holdings Inc	-	-	-	-	$6,596,530	-	-	$6,596,530	-	-
Issuance of convertible preferred shares and ordinary shares	-	-	1,222,506	8,715,794	$(8,715,794)	-	-	-	2,036,000	$1,403,948
Cost of issuance of ordinary shares and convertible preferred shares, the latter that may convert to common shares	-	-	-	-	$(641,483)	-	-	$(641,483)	-	$(55,781)
Additional Shares allotted due to Stock Split	8,999,900	-	-	-	-	-	-	-	-	-
Foreign currency translation gain	-	-	-	-		-	$568,388	$568,388	-	-
Net profit /(loss)	-	-	-	-	-	$(5,020,383)	-	$(5,020,383)	-	$(36,392)
Balance at June 30, 2018	9,000,000	$1	1,222,506	$8,715,794	$(8,330,014)	$(5,332,055)	$571,105	$(4,375,469)	2,036,000	$1,3111,775

(1)	Convertible Preference Shares are convertible at a potential IPO to 1 ordinary share and one option exercisable at the IPO price between 2 – 3 years after the IPO providing the option holder holds the underlying share.

(2)	Refer to Note 3 for par values.

These financial statements shall be read in conjunction with the accompanying notes.

F-7

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	12 Months to June 30, 2018	From August 4 2016 (inception) to June 30, 2017
Operating Activities:
Net Profit / (Loss)	$(5,056,775)	$(311,672)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in assets and liabilities:
Accounts payable and accrued expenses & deferred charges	(327,880)	65,067
Net cash used in operating activities	$(5,384,655)	$(246,605)
Investing Activities:
Net cash provided by investing activities	-	-
Financing Activities:
Cash proceeds from the issuance of convertible notes payable	1,428,463	3,848,593
Cash received from subscribers for convertible preference shares convertible to common shares	8,715,794	(1) 2,127,245
Cash paid for debt issuance costs	(122,864)	(314,271)
Cash paid to raise funds by the issuance of shares	(697,264)	(169,479)
Cash paid for expenditures relating to the issuance of new shares & preparation for listing costs	(1,439,234)	(337,087)
Cash paid against liability to procure license	(2,706,241)	(4,855,080)
Net cash provided by financing activities	$5,178,654	$299,921
Total Net Cash Provided / (Used) by Operational, Investing & Finance Activities	$(206,001)	$53,316

Cash at the beginning of the period	$56,033	-
Exchange Rate Adjustment	$568,388	$2,717
Cash at the end of the period	$418,420	$56,033

Supplemental disclosure of cash flow information
Interest paid	$453,872	$138,749
Interest income	$564	$74

(1)	This includes $1,403,948 subscriptions received which became minority interests in the current financial year

These financial statements shall be read in conjunction with the accompanying notes.

F-8

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	GOING CONCERN

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern (ASC 205-40) requires management to assess an entity’s ability to continue as a going concern within one year of the date of the financial statements are issued. In each reporting period, including interim periods, an entity is required to assess conditions known and reasonably knowable as of the financial statement issuance date to determine whether it is probable an entity will not meet its financial obligations within one year from the financial statement issuance date. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate it is probable the entity will be unable to meet its financial obligations as they become due within one year after the date the financial statements are issued.

The Company is an early stage and emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with early stage and emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future until such time, if at all, the Company completes the development process of its products, including regulatory approvals, and thereafter, begins to commercialize and achieve substantial acceptance in the marketplace for the first of a series of products in its medical device portfolio.

The Company incurred a net loss of $5,020,383 for the twelve months to June 30, 2018 (Net loss $311,672 for the period from August 4, 2016 (inception) through to June 30 2017). At June 30, 2018, the Company had an accumulated deficit of $5,332,055, negative working capital of $3,063,694, $5,559,617, in current liabilities of which $4,839,927 are convertible notes that will convert to equity upon the proposed IPO, and cash of $418,420 (at June 30, 2017, the Company had an accumulated deficit of $311,672, negative working capital of $5,912,510, $6,579,737, in current liabilities of which $3,534,322 are convertible notes that will convert to equity upon the proposed IPO, and cash of $56,033). In the near future, the Company anticipates incurring operating losses and does not expect to experience positive cash flows from operating activities and may continue to incur operating losses until it completes the development of its products and seeks regulatory approvals to market such products. These factors may raise doubt about the Company’s ability to continue as a going concern without sufficient capital.

The Company’s ability to fund its operations is dependent upon management’s plans, which include in addition to financial assistance where required from the parent company, raising additional capital, including the Proposed Public Offering, obtaining regulatory approvals for its products currently under development, commercializing and generating revenues from products currently under development, and continuing to control expenses. However, there is no assurance the Company will be successful in these efforts.

F-9

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 1.	GOING CONCERN (CONT.)

A failure to raise sufficient capital, obtain regulatory approvals for the Company’s products, generate sufficient product revenues, or control expenditures, among other factors, may adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives, and therefore, raises substantial doubt of the Company’s ability to continue as a going concern.

The Company’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

STOCK SPLIT

Effective November 5, 2017, each share of our issued and outstanding common stock became 90,000 shares of common stock and no fractional shares were issued. The accompanying financial statements and related disclosures give retroactive effect to the stock split & the reverse share split noted in note 12 for all periods presented.

NOTE 2.	ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Glucose Biosensor Systems (Greater China) Holdings, Inc. ("Holdings") and its wholly owned subsidiary, Glucose Biosensor Systems (Greater China), Inc. are formed under the laws of the state of Delaware, and were formed on December 5, 2016 (collectively, the “Group”) and Glucose Biosensor Systems (Greater China) Pty Ltd ("GBSPL"), which was formed on August 4, 2016 under the laws of New South Wales, Australia.  These three companies (collectively, the "Company") were formed to provide a noninvasive, pain free innovation to make it easier for people to manage diabetes.  As more fully described in Note 5, the Company purchased the license rights relating to saliva glucose biosensor technology for the Greater China Region from Life Science Biosensor Diagnostics Pty Ltd. ("Life Science"), the shareholder of the Company.

F-10

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Group prepares its consolidated financial statements using the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

On July 29, 2017, Life Science transferred to Holdings, in a non-reciprocal transfer, its shares in GBSPL. These shares comprised its 100% ownership of GBSPL. As a result, the accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control. All significant intercompany transactions and balances have been eliminated upon consolidation.

A summary of the shares authorized and issued of each company at June 30, 2018 and June 30, 2017 are listed below. (Refer to Note 12 for changes in capital structure since 30 June 2018).

At June 30, 2017:

Name of entity	Country of incorporation	Shares authorized	Shares issued	Par value per share
Glucose Biosensor Systems (Greater China) Holdings, Inc.	United States	1,000	100	USD$0.01
Glucose Biosensor Systems (Greater China) Pty Ltd	Australia	1,000	1,000	N/A (1)
Glucose Biosensor Systems (Greater China), Inc.	United States	1,000	100	USD$0.01

At June 30, 2018

Name of entity	Country of incorporation	Shares authorized	Shares issued (Common)	Par value per share	Shares Issued (Convertible Preference)	Par Value Per Share
Glucose Biosensor Systems (Greater China) Holdings, Inc.	United States	22,000,000	9,000,000	USD$0.01	1,222,506	US$.01
Glucose Biosensor Systems (Greater China) Pty Ltd	Australia	99,800,000	99,800,000	N/A (1)	0	0
Glucose Biosensor Systems (Greater China), Inc.	United States	1,000	100	USD$0.01	0	0

(1)	Australia does not have the concept of par value per share

On July 29, 2017, in a nonreciprocal transfer, Life Sciences transferred ownership of its 1,000 shares of Glucose Biosensor Systems (Greater China) Pty Ltd to Glucose Biosensor Systems (Greater China) Holdings, Inc.

On October 30, 2017 the authorized capital was increased to 22,000,000 with a par value of $0.01 each consisting of 20,000,000 shares of common stock and 2,000,000 shares of preferred stock.

F-11

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

On November 5, 2017 the Company conducted a stock split of one to 90,000 resulting in issued common stock of 9,000,000.

On August 8, 2018 a reverse share split occurred whereas the total number of common issued stock has been consolidated from 9,000,000 to 8,250,000.

During the year ended 30th June 2018, the group received subscriptions of $1,428,463 regarding the issuance of notes that are convertible to equity at the completion of an initial public offering ("IPO") and $8,715,794 regarding the issuance of Convertible Preference Shares convertible to common shares at the completion of an initial public offering ("IPO") and ordinary shares. The Convertible Preference Shares carry the same rights as common shares except the right to vote at general meetings of shareholders. Further particulars are at Note 9.

Equity offering costs

The Group complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ASC 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity (deficit) upon the completion of an offering or to expense if the offering is not completed.  Offering costs amounting to $1,983,123 were capitalized as of June 30, 2018 (June 30, 2017: $611,194). The Company anticipates significant offering costs in connection with the proposed offering.

Revenue recognition

The Company shall recognize revenues when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is determinable, and collectability is reasonably assured.

Debt issuance cost

Debt issuance costs are being amortized using the effective interest rate method over the term of the loan and the amortization expense is recorded as part of interest expense of the consolidated statements of operations.

Income taxes

In accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 740, Income Taxes, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not that the positions will be sustained upon examination by taxing authorities. It also provides guidance for de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

As of June 30, 2018, the Group had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements. Additionally, the Group had no interest and penalties related to income taxes.

F-12

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

As of June 30, 2017, the Group had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements. Additionally, the Group had no interest and penalties related to income taxes.

The Group accounts for current and deferred income taxes and, when appropriate, deferred tax assets and liabilities are recorded with respect to temporary differences in the accounting treatment of items for financial reporting purposes and for income tax purposes. Where, based on the weight of all available evidence, it is more likely than not that some amount of the recorded deferred tax assets will not be realized, a valuation allowance is established for that amount that, in management's judgment, is sufficient to reduce the deferred tax asset to an amount that is more likely than not to be realized.

Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated from local (functional) currency to presentation currency (U.S. dollar) at the rate of exchange in effect on the consolidated balance sheets date; income and expenses are translated at the average rate of exchange prevailing during the year. Foreign currency movements resulted in a gain of $568,388 (June 30, 2017 foreign currency translation gain of $2,717).

Net Loss Per Share Attributable to Common Stockholders (“EPS”)

The Company calculates earnings per share attributable to common stockholders in accordance with ASC Topic 260, “Earning Per Share.” Basic net income (loss) per share attributable to common stockholders is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common stockholders by weighted-average common shares outstanding during the period plus potentially dilutive common shares, such as stock warrants.

Potentially dilutive common shares shall be calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all warrants are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities.

The Company has incurred net losses during the period ended 30 June 2018 and the conversion of the convertible notes payable or the effect of the completion of the issuance of convertible preference shares in a private placement would be anti-dilutive, and thus is not included in loss per share calculation (see Note 8—Convertible Notes Payable).

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-13

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Subsequent events

In accordance with FASB ASC 855, Subsequent Events, management has evaluated subsequent events through October 19, 2018 the date on which these audited consolidated financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements, except for a reverse stock split which occurred where the total number of common issued stock has been consolidated to 8,250,000 from 9,000,000 as disclosed in Note 12.

Recently adopted accounting pronouncement

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which amends FASB ASC 205, Presentation of Financial Statements. This update requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. ASU 2014-15 is effective for the Company’s annual reporting period ending June 30, 2017. The adoption of FASB ASU 2014-15 did not have a material effect on the Group’s consolidated financial statements.

Recently issued but not yet effective

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize revenue to depict the transfer of promised good or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU will replace most existing revenue recognition guidance in GAAP, including industry specific guidance, when it becomes effective. This new guidance is effective for years beginning after December 15, 2017.  The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). This update requires all leases with a term greater than 12 months to be recognized on the balance sheet through a right-of-use asset and a lease liability and the disclosure of key information pertaining to leasing arrangements. This new guidance is effective for years beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the effect that ASU 2016-02 will have on its financial statements and related disclosures, but has not yet determined the timing of adoption.

F-14

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 4.	OTHER ASSETS

	As of
	June 30, 2018	June 30, 2017
Goods & Services Tax Receivable	36,481	-
Prepayments	45,899	-
Other	12,000	-
Total	$94,380	$-

NOTE 5.	LICENSING RIGHTS:

Licensing rights consists of the following:

	As of
	June 30, 2018	June 30, 2017

Licensing rights:
Amount incurred to procure license	-	7,561,321
Less charged to equity as per FASB ASC 805	-	(7,561,321)
Licensing rights net of amortization and charged to equity	$-	$-

During the year, the Company paid its liability in relation to outstanding license rights procurement costs to Life Science Biosensor Diagnostics Pty Ltd being $2,706,241 outstanding from June 30, 2017 $(4,855,080 August 5, 2016 to June 30, 2017) in relation to the development and approval process technology that is described in Notes 2 and 11.  The Company shall pay royalties of sales & milestone payments, as defined.  The agreement shall be for the term of the applicable patents.  The licensing agreement has a twenty-five year term. No royalties have been incurred through June 30, 2018 (June 30, 2017: nil).

The licensing rights are carried at Life Science’s historical cost of $nil, with the excess of the amount paid over historical cost reflected as a deemed dividend, given this was a transaction between entities under common control.

NOTE 6.	ACCOUNTS PAYABLE & ACCRUED EXPENSES

	As of
	June 30, 2018	June 30, 2017
Trade Creditors	167,466	339,174
Accruals	85,949	-
Amounts payable to Life Science Biosensor Diagnostics Pty Ltd	466,275	-
	$719,690	$339,174

F-15

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 7.	CASH & CASH EQUIVALENTS

	As of
	June 30, 2018	June 30, 2017
Cash at Bank	$418,420	$56,033

The Company places its cash and cash equivalents, which may at times be in excess of the Australia Financial Claims Scheme or the United States' Federal Deposit Insurance Corporation insurance limits, with high credit quality financial institutions and attempts to limit the amount of credit exposure with any one institution.

NOTE 8.	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	As of
	June 30, 2018	June 30, 2017

Convertible Notes Payable	5,277,056	3,848,593
Less unamortized debt issuance costs	(437,129)	(314,271)
Debt less unamortized debt issuance costs	$4,839,927	$3,534,322

Investors have subscribed to a Glucose Biosensor Systems (Greater China) 7% Convertible Note Issue during the periods in the above table.  The Notes bear interest at the rate of 7% per annum payable quarterly in arrears.   The Notes are unsecured and mature on December 31, 2019.

The Notes also provide that there shall be a 15% discount on the potential IPO Price on the offer document intended to be filed with an approved stock exchange.

NOTE 9.	SUBSCRIPTIONS FOR CONVERTIBLE PREFERENCE SHARES OF GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS INC

The Company has issued 1,222,506 convertible preference shares. Together with the subsequent conversion of convertible notes payable and maximum raise from the IPO, the Company estimates that a maximum of common 12,073,199 shares in Glucose Biosensor Systems Greater China (Holdings) Inc shall be on issue upon the successful completion of the IPO.  The 1,222,506 convertible preference shares and 8,250,000 common shares to date and the amounts representing these subscriptions to purchase shares have been credited to additional paid-in-capital in the amount of $8,715,794.

F-16

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 9.	SUBSCRIPTIONS FOR CONVERTIBLE PREFERENCE SHARES OF OF GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) HOLDINGS INC (CONT.)

Each convertible preference share converting to one common share upon the successful completion of the IPO, will have one Loyalty Warrant Entitlement attached.  The terms of the Entitlement provide that the holder can exercise one warrant to purchase one common share at the IPO price during years two through to year three following the IPO. At exercise date, the shareholder must hold for each warrant to be exercised, one underlying common share to exercise the option The warrants are not transferable and apply to the number of shares that were subscribed for.  In addition, the warrants do not apply to the convertible note holders.

The Company will continue to maintain its 97.96% (97,764,000 shares) in its subsidiary Glucose Biosensor Systems (Greater China) Pty Ltd.

NOTE 10.	LOANS PAYABLE

As at June 30, 2017 the company had a liability to its parent Life Science of $2,706,241 as a result of procuring the license. This has been repaid during the period to June 30, 2018.

NOTE 11.	RELATED-PARTY TRANSACTIONS

The following transactions occurred with Life Science Glucose Biosensor Diagnostics Pty Ltd during the period July 1, 2017 to June 30, 2018

As more fully described in Note 5, the Company has paid its liability in relation to license procurement of $2,706,241 (June 30, 2017 $4,855,080). Further payments in relation to research & development will be due upon the achievements of milestones.

The Company incurred a total of $2,525,798 towards the services in connection with development and regulatory approval pathway for the technology. There is a trade creditors liability of $466,275 remaining on these transactions as at June 30, 2018.

The Company incurred a total of $1,820,883 towards overhead cost reimbursement which includes salaries, rents and other related overheads directly attributable to the company which are included in General & Administration Expenses.

The Company paid rent last year to June 30, 2017 of $45,493. This financial year to date the rent has been paid to a third party as a result of moving premises. The third party lease is a monthly tenancy at $2,009 per month with a 3 months’ notice period to terminate. There is no fixed term lease agreement, rather it rolls month to month. The above transactions have been determined by directors to be on an arm’s length basis.

F-17

Glucose Biosensor Systems (Greater China) Holdings, Inc. & Subsidiaries

Audited Consolidated Financial Statements

NOTE 12.	SUBSEQUENT EVENTS

Since June 30, 2018, as at the date of this report the following have occurred:

•	On August 8, 2018 a reverse share split occurred whereas the total number of common issued stock has been consolidated from 9,000,000 to 8,250,000.

NOTE 13.	NET OPERATING LOSSES

The Company shall file its income tax returns with the Internal Revenue Service and Australian Taxation Office.  The Company has net operating loss carry forwards of $5,332,055 which are derived from its operations in Australia and the US and are available to reduce future taxable income. Such loss carryforwards may be carried forward indefinitely, subject to compliance with tests of continuity and additional rules.

The net operating loss carried forward give rise to a deferred tax asset of approximately $1,615,000. However, the Company has determined that a valuation allowance of $1,615,000 against such deferred tax asset is necessary, as it cannot be determined that the carryforwards will be utilized.

NOTE 14.	LOSS PER SHARE

	12 Months to June 30, 2018	From August 4, 2016 (inception) to June 30, 2017
Total Loss	$(5,056,775)	$(311,672)
On November 5, 2017 a stock split occurred where the total number of common issued stock had been split to 9,000,000 from 90,000. Subsequent to the split, the revised loss per share was:
Basic and diluted net loss per share attributed to common shareholders	$(0.56)	$(0.04)

Weighted-average number of shares	9,000,000	9,000,000

On August 8th, 2018, a reverse stock split occurred where the total number of common issued stock had been consolidated to 8,250,000 from 9,000,000. Subsequent to the reverse split, the revised loss per share was:
Basic and diluted net loss per share attributed to common shareholders	$(0.61)	$(0.04)

Weighted-average number of shares used in calculating basic & diluted net loss per share attributable to common shareholders	8,250,000	8,250,000

F-18

GLUCOSE BIOSENSOR SYSTEMS (GREATER
CHINA) HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR

THE PERIOD FROM AUGUST 4, 2016 (INCEPTION)
THROUGH JUNE 30, 2017

F-19

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

F-20

Tel: +61 2 9251 4100	Level 11, 1 Margaret St
Fax: +61 2 9240 9821	Sydney NSW 2000
www.bdo.com.au	Australia

To the members of Glucose Biosensor Systems (Greater China) Holdings Inc.

Report on the Audit of the Financial Statements

We have audited the accompanying consolidated balance sheet of Glucose Biosensor Systems (Greater China) Holdings Inc. as of June 30, 2017 and the related consolidated statement of operations, changes in stockholders’ equity, and cash flows for the period from August 4, 2016 through June 30, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Glucose Biosensor Systems (Greater China) Holdings Inc. at June 30, 2017, and the results of its operations and its cash flows for the period from August 4, 2016 through June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

BDO East Coast Partnership

/s/ BDO

Sydney, Australia

December 28, 2017, except for the effect of the stock split described in Note 1 of the financial statements, as to which the date is June 7, 2018.

F-21

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

CONSOLIDATED BALANCE SHEET

JUNE 30, 2017

ASSETS
Current assets:
Cash and cash equivalents	56,033
Deferred charges (Note 3)	611,194
Total current assets	$667,227
Other assets:
Licensing rights, net of accumulated amortization (Note 4)	-

Total other assets	-
TOTAL ASSETS	$667,227
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	339,174
Convertible notes payable (note 6)	3,534,322
Due to Life Science Biosensor Diagnostics Pty Ltd (Note 8)	2,706,241
Total current liabilities	$6,579,737

Total liabilities	$6,579,737
Commitments and contingencies
Shareholders' equity
Common Shares ( 20,000,000 shares authorised and 9,000,000 issued)	$1
Additional paid-in capital	(5,603,556)
Accumulated deficit	(311,672)
Other comprehensive income	2,717
Total Shareholders’ (deficit) equity	$(5,912,510)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$667,227

These financial statements shall be read in conjunction with the accompanying notes.

F-22

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 4, 2016 (INCEPTION) THROUGH JUNE 30, 2017

Revenue:
Interest income:	$74
Operating expenses:

Interest expense	138,749
Rent expense	45,493
General and administrative expenses	127,504
Total operating expenses	311,746
NET LOSS	$(311,672)
Loss per share (Note 12):
Basic and diluted net loss per share attributable to common shareholders	$(0.03)
Weighted-average number of shares	9,000,000

These financial statements shall be read in conjunction with the accompanying notes.

F-23

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM AUGUST 4, 2016 (INCEPTION) THROUGH JUNE 30, 2017

	Common Shares (1)	Par Value (2)	Additional Paid-In Capital	(Accumulated Deficit)	Other Comprehensive Income	Stockholders’ Equity
Issuance of common stock	9,000,000	$0.00001	$768	$-	$-	$769
Subscriptions to purchase ordinary shares of Glucose Biosensor Systems (Greater China) Holdings Inc..	-	-	2,126,476	-	-	2,126,476
Cost of issuance of convertible subordinated notes to be converted to shares	-	-	(169,479)	-	-	(169,479)
Deemed dividend in accordance with FASB ASC 805 for amounts incurred to parent to procure license	-	-	(7,561,321)	-	-	(7,561,321)
Foreign currency translation	-	-	-	-	2,717	2,717
Net Profit /(loss)	-	-	-	(311,672)	-	(311,672)
BALANCE - JUNE 30, 2017	9,000.000	$0.00001	$(5,603,556)	$(311,672)	$2,717	$(5,912,510)

(1)	This gives a retroactive effect to the stock split as per Note 10 in relation to changes in share structure since year end
(2)	This reflects the retroactive effect on par value originally at $1 as a result of the share split as per Note 10

These financial statements shall be read in conjunction with the accompanying notes.

F-24

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 4, 2016 (INCEPTION) THROUGH JUNE 30, 2017

Operating Activities:
Net loss	$(311,672)
Adjustments to reconcile net loss to net cash provided by operating activities:

Other comprehensive income	2,717
Changes in assets and liabilities:
Accounts payable and accrued expenses	65,067
Net cash used in operating activities	(243,888)
Investing Activities:
Net cash provided by investing activities	-
Financing Activities:
Cash proceeds from the issuance of convertible notes payable	3,848,593
Cash proceeds from the issuance of shares	769
Cash received from subscribers to ordinary shares	2,126,476
Cash paid for debt issuance costs	(314,271)
Cash paid to raise funds by the issuance of shares	(169,479)
Cash paid for expenditures relating to the issuance of new shares and debt	(337,087)
Cash paid in to procure license	(4,855,080)
Net cash provided by financing activities	299,921
CASH – ENDING	$56,033
Supplemental disclosure of cash flow information:
Interest paid	$138,749

These financial statements shall be read in conjunction with the accompanying notes.

F-25

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 1.	GOING CONCERN

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern (ASC 205-40) requires management to assess an entity’s ability to continue as a going concern within one year of the date of the financial statements are issued. In each reporting period, including interim periods, an entity is required to assess conditions known and reasonably knowable as of the financial statement issuance date to determine whether it is probable an entity will not meet its financial obligations within one year from the financial statement issuance date. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate it is probable the entity will be unable to meet its financial obligations as they become due within one year after the date the financial statements are issued.

The Company is an early stage and emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with early stage and emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future until such time, if at all, the Company completes the development process of its products, including regulatory approvals, and thereafter, begins to commercialize and achieve substantial acceptance in the marketplace for the first of a series of products in its medical device portfolio.

The Company incurred a net loss of $311,672 for the period from August 4, 2016 (inception) through June 30, 2017. At June 30, 2017, the Company had an accumulated deficit of $311,672, negative working capital of $5,912,510, $6,579,737, in current liabilities of which $3,534,322 are convertible notes that will convert to equity upon the proposed IPO, and cash of $56,033. In the near future, the Company anticipates incurring operating losses and does not expect to experience positive cash flows from operating activities and may continue to incur operating losses until it completes the development of its products and seeks regulatory approvals to market such products. These factors raise may raise doubt about the Company’s ability to continue as a going concern without sufficient capital.

The Company’s ability to fund its operations is dependent upon management’s plans, which include raising additional capital, including the Proposed Public Offering described in Note 3, obtaining regulatory approvals for its products currently under development, commercializing and generating revenues from products currently under development, and continuing to control expenses. However, there is no assurance the Company will be successful in these efforts.

A failure to raise sufficient capital, obtain regulatory approvals for the Company’s products, generate sufficient product revenues, or control expenditures, among other factors, may adversely impact the Company’s ability to meet its financial obligations as they become due and payable and to achieve its intended business objectives, and therefore, raises substantial doubt of the Company’s ability to continue as a going concern.

F-26

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 1.	GOING CONCERN (CONT.)

The Company’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Company be unable to continue as a going concern.

STOCK SPLIT

Effective November 5, 2017, each share of our issued and outstanding common stock became 90,000 shares of common stock and no fractional shares were issued. The accompanying financial statements and related disclosures give retroactive effect to the stock split for all periods presented.

NOTE 2.	ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Glucose Biosensor Systems (Greater China) Holdings, Inc. (the "Holdings") and its wholly owned subsidiary, Glucose Biosensor Systems (Greater China), Inc. are formed under the laws of the state of Delaware, and were formed on December 5, 2016 (collectively, the “Group”) and Glucose Biosensor Systems (Greater China) Pty Ltd ("GBSPL"), which was formed on August 4, 2016.  These three companies (collectively, the "Company") were formed to provide a noninvasive, pain free innovation to make it easier for people to manage diabetes.  As more fully described in Note 4, the Company purchased the license rights relating to saliva glucose biosensor technology for the Greater China Region from Life Science Biosensor Diagnostics Pty Ltd. ("Life Science"), the shareholder of the Company.

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Group prepares its consolidated financial statements using the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules and regulations of the Securities and Exchange Commission (“SEC”)

Principles of consolidation

On July 29, 2017, Life Science transferred to Holdings, in a non-reciprocal transfer, its shares in GBSPL. These shares comprised its 100% ownership of GBSPL. As a result, the accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control. All significant intercompany transactions and balances have been eliminated in consolidation.

A summary of the shares authorized and issued of each company at June 30, 2017 is listed below. (Refer to Note 10 for changes in capital structure since year end)

Name of entity	Country of incorporation	Shares authorized	Shares issued	Par value per share
Glucose Biosensor Systems (Greater China) Holdings, Inc.	United States	1,000	100	USD$	0.01
Glucose Biosensor Systems (Greater China) Pty Ltd	Australia	1,000	1,000	AUD$	1.00
Glucose Biosensor Systems (Greater China), Inc.	United States	1,000	100	USD$	0.01

F-27

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

During the period ended June 30, 2017, Glucose Biosensors Systems (Greater China) Pty Ltd. raised $3,848,593 $(5,013,800 Australian currency) through the issuance of notes that are convertible to equity at the completion of an initial public offering ("IPO").  Through June 30, 2017, the subscribers to a private placement of ordinary shares amounting to $2,126,476 $(2,770,000 Australian currency) were received.

Equity offering costs

The Group complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ASC 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to stockholders’ equity (deficit) upon the completion of an offering or to expense if the offering is not completed.  Offering costs amounting to $611,194 were capitalized as of June 30, 2017 The Company anticipates significant offering costs in connection with the proposed offering.

Revenue recognition

The Company shall recognize revenues when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is determinable, and collectability is reasonably assured.

Debt issuance cost

Debt issuance costs are being amortized using the effective interest rate method over the term of the loan and the amortization expense is recorded as part of interest expense of the consolidated statements of operations.

Income taxes

In accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 740, Income Taxes, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not that the positions will be sustained upon examination by taxing authorities. It also provides guidance for de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

As of June 30, 2017, the Group had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements. Additionally, the Group had no interest and penalties related to income taxes.

The Group accounts for current and deferred income taxes and, when appropriate, deferred tax assets and liabilities are recorded with respect to temporary differences in the accounting treatment of items for financial reporting purposes and for income tax purposes. Where, based on the weight of all available evidence, it is more likely than not that some amount of the recorded deferred tax assets will not be realized, a valuation allowance is established for that amount that, in management's judgment, is sufficient to reduce the deferred tax asset to an amount that is more likely than not to be realized.

F-28

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated from local (functional) currency to presentation currency (U.S. dollar) at the rate of exchange in effect on the consolidated balance sheets date; income and expenses are translated at the average rate of exchange prevailing during the year. Foreign currency translation adjustments resulted in a gain of $2,717, which is included in the "other comprehensive income" line item on the consolidated statement of cashflows.

Net Loss Per Share Attributable to Common Stockholders (“EPS”)

The Company calculates earnings per share attributable to common stockholders in accordance with ASC Topic 260, “Earning Per Share.” Basic net income (loss) per share attributable to common stockholders is calculated by dividing net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common stockholders by weighted-average common shares outstanding during the period plus potentially dilutive common shares, such as stock warrants.

Potentially dilutive common shares shall be calculated in accordance with the treasury stock method, which assumes that proceeds from the exercise of all warrants are used to repurchase common stock at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities.

The Company has incurred net losses during the period ended June 30, 2017 and the conversion of the convertible notes payable or the effect of the completion of the issuance of the shares in a private placement would be anti-dilutive, and thus is not included in loss per share calculation (see Note 6—Convertible Notes Payable).

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent events

In accordance with FASB ASC 855, Subsequent Events, management has evaluated subsequent events through December 28, , 2017, the date on which these consolidated financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements, except as disclosed herein.

F-29

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Recently adopted accounting pronouncement

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which amends FASB ASC 205, Presentation of Financial Statements. This update requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. ASU 2014-15 is effective for the Company’s annual reporting period ending June 30, 2017. The adoption of FASB ASU 2014-15 did not have a material effect on the Group’s consolidated financial statements.

Recently issued but not yet effective accounting pronouncement (continued)

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize revenue to depict the transfer of promised good or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU will replace most existing revenue recognition guidance in GAAP, including industry specific guidance, when it becomes effective. This new guidance is effective for years beginning after December 15, 2017.  The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases ("ASU 2016-02"). This update requires all leases with a term greater than 12 months to be recognized on the balance sheet through a right-of-use asset and a lease liability and the disclosure of key information pertaining to leasing arrangements. This new guidance is effective for years beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the effect that ASU 2016-02 will have on its financial statements and related disclosures, but has not yet determined the timing of adoption.

F-30

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 4.	LICENSING RIGHTS:

At June 30, 2017, licensing rights consists of the following:

Licensing rights
Amount Incurred to procure license	7,561,321
Less charged to equity as per FASB ASC 805	(7,561,321)

Licensing rights, net of amortization & charged to equity	$-

From August 5, 2016 to 30th June 2017, the Company paid Life Science a total of $4,855,080 and has a liability of $2,706,241 to procure the right to license and develop the technology that is described in Notes 2 and 9.  The Company shall pay royalties of sales, as defined.  The agreement shall be for the term of the applicable patents.  The licensing agreement has a twenty five year term. No royalties have been incurred through June 30, 2017.

The licensing rights are carried at Life Science’s historical cost of $0, with the excess of the amount paid over historical cost reflected as a deemed dividend, given this was a transaction between entities under common control.

NOTE 5.	CONCENTRATION OF CREDIT RISK

The Company places its cash and cash equivalents, which may at times be in excess of the Australia Financial Claims Scheme or the United States' Federal Deposit Insurance Corporation insurance limits, with high credit quality financial institutions and attempts to limit the amount of credit exposure with any one institution.

NOTE 6.	CONVERTIBLE NOTES PAYABLE

At June 30, 2017, convertible notes payable consists of the following:

Convertible Notes Payable	$3,848,593
Less unamortized debt issuance costs	(314,271)
Debt less unamortized debt issuance costs	$3,534,322

Investors have subscribed to a Glucose Biosensor Systems (Greater China) 7% Convertible Note Issue during the period ended June 30, 2017.  The Notes bear interest at the rate of 7% per annum payable quarterly in arrears. The Notes are unsecured and mature on December 31, 2019.

The Notes also provide that there shall be a 15% discount on the IPO Price on the offer document intended to be filed with an approved stock exchange.

F-31

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 7.	SUBSCRIPTIONS TO PURCHASE ORDINARY SHARES OF GLUCOSE BIOSENSOR SYSTEMS (GREATER CHINA) PTY LTD

The Company has received subscriptions to purchase ordinary shares of Glucose Biosensor Systems (Greater China) Pty Ltd  and together with the subsequent conversion of notes payable to shares, the Company estimates that a maximum of 12,083,333 shares shall be on issue upon the successful completion of the IPO.  The amounts representing these subscriptions to purchase ordinary shares are credited to additional paid-in-capital in the amount of $2,126,476.

With each subscription to share capital there is a Loyalty Warrant Entitlement.  The terms of the Entitlement provide that the holder can exercise one warrant to purchase one common share at the IPO price during years two through to year three following the IPO. At exercise date, the shareholder must hold for each warrant to be exercised, one underlying common share to exercise the warrant The warrants are not transferable and apply to the number of shares that were subscribed for.  In addition, the warrants do not apply to the convertible note holders.

NOTE 8.	LOANS PAYABLE

As at 30th June 2017 the company had a liability to its parent Life Science of $2,706,241 as a result of procuring the license. This is payable as and when the Company raises capital for the purpose of paying this amount otherwise the amount will be converted to capital. This liability is not interest bearing.

NOTE 9.	RELATED-PARTY TRANSACTIONS

As more fully described in Note 8, the Company has a liability of $2,706,241 to an affiliate.

As more fully described in Note 4, the Company paid Life Science a total of $4,855,080 and has a liability of $2,706,241 to procure the right to license and develop the technology.

The Company rents office space from Life Science on a month-to-month basis. Rent expense incurred during the period ended June 30, 2017 amounted to $45,493.

The above transactions have been determined by directors to be on an arm’s length basis.

NOTE 10.	SUBSEQUENT EVENTS

On July 29, 2017, in a nonreciprocal transfer, Life Sciences transferred ownership of its 1,000 shares of Glucose Biosensor Systems (Greater China) Pty Ltd to Glucose Biosensor Systems (Greater China) Holdings, Inc.

On October 30, 2017 the authorized capital was increased to 22,000,000 with a par value of $0.01 each consisting of 20,000,000 shares of common stock and 2,000,000 shares of preferred stock.

On November 5, 2017 the Company conducted a stock split of one to 90,000 resulting in issued common stock of 9,000,000

Since the end of the financial year, as at the date of this report there has been an additional $1,371,407 received for the equivalent of 1,371,407 convertible notes resulting in the total proceeds received for the convertible note offering reaching $5,220,000 and an additional $4,430,330 received for the equivalent of 590,710 ordinary shares resulting in the total share offering reaching $6,556,806.

F-32

Glucose Biosensor Systems (Greater China) Holdings Inc & Subsidiaries

Consolidated Financial Statements

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

NOTE 11.	NET OPERATING LOSSES

The Company shall file its income tax returns with the Internal Revenue Service and Australian Taxation Office.  The Company has net operating loss carry forwards of $311,672 which are derived from its operations in Australia and the US and are available to reduce future taxable income. Such loss carryforwards may be carried forward indefinitely, subject to compliance with tests of continuity and additional rules.

The net operating loss carried forward give rise to a deferred tax asset of approximately $94,000. However, the Company has determined that a valuation allowance of $ 94,000 against such deferred tax asset is necessary, as it cannot be determined that the carryforwards will be utilized.

NOTE 12.	LOSS PER SHARE

On November 5, 2017 the Company conducted a stock split of one to 90,000 resulting in issued common stock of 9,000,000. The loss per share as of 30th June 2017 prior to the stock split was:

Basic and diluted net loss per share attributable to common stockholders based upon actual shares issued as at 30th June 2017	$(3,117)
Weighted-average number of shares used in calculating loss per share attributable to common stockholders, basic and diluted common shares based upon actual shares issued as at 30th June 2017	100

Subsequent to the split, the revised loss per share was :

Loss per share:
Basic and diluted net loss per share attributable to common stockholders based upon retroactive effect of 90,000 to 1 stock split post year end	$(0.03)
Weighted-average number of shares used in calculating loss per share attributable to common stockholders, basic and diluted common shares based upon retroactive effect of 90,000 to 1 stock split post year end	9,000,000

F-33

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

1.1*	Form of Placement Agency Agreement between the Company and Cuttone & Co., LLC
2.1	Certificate of Incorporation (incorporated by reference to Exhibit 2.1 to the Company’s DOS dated December 29, 2017 filed as Exhibit 15.1 of this Form 1-A)
2.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 2.2 to the Company’s DOS dated December 29, 2017 filed as Exhibit 15.1 of this Form 1-A)
2.3	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 2.3 to the Company’s DOS dated December 29, 2017 filed as Exhibit 15.1 of this Form 1-A)
2.4	Certificate of Amendment to Certificate of Incorporation (reverse stock split) (incorporated by reference to Exhibit 2.4 to the Company’s DOS/A dated August 14, 2018 filed as Exhibit 15.3 of this Form 1-A)
2.5	Amended and Restated By-laws (incorporated by reference to Exhibit 2.4 to the Company’s DOS dated December 29, 2017 filed as Exhibit 15.1 of this Form 1-A)
3.1	Form of Certificate of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s DOS dated December 29, 2017 filed as Exhibit 15.1 of this Form 1-A)
3.2	Form of Warrant issued in connection with the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s DOS dated December 29, 2017 filed as Exhibit 15.1 of this Form 1-A)
3.3	Form of Convertible Promissory Note (incorporated by reference to Exhibit 3.3 to the Company’s DOS/A dated June 18, 2018 filed as Exhibit 15.2 of this Form 1-A)
3.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 3.4 to the Company’s DOS/A dated August 14, 2018 filed as Exhibit 15.3 of this Form 1-A)
4.1	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s DOS/A dated September 11, 2018 filed as Exhibit 15.4 of this Form 1-A)
6.1	2017 Equity Incentive Plan (incorporated by reference to Exhibit 6.1 to the Company’s DOS dated December 29, 2017 filed as Exhibit 15.1 of this Form 1-A)
6.2	Technology License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd, dated August 25, 2017 (incorporated by reference to Exhibit 6.2 to the Company’s DOS/A dated September 11, 2018 filed as Exhibit 15.4 of this Form 1-A)
6.3	Variation Agreement to Technology License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd, dated December 8, 2017 (incorporated by reference to Exhibit 6.3 to the Company’s DOS/A dated September 11, 2018 filed as Exhibit 15.4 of this Form 1-A)
6.4	Second Variation Agreement to Technology License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd., dated April 2018 (incorporated by reference to Exhibit 6.4 to the Company’s DOS/A dated June 18, 2018 filed as Exhibit 15.2 of this Form 1-A)
6.5	Third Variation Agreement to Technology License Agreement dated July 10, 2018 (incorporated by reference to Exhibit 6.5 to the Company’s DOS/A dated August 14, 2018 filed as Exhibit 15.3 of this Form 1-A)
6.6	Form of Lock-Up Agreement (previously filed as Exhibit 6.6 to the Company’s Form 1-A dated October 19, 2018)
6.7	Master Services Agreement between the Company and iQ3 Corp Limited, an affiliated party (incorporated by reference to Exhibit 6.7 to the Company’s DOS/A dated September 11, 2018 filed as Exhibit 15.4 of this Form 1-A)
6.8	Medical Affairs Services Agreement between the Company and Clinical Research Corporation, an affiliated party (incorporated by reference to Exhibit 6.8 to the Company’s DOS/A dated August 14, 2018 filed as Exhibit 15.3 of this Form 1-A)
6.9	Employment Agreement between the Company and Dr. Jean-Claude Becker dated September 24, 2018 (incorporated by reference to Exhibit 6.9 to the Company’s DOS/A dated September 27, 2018 filed as Exhibit 15.6 of this Form 1-A)
6.10	Form of Technology Services Agreement with Prime Trust, LLC (previously filed as Exhibit 6.10 to the Company’s Form 1-A dated October 19, 2018)
6.11	Employment Agreement between the Company and Ms. Gavrilenko dated August 8, 2018 (previously filed as Exhibit 6.11 to the Company’s Form 1-A dated October 19, 2018)
8.1	Form of Escrow Agreement with Prime Trust, LLC (previously filed as Exhibit 8.1 to the Company’s Form 1-A dated October 19, 2018)
11.1*	Consent of BDO East Coast Partnership
11.2	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 12.1)
12.1	Opinion of Hughes Hubbard & Reed LLP (incorporated by reference to Exhibit 12.1 to the Company’s DOS/A dated September 11, 2018 filed as Exhibit 15.4 of this Form 1-A)
13.1	Testing the Waters materials (incorporated by reference to Exhibit 13.1 to the Company’s DOS/A dated September 27, 2018 filed as Exhibit 15.6 of this Form 1-A)
13.2	Testing the Waters materials (previously filed as Exhibit 13.2 to the Company’s Form 1-A dated October 19, 2018)
15.1	Draft offering statement previously submitted pursuant to Rule 252(d) dated December 29, 2017 (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2	Draft amended offering statement previously submitted pursuant to Rule 252(d) dated June 18, 2018 (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3	Draft amended offering statement previously submitted pursuant to Rule 252(d) dated August 14, 2018 (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.4	Draft amended offering statement previously submitted pursuant to Rule 252(d) dated September 11, 2018 (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.5	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d) (previously filed as Exhibit 15.5 to the Company’s Form 1-A dated October 19, 2018)
15.6	Draft amended offering statement previously submitted pursuant to Rule 252(d) dated September 27, 2018 (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Company’s Form 1-A/A dated November 7, 2018)

_____________________

*       Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on November 15, 2018.

Glucose Biosensor Systems (Greater China) Holdings, Inc.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

*		Dated: November 15, 2018
Name:	Mr. Jonathan S. Hurd
Title:	Chairman & Director

/s/ Harry Simeonidis		Dated: November 15, 2018
Name:	Mr. Harry Simeonidis
Title:	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*		Dated: November 15, 2018
Name:	Dr. Jean-Claude Becker
Title:	Executive Vice President, Chief Operating Officer & Director

*		Dated: November 15, 2018
Name:	Ms. Victoria Gavrilenko
Title:	Treasurer, Secretary & Director

*		Dated: November 15, 2018
Name:	Dr. John Caminis
Title:	Director

*		Dated: November 15, 2018
Name:	Dr. Yong Hei
Title:	Director

*	/s/ Spiro Sakiris
Spiro Sakiris
Attorney-In-Fact

III-2